AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ---------

                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)

         COLORADO                               6311                       84-0755371
         --------                               ----                       ----------
(State or other jurisdiction of      (Primary standard industrial       (I.R.S. Employer
incorporation or organization)       classification code number)       Identification No.)

                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752
                                 (512) 837-7100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                            MARK A. OLIVER, PRESIDENT
                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752
                                 (512) 837-7100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------
                                   COPIES TO:

REID A. GODBOLT, ESQ.                                        PHILLIP E. ALLEN, ESQ.
NATHAN D. SIMMONS, ESQ.                                      THE MARKETPLACE, SUITE 130
JONES & KELLER, P.C.                                         12910 SHELBYVILLE ROAD
1625 BROADWAY, 16TH FLOOR                                    LOUISVILLE, KENTUCKY 40243
DENVER, COLORADO 80202                                       (502) 254-1213
(303) 573-1600

                                    ---------

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS OF                                 PROPOSED MAXIMUM             PROPOSED              AMOUNT OF
       SECURITIES TO BE               AMOUNT TO             OFFERING PRICE          MAXIMUM AGGREGATE       REGISTRATION
          REGISTERED                BE REGISTERED             PER SHARE              OFFERING PRICE              FEE
    ----------------------          -------------          ----------------         ------------------      ------------
    Class A Common Stock,             ______(1)                $____(1)                $17,188,918           $1,582 (2)
         No Par Value                 shares

----------
(1)   Amount left blank pursuant to Rule 457(o).

(2)   Fee calculated pursuant to Rule 457(o).

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                           FIRST ALLIANCE CORPORATION
                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING

WHAT:   Special Shareholders' Meeting

WHEN:   _______, ______, 2003, 9:00 a.m. Eastern Standard Time

WHERE:  Lexington, Kentucky

We are having a Special Shareholders' Meeting of First Alliance Corporation ("First Alliance") to:

- Vote on a merger agreement with a subsidiary of Citizens, Inc. ("Citizens") dated November 7, 2002 (the "Merger"); and

- Transact any other business that may properly come before the meeting or any adjournment.

We describe the proposed merger more fully in the proxy statement/prospectus attached to this notice.

IF THE MERGER IS APPROVED                                       WHO CAN VOTE
-------------------------                                       ------------
-     Shares of First Alliance will be converted into           -     Only First Alliance shareholders at the close of
      shares of Citizens Class A common stock as                      business on _______, 2003, may vote at the meeting.
      described in the accompanying document.

- First Alliance will become a subsidiary of Citizens, Inc.



                                RIGHT TO DISSENT

         If you disagree with the Merger, you may seek payment for your First Alliance shares by strictly following the dissent procedures described in Appendix B.

      Shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage-prepaid envelope. With your proxy, your shares will be voted at the meeting as instructed if you cannot attend in person. Even if you send in your proxy, you may reclaim your right to vote in person when you attend the meeting.

                                    By Order of the Board of Directors

                                    Michael N. Fink, President

Lexington, Kentucky
________, 2003


                                      (ii)

                           FIRST ALLIANCE CORPORATION
                PROXY STATEMENT FOR SPECIAL SHAREHOLDERS' MEETING
                            TO BE HELD ________, 2003

                                        CITIZENS, INC. PROSPECTUS
                  [CITIZENS LOGO]     CLASS A COMMON STOCK, NO PAR
                                                 VALUE
                                         UP TO 2,290,000 SHARES

This document:

- is furnished by the Board of Directors of First Alliance to request a proxy for voting your First Alliance common stock on the Plan and Agreement of Merger dated November 7, 2002 (the "Merger Agreement") among First Alliance, Citizens and Citizens Acquisition, Inc. ("Acquisition"), a recently formed subsidiary of Citizens; and

- registers the shares of Class A common stock of Citizens to be issued in exchange for First Alliance shares if the Merger occurs. Citizens Class A common stock is traded on the New York Stock Exchange under the symbol "CIA." On _______, 2003, the closing price of Citizens Class A common stock was $____ per share.

                            ------------------------

      THE MERGER

      If the Merger occurs, and you do not dissent to the Merger in accordance with the procedures described in Appendix B, you will receive a number of shares of Citizens Class A common stock having an aggregate market value equal to the agreed value of the shares of First Alliance common stock owned by you. The per share market value of Citizens Class A common stock will equal its average closing price as reported on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the Merger. The First Alliance Board of Directors has agreed to a value of your First Alliance common stock of $3.02 per share. Fractional shares will be rounded up to the nearest whole share of Citizens Class A common stock. If the Merger occurs, Citizens will mail you instructions for exchanging your First Alliance shares for Citizens Class A common stock.

      The First Alliance Board Of Directors UNANIMOUSLY RECOMMENDS that shareholders APPROVE the Merger.

                            ------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this proxy statement-prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

      THE SECURITIES OF CITIZENS INVOLVE SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12.

                            ------------------------

                  The date of this proxy statement-prospectus is ______, 2003, and it is first being mailed to the shareholders of First Alliance on or about ________, 2003.


                                     (iii)

                             TABLE OF CONTENTS                                                                         Page
                                                                                                                       ----
AVAILABLE INFORMATION                                                                                                     1
INCORPORATION OF DOCUMENTS BY REFERENCE                                                                                   1
FORWARD-LOOKING STATEMENTS                                                                                                3
SUMMARY                                                                                                                   4
PLAN AND AGREEMENT OF MERGER                                                                                              6
SUMMARY SELECTED FINANCIAL DATA                                                                                          10
RISK FACTORS                                                                                                             12
SPECIAL MEETING OF FIRST ALLIANCE SHAREHOLDERS                                                                           19
PROPOSED MERGER                                                                                                          21
CERTAIN FEDERAL INCOME TAX CONSEQUENCES                                                                                  34
INFORMATION CONCERNING FIRST ALLIANCE                                                                                    39
COMPARISON OF RIGHTS OF SECURITYHOLDERS                                                                                  40
EXPERTS                                                                                                                  43
LEGAL MATTERS                                                                                                            43
OTHER MATTERS                                                                                                            43

APPENDIX A - Plan and Agreement of Merger - First Alliance Corporation, Citizens, Inc. and Citizens Acquisition, Inc.

APPENDIX B - Subtitle 13 of the Kentucky 1988 Business Corporation Act

APPENDIX C - First Alliance Corporation Annual Report on Form 10-KSB For the Year Ended December 31, 2001.

APPENDIX D - First Alliance Corporation Quarterly Report on Form 10-QSB For the Quarter Ended September 30, 2002.

APPENDIX E - Opinion of Financial Advisor to First Alliance Corporation

                            ------------------------

      THIS PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CITIZENS THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. YOU MAY OBTAIN THIS INFORMATION WITHOUT CHARGE BY REQUEST TO SECRETARY, CITIZENS, INC., P.O. BOX 149151, AUSTIN, TEXAS 78714-9151; TELEPHONE (512) 837-7100. TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE MEETING, OR __________, 2003.

                            ------------------------


                                      (iv)

                              AVAILABLE INFORMATION

      Both Citizens and First Alliance file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, telephone (800) SEC-0330, and at the regional offices of the SEC at 233 Broadway, New York, New York 10279, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies may be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Both Citizens' and First Alliance's SEC filings may be viewed on the SEC Internet website at http://www.sec.gov.

      Citizens has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, for the shares of Citizens Class A common stock to be issued in connection with the transactions described in this proxy statement-prospectus. In accordance with SEC rules and regulations, this proxy statement-prospectus does not contain all the information in the registration statement. For further information, please see the registration statement, including its exhibits. Statements contained in this proxy statement-prospectus concerning the provisions of documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the registration statement.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been filed by Citizens (File No. 0-16509) and First Alliance (File No. 33-67312) with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference into this proxy statement-prospectus:

o Citizens' Annual Report on Form 10-K filed on March 27, 2002, for the year ended December 31, 2001;

o the description of Citizens' Class A common stock contained in its Registration Statement on Form 8-A declared effective by the SEC on or about August 22, 2002;

o Citizens' Quarterly Reports on Form 10-Q filed on or about (i) May 14, 2002 for the period ended March 31, 2002, (ii) August 14, 2002, for the period ended June 30, 2002, and (iii) November 14, 2002, for the period ended September 30, 2002;

o Citizens' Current Reports on Form 8-K filed on or about July 17, 2002 and August 7, 2002;

o First Alliance's Quarterly Reports on Form 10-QSB filed on or about (i) May 15, 2002 for the period ended March 31, 2002, and (ii) August 15, 2002 for the period ended June 30, 2002;

o First Alliance's Current Reports on Form 8-K filed on or about April 4, 2002 and November 20, 2002.

      All documents filed by Citizens and First Alliance pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and prior to the shareholder meeting of First Alliance are incorporated by reference into this proxy statement-prospectus from the date of the filing of the documents.

      Any statement contained in this proxy statement-prospectus or incorporated in this document by reference will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this document or in any subsequently filed document that is also incorporated by reference in this proxy statement-prospectus modifies or supersedes such statement.

                           FORWARD-LOOKING STATEMENTS

      Certain statements contained in this proxy statement-prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements include specifically identified forward-looking statements within this proxy statement-prospectus. In addition, statements in future filings by Citizens and First Alliance with the SEC, in press releases, and in oral and written statements made by or with the approval of Citizens or First Alliance which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements, include: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items; (ii) statements of plans and objectives of Citizens or First Alliance or any of their management or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying those statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "may," "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

      Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (i) the strength of foreign and U.S. economies in general and the strength of the local economies from which applications for insurance may be received; (ii) the effects of and changes in trade, monetary and fiscal policies and laws on insurance sales and operations; (iii) inflation, interest rates, market and monetary fluctuations and volatility; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by existing and potential customers; (v) changes in consumer spending, borrowing and saving habits; (vi) concentrations of business from persons residing in third world countries; (vii) the ability of Citizens to consummate and integrate acquisitions; (viii) the persistency of existing and future insurance policies sold by Citizens and First Alliance; (ix) the dependence of Citizens on its Chairman of the Board; (x) the ability to control expenses; (xi) the effect of changes in laws and regulations, including those concerning insurance and tax, with which Citizens and First Alliance must comply; (xii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xiii) changes in the organization and compensation plans of Citizens and First Alliance; (xiv) the costs and effects of litigation and of unexpected or adverse outcomes in litigation; and (xv) the success of Citizens and First Alliance at managing the above risks.

      These forward-looking statements speak only as of the date on which the statements are made, and Citizens and First Alliance undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which a statement is made to reflect the occurrence of unanticipated events.

                                     SUMMARY

      This is a summary. Please read the entire proxy statement-prospectus before you make an investment decision.

PARTIES TO THE MERGER

      First Alliance, a Kentucky corporation, is a life insurance holding company. First Alliance's principal executive office is located at 3385 Executive Drive, Suite 308, Lexington, Kentucky 40505 and its telephone number there is (859) 299-7656.

      Citizens, a Colorado corporation, is a life insurance holding company. Citizens' principal executive office is located at 400 East Anderson Lane, Austin, Texas 78752, and its telephone number there is (512) 837-7100.

      Acquisition, a Kentucky corporation, is a wholly-owned subsidiary of Citizens which was formed solely for the purpose of merging with and into First Alliance as part of the Merger. In the Merger, First Alliance will be the surviving corporation, and it will become a wholly-owned subsidiary of Citizens. Acquisition will cease to exist after the Merger.

      On October 30, 2002, Citizens purchased approximately 9.9% of the common stock of Mid American Century Life Insurance Corporation, a Missouri life insurance company, from its parent company, Mid American Alliance Corporation, for $524,000. First Alliance and its affiliates own approximately 12.5% of the common stock of Mid American Alliance Corporation. Other than this recent stock purchase, neither First Alliance, nor any of its officers or directors are affiliated with Citizens, nor are any officers or directors of Citizens affiliated with First Alliance.

      The common stock of First Alliance is not listed on a stock exchange or traded regularly through security brokerage firms, and there is virtually no trading activity. Consequently, First Alliance is unable to determine a reliable market value for its stock. For an explanation of the manner in which Citizens and First Alliance negotiated the share exchange ratios, see "Proposed Merger--Background and Reasons--First Alliance."

DATE, TIME AND PLACE OF SPECIAL MEETING OF FIRST     The special meeting of First Alliance shareholders will
ALLIANCE                                             be held on __________, 2003 at 9:00 a.m., Eastern
                                                     Standard Time, at _________________, Lexington,
                                                     Kentucky.

PERSONS ENTITLED TO VOTE; RECORD DATE                The record date for shareholders of First Alliance to
                                                     vote at the special meeting is the close of business on
                                                     ______, 2003. Only shareholders as of the record date
                                                     will be notified of, and be entitled to vote at, the
                                                     special meeting.

BUSINESS TO BE TRANSACTED                            At the special meeting, shareholders of First Alliance
                                                     will be asked to vote upon a Merger Agreement under
                                                     which Acquisition will be merged into First Alliance,
                                                     and First Alliance shares to which dissenters' rights
                                                     have not been perfected will be converted into Class A
                                                     common stock of Citizens.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF          The First Alliance Board of Directors has unanimously
FIRST ALLIANCE                                       approved of the Merger Agreement and RECOMMENDS that the
                                                     shareholders vote FOR APPROVAL of the Merger. The First
                                                     Alliance Board reviewed several factors in reaching its
                                                     decision to recommend that shareholders vote to approve
                                                     the Merger. The First Alliance Board has also received
                                                     an opinion of Professional Bank Services, Inc., an
                                                     investment banking firm, that the Merger is fair from a
                                                     financial point of view to the shareholders of First
                                                     Alliance. See "Proposed Merger--Background and Reasons--
                                                     Recommendation of First Alliance's Board of Directors."

INTERESTS OF CERTAIN PERSONS IN THE MERGER           The Chairman of the Board and President of First
                                                     Alliance, Michael N. Fink, as well as Scott J.
                                                     Engebritson, Vice-Chairman of the Board of First
                                                     Alliance, have interests in the Merger in addition to
                                                     their interests as shareholders of First Alliance. Upon
                                                     the closing of the Merger, Citizens will enter into
                                                     five-year employment agreements with both persons. See
                                                     "Proposed Merger--Interests of Certain Persons in the
                                                     Merger."

PROXY REVOCABILITY                                   Proxies of shareholders of First Alliance are revocable
                                                     at any time prior to voting at the special meeting.
                                                     See "Special Meeting of First Alliance Shareholders--
                                                     Revocability of Proxies."

REQUIRED VOTES                                       Approval of the Merger and the transactions contemplated
                                                     thereby requires the affirmative vote of a majority of
                                                     the outstanding shares of First Alliance common stock.
                                                     See "The Special Meeting of First Alliance Shareholders--
                                                     Voting Securities." No shareholder vote of Citizens is
                                                     required by the Merger Agreement or applicable law.

OUTSTANDING SHARES                                   As of the record date there were 5,691,656 shares of
                                                     First Alliance common stock outstanding. As of the
                                                     record date, First Alliance's directors, executive
                                                     officers and their affiliates held 1,215,500 shares of
                                                     First Alliance common stock or a total of 21.9% of the
                                                     shares entitled to vote.

                          PLAN AND AGREEMENT OF MERGER

CONSIDERATION FOR YOUR SHARES                        If the Merger occurs, you will receive a number of
                                                     shares of Citizens Class A common stock equal in market
                                                     value to the value of the shares of First Alliance
                                                     common stock owned by you. The per share market value of
                                                     Citizens Class A common stock will equal its average
                                                     closing price as reported on the New York Stock Exchange
                                                     for the 20 trading days immediately preceding the
                                                     closing of the Merger. The value of your First Alliance
                                                     common stock has been agreed by the First Alliance Board
                                                     of Directors to be $3.02 per share. Fractional shares
                                                     will be rounded up to the nearest whole share of
                                                     Citizens Class A common stock. Fractional shares will
                                                     not be issued. Any First Alliance shareholder who
                                                     perfects dissenters' rights under Kentucky law will
                                                     receive cash in lieu of Citizens Class A common stock.
                                                     See "Proposed Merger--Receipt of Citizens Shares" and
                                                     "Rights of Dissenting Shareholders."

CLOSING DATE                                         The parties anticipate that the closing of the Merger
                                                     will occur and the Merger will become effective shortly
                                                     after the conditions in the Merger Agreement (including
                                                     shareholder approval) are satisfied.

CONDUCT OF BUSINESS PRIOR TO CLOSING                 First Alliance has agreed that it will not:

                                                     -     enter into any transactions prior to the Merger
                                                           with Citizens other than in the ordinary course of
                                                           business;

                                                     o     pay shareholder dividends or increase the
                                                           compensation of officers; nor

                                                     o     enter into any agreement or transaction which will
                                                           adversely affect its respective financial
                                                           condition. See "Proposed Merger--Conduct of
                                                           Business Pending the Merger; the Covenants of the
                                                           Parties."

DISSENTERS' RIGHTS                                   First Alliance shareholders may dissent from the Merger
                                                     applicable to them and demand payment of their share
                                                     values in cash. If holders of more than 2.5% of the
                                                     outstanding shares of First Alliance (approximately
                                                     142,300 shares) perfect their dissenter's rights,
                                                     Citizens may cancel the Merger. See "Rights of
                                                     Dissenting Shareholders," "Proposed Merger--Other
                                                     Conditions to Consummation of the Merger," and Appendix
                                                     B which contains copies of the Kentucky statutes for
                                                     dissenting shareholder procedures.

CONDITIONS TO THE MERGER                             In addition to approval by the shareholders of First
                                                     Alliance, the Merger is subject to satisfaction of other
                                                     conditions including:

                                                     o     approval by the Commissioners of Insurance of
                                                           Kentucky and Arkansas, as well as the
                                                           Superintendent of Insurance of Missouri;

                                                     o     the performance by each party of its obligations;

                                                     o     the absence of any legal proceeding relating to
                                                           the transactions contemplated by the Merger
                                                           Agreement;

                                                     o     the continued material accuracy of representations
                                                           made by each party; and

                                                     o     the delivery of legal opinions. See "Proposed
                                                           Merger -- Other Conditions."

OPERATIONS OF FIRST ALLIANCE AFTER THE MERGER        Following the Merger, First Alliance will continue to
                                                     operate in its location under a joint management team,
                                                     with the consolidation of computer data processing in
                                                     Citizens' system. Citizens will continue to evaluate the
                                                     personnel, business practices and opportunities for
                                                     First Alliance and may make such changes as it deems
                                                     appropriate following the Merger.

SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS         The Merger is intended to be treated as a
                                                     reorganization. Accordingly, for federal income tax
                                                     purposes it is anticipated that:

                                                     o     no gain or loss will generally be recognized by
                                                           holders of First Alliance common stock on the
                                                           exchange of their shares of stock for Citizens
                                                           Class A common stock;

                                                     o     the holding period for Citizens Class A common
                                                           stock received in the Merger will include the
                                                           holding period for the First Alliance common stock
                                                           surrendered in exchange therefor; and

                                                     o     the aggregate adjusted tax basis of Citizens Class
                                                           A common stock received by a First Alliance
                                                           shareholder will be the same as the basis of the
                                                           stock surrendered in exchange therefor.

                                                     Consummation of the Merger is conditioned upon receipt
                                                     of an opinion of counsel substantially to such effect.
                                                     However, a ruling from the Internal Revenue Service is
                                                     not being sought in connection with the Merger. The
                                                     opinions of counsel are subject to certain assumptions
                                                     and qualifications and are not binding on the Internal
                                                     Revenue Service. If the Merger was not to qualify as
                                                     a reorganization, the exchange of shares would be taxable.
                                                     See "Certain Federal Income Tax Consequences."

TERMINATION AND AMENDMENT OF THE FIRST ALLIANCE      The Merger Agreement may be terminated by any party if
MERGER AGREEMENT                                     the Merger does not become effective by May 7, 2003. See
                                                     "Proposed Merger---Other Conditions." The Merger
                                                     Agreement may also be terminated at any time prior to
                                                     becoming effective:

                                                     o     by unanimous consent of the parties;

                                                     o     by any party if a suit, action, or proceeding
                                                           threatens to prohibit the Merger; or

                                                     o     by any party who discovers a material error in the
                                                           representations of another party.


OTHER MATTERS                                        The First Alliance Board knows of no other matters that
                                                     will come before the meeting. If any additional matters
                                                     come before the meeting, the proxies will be voted at
                                                     the discretion of the proxy holders.



FORWARD-LOOKING STATEMENTS                           Certain statements contained or incorporated by
                                                     reference in this proxy statement-prospectus relate to
                                                     future matters which are qualified in certain respects.
                                                     See "Forward-Looking Statements," "Available
                                                     Information" and "Incorporation of Documents by
                                                     Reference."

                         SUMMARY SELECTED FINANCIAL DATA

      The tables below set forth in summary certain selected financial data of Citizens and First Alliance.

      Citizens' financial data at or for the nine months ended September 30, 2002 and 2001 is derived from the unaudited consolidated financial statements of Citizens and subsidiaries incorporated by reference in this proxy statement-prospectus. Citizens' financial data at or for the years ended December 31, 1997 through 2001 is derived from audited consolidated financial statements of Citizens and its subsidiaries. The data for Citizens is presented in conformity with U.S. Generally Accepted Accounting Principles ("GAAP").

      First Alliance's financial data at or for the nine months ended September 30, 2002 and 2001 is derived from the unaudited consolidated financial statements of First Alliance included elsewhere or incorporated by reference in this proxy statement/prospectus. First Alliance's financial data at or for the years ended December 31, 1997 through 2001 is derived from audited consolidated financial statements of First Alliance and its subsidiaries. The data for First Alliance is presented in conformity with GAAP.

                                 CITIZENS, INC.
                    (in thousands, except per share amounts)

                                      AT OR FOR THE NINE MONTHS                         AT OR FOR THE YEAR ENDED
                                          ENDED SEPTEMBER 30,                                 DECEMBER 31,
                                      -------------------------       -------------------------------------------------------------
                                          2002          2001          2001          2000          1999          1998           1997
                                          ----          ----          ----          ----          ----          ----           ----
Revenues                              $  59,320     $  49,418     $  67,647     $  66,678     $  71,877     $  72,685      $  65,027
Net income (loss)                         2,900         2,464         3,963         2,053         1,271        (6,721)         3,426
Basic and diluted earnings
  (loss) per share                          .10           .09           .16           .08           .05          (.27)           .14
Total assets                            320,478       287,195       282,086       267,842       255,485       253,384        249,519
Total liabilities                       222,860       204,222       199,364       190,529       183,218       178,480        169,938
Total shareholders' equity               97,617        82,973        82,722        77,313        72,267        74,904         79,581
Book value per share(1)                    3.28          2.87          2.86          2.68          2.50          2.66           2.90

---------
(1)   Reflects stock dividends paid in 2002, 2000 and 1999.

                           FIRST ALLIANCE CORPORATION
                    (in thousands, except per share amounts)

                                         At or for the Nine Months                       At or for the Year Ended
                                            Ended September 30,                                 December 31,
                                         -------------------------      ----------------------------------------------------------
                                             2002         2001          2001           2000         1999         1998         1997
                                             ----         ----          ----           ----         ----         ----         ----
Revenues                                  $  5,916     $  4,029      $  5,582      $  4,481      $  4,113     $  2,895     $  1,655
Net income (loss)                              993          (29)         (149)          (60)          140          134         (681)
Basic and diluted earnings
  (loss) per share                             .18         (.01)         (.03)         (.01)          .02          .02         (.12)
Total assets                                28,662       22,542        23,896        21,085        18,694       15,233       13,298
Total liabilities                           18,331       13,064        14,485        10,935         7,758        4,406        2,732
Total shareholders' equity                  10,331        9,478         9,411        10,150        10,936       10,827       10,566
Book value per share                          1.84         1.71          1.69          1.84          1.94         1.93         1.89

COMPARATIVE PER SHARE INFORMATION

      The following table presents historical per share data of Citizens and First Alliance. The comparative per share data are derived from, and should be read together with, the audited historical financial statements and unaudited interim financial statements of Citizens that are incorporated by reference into this proxy statement-prospectus and the audited historical financial statements and unaudited interim financial statements of First Alliance included elsewhere in this proxy statement-prospectus. See "Available Information" and First Alliance's annual and year-to-date financial statements included as Appendices C and D to this proxy statement-prospectus.

                                                                          FIRST
                                                            CITIZENS     ALLIANCE
                                                            --------     --------
Earnings/(loss) per share - basic and diluted
     Fiscal year ended December 31, 2001                      $ .16       $(.03)
     Nine months ended September 30, 2002                     $ .10       $ .18

Book value per share as of September 30, 2002                 $3.28       $1.84

                                  RISK FACTORS

      You should consider carefully the risks described below in assessing the Merger and an investment in Citizens Class A common stock.

A SUBSTANTIAL NUMBER OF SHARES OF CLASS A COMMON STOCK HAVE BEEN REGISTERED FOR SALE BY EXISTING CITIZENS SHAREHOLDERS, WHICH COULD DEPRESS THE MARKET PRICE OF THE STOCK.

      Sales of significant amounts of shares of Citizens Class A common stock in the public market could depress the price of the stock. Further, even without actual sales, the prospect of significant amounts of shares being offered into the public market may depress the price of Class A common stock. There is an effective registration statement with the SEC permitting the public offer and sale by certain holders of Citizens Class A common stock, including Harold E. Riley, Chairman of the Board. Mr. Riley, as of December 20, 2002, owned 4,838,522 shares of Class A common stock or approximately 16.5% of Citizens outstanding Citizens Class A common stock.

LOSS OF THE SERVICES OF THE CITIZENS CHAIRMAN OF THE BOARD WOULD LIKELY HINDER FURTHER DEVELOPMENT OF THE OPERATING AND MARKETING PROGRAMS OF CITIZENS AND ITS STRATEGY FOR EXPANDING ITS BUSINESS.

      Citizens relies heavily on the active participation of its Chairman of the Board, Harold E. Riley, in connection with the development and execution of operating and marketing plans and strategy for expanding its business. For instance, in the past Citizens has expanded business significantly through the acquisition of other insurance companies. Mr. Riley's experience with mergers and acquisitions has been of considerable value in pursuing these opportunities. Citizens anticipates that this expertise will continue to be of substantial value in connection with any future acquisitions of insurance companies. The loss of his services would likely have a significant adverse effect on Citizens in these respects.

THE MERGER HAS BEEN STRUCTURED SO AS TO RESULT IN A TAX-DEFERRED EXCHANGE OF YOUR STOCK FOR THE CITIZENS CLASS A COMMON STOCK. HOWEVER, THERE CAN BE NO ASSURANCES IN THIS REGARD, AND IF TAX-DEFERRED TREATMENT WERE TO BE DENIED, YOU COULD OWE FEDERAL INCOME TAXES ON ANY GAIN DEEMED TO BE REALIZED BY YOU UPON THE EXCHANGE OF YOUR STOCK.

      The transactions contemplated by the Merger Agreement are intended to be a tax-deferred exchange. However, neither Citizens nor First Alliance has obtained nor do Citizens or First Alliance intend to obtain a ruling from the Internal Revenue Service concerning whether the Merger will in fact be treated as a tax-deferred exchange. First Alliance and Citizens will each, however, obtain an opinion of counsel which will support the conclusions contained in this proxy statement-prospectus regarding the material federal income tax consequences of the Merger and transactions contemplated thereby. You should understand that an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could successfully assert a contrary position. Also, the conditions and assumptions upon which counsel's opinion is qualified may not continue to exist and the laws or regulations affecting the material federal income tax consequences of the Merger may change. In either event, the tax aspects of the Merger may be adversely affected, and such effect may be material, resulting in the exchange of First Alliance shares being taxable. Therefore, there can be no assurance that the Merger will be accorded the tax treatment intended and that you will realize the tax consequences described in this proxy statement-prospectus. See "Certain Federal Income Tax Consequences."

HOLDERS OF CLASS A COMMON STOCK RECEIVED IN THE MERGER WILL BE MINORITY SHAREHOLDERS. THESE MINORITY SHAREHOLDERS WILL NOT CONTROL CITIZENS, WILL HAVE A LIMITED ABILITY TO INFLUENCE CITIZENS' BUSINESS POLICIES AND CORPORATE ACTIONS, AND WILL NOT BE ABLE TO ELECT ANY DIRECTORS OF CITIZENS.

      It is difficult for minority shareholders of Citizens to elect any of its directors or otherwise exert influence over its business. Citizens' outstanding Class B common stock elects a majority of the board of directors of Citizens. All of the Class B common stock is owned indirectly by Harold E. Riley, Chairman of the Board, through the Harold E. Riley Trust. Additionally, Mr. Riley is the largest Class A shareholder. Therefore, as a practical matter, Mr. Riley has effective control over significant corporate transactions. Additionally, cumulative voting of shares is not permitted by Citizens' articles of incorporation. These factors would also make it more difficult and time consuming for a third party to acquire control of Citizens or to change the board of directors of Citizens.

ALMOST 80% OF CITIZENS' REVENUES COME FROM OVERSEAS. THIS INVOLVES RISKS ASSOCIATED WITH BUSINESS IN THIRD WORLD COUNTRIES, SUCH AS MIGHT RESULT FROM POLITICAL OR ECONOMIC INSTABILITY, HUMAN RIGHTS VIOLATIONS OR NEW LAWS OR REGULATIONS.

      There is a risk of loss of a significant portion of sales overseas should adverse events occur in the countries from which Citizens receives applications. Almost 80% of Citizens' revenues come from Latin America. Its international operations consist of issuance of ordinary whole-life insurance policies around the world. These policies have an average face amount of $70,000 and are marketed by independent marketing firms primarily to heads of households in the top 3% to 5% income bracket around the world.

YOU SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON YOUR CITIZENS CLASS A COMMON STOCK, BECAUSE CITIZENS HAS NOT PAID ANY CASH DIVIDENDS AND DOES NOT ANTICIPATE DOING SO IN THE FORESEEABLE FUTURE.

      To date Citizens has not paid cash dividends on its Class A common stock or Class B common stock. It is Citizens' policy to retain earnings for use in the operation and expansion of its business.

POLICY LAPSES IN EXCESS OF THOSE ACTUARIALLY ANTICIPATED WOULD HAVE A NEGATIVE IMPACT ON CITIZENS' FINANCIAL PERFORMANCE.

      The profitability of Citizens could be reduced if its lapse and surrender rate were to exceed the assumptions upon which it priced its insurance policies. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs.

CITIZENS OPERATES IN A HIGHLY COMPETITIVE, MATURE INDUSTRY, WHICH COULD LIMIT ITS ABILITY TO GAIN OR MAINTAIN ITS POSITION IN THE INDUSTRY.

      Citizens competes with 1,500 to 2,000 other life insurance companies in the United States, some of which Citizens also competes with internationally. The life insurance business is highly competitive. This is in part because it is a mature industry in the United States which, in recent years, has experienced no growth in life insurance sales. Competition has also increased because the life insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Furthermore, mutual insurance companies are converting to stock ownership, which should give them greater access to capital markets, resulting in greater competition with respect to corporate finance as well. Additionally, legislation became effective in 2000 permitting commercial banks, insurance companies and investment banks to combine. This law permits, for instance, a commercial bank to acquire or form an insurance company. These factors have increased competitive pressures in general.

      Many life insurance companies have greater financial resources, longer business histories, and more diversified lines of insurance coverage than Citizens has. These companies also generally have larger sales forces. Citizens also faces competition from companies operating in foreign countries and marketing in person as well as with direct mail sales campaigns. Although Citizens may be at a competitive disadvantage to these entities, it believes that its products are competitive in the marketplace.

      Citizens' international marketing plan stresses making available dollar-denominated life insurance products to high net worth individuals residing around the world. Citizens experiences competition primarily from the following sources around the world:

            LOCALLY OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. Citizens competes with companies formed and operated in the country in which the insureds reside. Generally, these companies are subject to risks of currency fluctuations, and use mortality tables based on experience of the local population as a whole. These mortality tables are typically based on significantly shorter life spans than those Citizens uses. As a result, the economic return of policies issued by locally operated companies is more uncertain than for U.S. dollar policies, such as Citizens issues. Also, as a result of the foregoing factors, the statistical cost of insurance for these companies tends to be higher than Citizens.

            FOREIGN OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. Another group of competitors consists of companies which are foreign to the countries in which the policies are sold but use the local currencies of those countries. Local currency policies entail risks of uncertainty due to local currency fluctuations as well as the perceived instability and weakness of local currencies. Citizens has observed that local currency policies, whether issued by foreign or locally operated companies, tend to focus on universal life insurance and annuities instead of whole life insurance as Citizens does.

            FOREIGN OPERATED COMPANIES WITH U.S. DOLLAR POLICIES. Citizens also faces direct competition from companies that operate in the same manner as Citizens does. Citizens competes using its history of performance and its products.

      Citizens' ability to compete is dependent upon, among other things, its ability:

      o     to market its insurance products;

      o     to develop competitive and profitable products; and

      o     its ability to maintain low unit costs.

TAX LAW CHANGES COULD REDUCE CERTAIN COMPETITIVE ADVANTAGES WHICH CITIZENS LIFE INSURANCE PRODUCTS MAY HAVE OVER NON-INSURANCE PRODUCTS.

      Under the Internal Revenue Code, income taxes payable by policyholders on investment earnings are deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain Citizens products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including those of Citizens, would be adversely affected with respect to their ability to sell products. Also, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies might increase. In addition, life insurance products are often used to fund estate tax obligations. Legislation was enacted in 2001 under which the estate tax will be repealed during the year 2010, but in the absence of interim legislation extending the repeal, it will expire at the end of that year. There may be interim legislation which will modify or do away with this estate tax repeal, make repeal permanent, or otherwise modify the estate tax. If the estate tax is eliminated, the demand for certain life insurance products would be adversely affected. Citizens cannot predict what future tax initiatives may be proposed with respect to the estate tax or other taxes which may affect Citizens, although Citizens' international clients are generally not subject to U.S. income taxes.

THE INSURANCE INDUSTRY IS HIGHLY REGULATED AND CITIZENS' ACTIVITIES ARE RESTRICTED AS A RESULT. CITIZENS EXPENDS SUBSTANTIAL AMOUNTS OF TIME AND INCURS SUBSTANTIAL EXPENSES IN CONNECTION WITH COMPLYING WITH APPLICABLE REGULATIONS, AND CITIZENS IS SUBJECT TO THE RISK THAT MORE BURDENSOME REGULATIONS COULD BE IMPOSED ON IT.

      Compliance with regulation in the United States by Citizens is costly and time consuming. Insurance companies in the U.S. are subject to extensive regulation in the states where they do business. This regulation primarily protects policyholders rather than stockholders. The regulations require:

      o     prior approval of acquisitions of insurance companies;

      o certain solvency standards; licensing of insurers and their agents; investment limitations;

      o     deposits of securities for the benefit of policyholders;

      o     approval of policy forms and premium rates;

      o     triannual examinations; and

      o     reserves for unearned premiums, losses and other matters.

Citizens is subject to this regulation in each state in the U.S. in which it is licensed to do business. This regulation involves additional costs and restricts operations. Citizens cannot predict the form of any future regulatory initiatives.

      Citizens is regulated by the Colorado Division of Insurance under the Colorado Insurance Holding Company Act. Certain "extraordinary" intercorporate transfers of assets and dividend payments from its life insurance subsidiaries require prior approval by the Colorado Insurance Commissioner. Citizens also files detailed annual reports with the Colorado Division of Insurance and all of the states in which it is licensed. The business and accounts of its life insurance subsidiaries are subject to examination by the Colorado Division of Insurance, as well as inquiries and follow up, including investigations, of the various insurance regulatory authorities of the states in which Citizens' insurance subsidiaries are licensed.

      The principal insurance subsidiary of Citizens is qualified to do business as an insurance company only in the U.S. It does not have any assets or employees in foreign countries. In connection with business from foreign countries, Citizens only accepts applications at its main office. In addition, Citizens requires premium payments to be in U.S. dollars, which may include checks drawn on U.S. banks. Citizens is not currently subject to regulation in the various foreign countries from which it receives applications for insurance. Although Citizens provides insurance to foreign citizens, independent marketing firms, rather than employees of Citizens, submit the applications. In this way Citizens avoids conducting business in the foreign countries. However, Citizens is unable to predict if foreign regulation will be implemented and, if so, the effect of any such regulation on Citizens' business.

FLUCTUATING INTEREST RATES COULD REDUCE CITIZENS' PROFITABILITY.

      Rapid interest rate changes can result in increases in the lapse rates of policies in-force and hamper an insurance company's ability to achieve a profit. Citizens does not issue interest-sensitive or universal life insurance policies and it has only a small amount of annuity business. Citizens does, however, have an investment portfolio that would likely be adversely affected in the event of material increases in interest rates. An insurance company's profitability depends, in large part, on investing premiums and policy reserves at a higher interest rate than the returns distributed to existing policies.

CITIZENS' INVESTMENTS ARE SUBJECT TO RISKS OF DEFAULT AND REDUCTIONS IN MARKET VALUES.

      The invested assets of Citizens are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, the invested assets of Citizens include interest rate levels, financial market performance, and general economic conditions.

THERE IS A RISK THAT CITIZENS MAY NOT CONTINUE ITS PAST STRATEGY OF ACQUIRING OTHER U.S. LIFE INSURANCE COMPANIES, AND THAT IT MAY NOT REALIZE IMPROVEMENTS TO ITS FINANCIAL RESULTS AS A RESULT OF PAST AND FUTURE ACQUISITIONS.

      Over the past several years, Citizens has acquired a number of small U.S. life insurance companies. Citizens' objective in pursuing this acquisition strategy has been to increase the size of the U.S. segment of its business, improve its competitive position and increase its earnings, in part by allowing it to realize certain operating efficiencies associated with economies of scale. However, there can be no assurance that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to Citizens, or that it will realize the anticipated financial results from its acquisitions.

REINSURERS WITH WHICH CITIZENS DOES BUSINESS MAY NOT HONOR THEIR OBLIGATIONS, LEAVING CITIZENS LIABLE FOR THE REINSURED COVERAGE, AND CITIZENS' REINSURERS COULD INCREASE THEIR PREMIUM RATES.

      Citizens obtains a large amount of reinsurance from other insurance companies. However, Citizens remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The cost of reinsurance is, in some cases, reflected in its premium rates. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Citizens for the reinsurance. However, if the cost of reinsurance were to increase with respect to policies for which Citizens has guaranteed the rates, Citizens could be adversely affected.

CITIZENS IS SUBJECT TO A RISK OF LOSING CASH BALANCES THAT ARE NOT INSURED.

      Citizens maintains cash balances in one bank, J.P. Morgan Chase, Austin, Texas, that are significantly in excess of Federal Deposit Insurance Corporation coverage. If this bank were to fail, Citizens would likely lose a substantial amount of its cash. Citizens monitors the solvency of this bank and does not believe a material risk of loss exists because this bank is substantially above the federally mandated levels of capital and liquidity.

INCREASED UNCERTAINTY DUE TO TERRORIST ATTACKS AND WAR.

      Terrorists attacks, such as the attacks that occurred in New York, Pennsylvania and Washington, D.C., on September 11, 2001, and current and future war risks may adversely impact the results of operation, financial condition, ability to raise capital or future growth of Citizens. The impact that the terrorist attacks of September 11, 2001, may have on the life insurance industry in general, and on Citizens in particular, is not known at this time. Citizens does not conduct business in New York, Pennsylvania or Washington, D.C. and has not received any claims as a result of the terrorist acts. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may impact the operations of Citizens in unpredictable ways, including general disruptions to commerce and the possibility that financial infrastructure facilities could be direct targets of, or indirect casualties of, an act of terror or war. In addition, war or the risk of war may also have an adverse effect on national and global economies. A lower level of economic activity could result in a decline in the use of life and accidental health insurance services and could increase lapse ratios of insurance in-force.

CITIZENS IS SUBJECT TO LITIGATION FROM TIME TO TIME WHICH MAY ADVERSELY AFFECT ITS FINANCIAL CONDITION AND DETRACT FROM MANAGEMENT'S TIME.

      Citizens is subject to litigation from time to time which, if determined adversely to it, could have a material negative effect on the financial condition of Citizens. For example, Citizens is currently a defendant in litigation which a trial court granted a class action certification. Although this certification is being appealed by Citizens, and it believes that it has substantial grounds for reversal, no assurances can be given that Citizens will ultimately be successful in this litigation. Adverse determinations of lawsuits of this type may have an adverse effect on Citizens' financial condition, and if they proceed to trial, will detract from management's time which would otherwise be devoted to Citizens' business.

                 SPECIAL MEETING OF FIRST ALLIANCE SHAREHOLDERS

                         Date, Time and Place of Meeting

FIRST ALLIANCE SPECIAL MEETING

      A special meeting of First Alliance shareholders will be held on __________, at 9:00 a.m., Eastern Standard Time, at _________________,
Lexington, Kentucky.

BUSINESS TO BE TRANSACTED AT THE SPECIAL MEETING

      This proxy statement-prospectus was mailed to First Alliance shareholders on ________, 2003 to solicit proxies to vote for the proposed Merger of First Alliance and Acquisition under which First Alliance will become a wholly-owned subsidiary of Citizens.

      As of the date of this proxy statement-prospectus, neither Citizens nor First Alliance are aware of other business that will come before the First Alliance special meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed forms of proxy will vote the shares in their discretion with respect to any such matter.

VOTING SECURITIES

      Only First Alliance shareholders of record at the close of business on _______, 2003 will be entitled to vote at the First Alliance special meeting. On that date, there were issued and outstanding 5,691,695 shares of First Alliance common stock. Each share of First Alliance common stock is entitled to one vote per share with respect to the Merger. The affirmative vote of a majority of the outstanding common stock of First Alliance is necessary to approve the Merger.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

      The following table sets forth information as of ___, 2003, regarding ownership of common stock of First Alliance by the only persons known by First Alliance to own beneficially more than 5% thereof and by all directors and executive officers as a group:

                                                     Ownership of Class
                                            ------------------------------------------
Shareholder                                 Shares                    Percent of Class
-----------                                 ------                    ----------------
5% Holders
Michael N. Fink (1)
2285 Executive Drive, Suite 308
Lexington, KY 40505                         553,000                          9.9%

Scott J. Engebritson (2)
2285 Executive Drive, Suite 308

Lexington, KY 40505                         427,5000                         7.7%

Directors and Executive Officers
as a Group (8 persons)                    1,215,500                         21.9%


----------
(1)   These shares are owned jointly with spouse.

(2) The shares are held in trust for two children and a nephew of Mr. Engebritson, who is the trustee.

REVOCABILITY OF PROXIES

      Any First Alliance proxy may be revoked before its exercise at the special meeting or any adjournment thereof by:

      o giving written notice of revocation to the Secretary of First Alliance prior to the special meeting;

      o giving written notice of revocation to the Secretary at the special meeting; or

      o     signing and delivering a proxy bearing a later date.

The presence of a shareholder at the special meeting will not revoke his or her proxy. However, being present at the special meeting allows a shareholder to revoke any prior proxy and to vote in person.

PROXY SOLICITATION

      First Alliance will pay the costs of soliciting proxies. Officers and employees of First Alliance may solicit proxies by telephone and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting proxies. First Alliance will reimburse brokers, custodians, nominees or other fiduciaries for their reasonable charges and expenses in forwarding materials to beneficial owners of shares.

                                 PROPOSED MERGER

BACKGROUND AND REASONS

      In mid-August 2002, the Chairman of the Board of Citizens, Harold E. Riley, along with Don Dennis, the former control party of a company acquired by Citizens in 1999, called Michael Fink, the Chairman of the Board and President of First Alliance, to discuss whether First Alliance would be interested in pursuing discussions concerning a combination of the two companies. The parties agreed that Mr. Riley would travel to Lexington, Kentucky to pursue discussions. On August 26, 2002, Mr. Riley traveled to Lexington to meet with Mr. Fink and Scott Engebritson, Vice Chairman of First Alliance. There the parties discussed their respective businesses at length and whether it would be beneficial for the parties to continue discussions about a business combination.

      On September 10, 2002, Mr. Riley, accompanied by Mark Oliver, President of Citizens, traveled to Lexington to meet with Messrs. Fink and Engebritson. Meetings took place there over three days and discussions and negotiations ensued with respect to the evaluations of the companies and how a business combination would take place. Shortly thereafter, a draft agreement was circulated by Citizens to First Alliance, comments were received by the parties and negotiations continued to take place. On October 17, 2002, Messrs. Riley and Oliver traveled to Lexington to meet with Messrs. Fink and Engebritson. On October 18, 2002, Messrs. Fink and certain management members traveled to Austin, Texas to meet with Citizens and review the operations of Citizens. During this time the parties continued to work on the Merger Agreement, and various provisions continued to be negotiated. On November 4, 2002, the Board of Directors of First Alliance met to discuss and approve the Merger Agreement. On November 7, 2002, the Board of Directors of Citizens met to discuss and approve the Merger Agreement. The Merger Agreement was executed on November 7, 2002.

      In addition, during the time of the negotiations, Citizens determined to purchase a 9.9% interest in an affiliated company of First Alliance, Mid-American Century Life Insurance Corporation, a Missouri life insurance company from its parent. The purchase price was $524,000. First Alliance and its affiliates own approximately 11.3% of the common stock of the parent company of Mid-American Century.

      The valuation of the companies to the proposed transactions centered on a share exchange ratio. Management of Citizens and First Alliance recognized that, due to the lack of any ascertainable market for the shares of First Alliance, an alternative valuation would be necessary. In contrast, the New York Stock Exchange market for the shares of Citizens permitted the parties to agree upon a fair market valuation for Citizens.

      FIRST ALLIANCE

      Management of Citizens and management of First Alliance reviewed carefully the assets and liabilities of First Alliance, and it was concluded that determination of the exchange ratio value for First Alliance should use a statutory book value basis, adjusted to reflect values which are standard within the life insurance industry. The capital and surplus of First Alliance was reviewed as well as its annual insurance premium revenue valued at multiple factors depending upon the profitability of the products and paid-up policy reserves. State licenses, agency force, and non-admitted capital and surplus assets of life insurance subsidiaries were reviewed. These values are summarized in the table below.

                           FIRST ALLIANCE CORPORATION

Capital and surplus - subsidiary                    4,467,627                X 1           4,467,627
Market value adjustment of
investments                                         (902,150)                X 1           (907,813)
Premium income (annualized)
         ordinary life                              3,569,667                 X1           3,569,667
         Pre-need life                              1,121,333             X 1.75           1,962,333
         single premium life                          309,000              X .25              77,250
         credit life                                  700,000       X 1 X Profit              14,000
         credit accident and health                   450,000       X 1 X Profit               9,000
Annuity reserves                                    7,100,000        X .5%/YR X3             106,500
Paid up reserves                                      200,000        X 2%/YR X 3              12,000
Agency force (based on annualized life              2,400,000                X 1           2,400,000
premium)
Investments in subsidiaries and partnerships        4,741,521                              4,741,521
Value of management services agreement(1)                                                    464,789
State insurance license value                                         5 X 50,000             250,000
                                                                                         -----------
                TOTAL VALUE                                                               17,166,874
                                                                                         ===========
Number of First Alliance shares outstanding                                                5,691,656

              VALUE PER SHARE                                                            $      3.02

----------
(1) $100,000 per year profit for five years at net present value discounted by 3%.

      The resulting values were reviewed at length by Citizens and by the First Alliance Board. Also discussed at length were how payment would be made to First Alliance shareholders, and the tax consequences of the Merger. The Board of First Alliance agreed to the final total adjusted book value per share.

RECOMMENDATION OF FIRST ALLIANCE'S BOARD OF DIRECTORS

      The First Alliance Board of Directors RECOMMENDS APPROVAL OF THE MERGER. The Board believes that the exchange ratio to the First Alliance shareholders is fair. The management and Board of Directors of First Alliance, after careful study and evaluation of the economic, financial, legal and market factors, also believe that the Merger could provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit First Alliance shareholders who become Citizens shareholders.

      The terms of the Merger were the result of arm's-length negotiations between Citizens and First Alliance over a several month period, with a significant effort by First Alliance management with assistance of legal counsel. Among the factors considered by the Board of Directors of First Alliance in deciding to approve and recommend the Merger were:

      1. The terms and conditions of the Merger Agreement, which the First Alliance Board and management believe results in a fair price for the First Alliance shares;

      2. The financial condition, business assets and liabilities and management of Citizens;

      3.    The financial and business prospects of Citizens;

      4.    The increased liquidity to First Alliance shareholders including:

            o the market on the New York Stock Exchange for Citizens Class A common stock; and

            o     the lack of market for the First Alliance common stock;

      5. Economies of scale available in the event of combination of the companies including, in particular, reduction in the total number of regulatory filings;

      6. The business, operations, financial condition, earnings and prospects of First Alliance;

      7. The expectation that the Merger will generally be a tax-deferred transaction to First Alliance and its shareholders (see "Certain Federal Income Tax Considerations");

      8. The growth and liquidity potential to First Alliance shareholders as future holders of Citizens Class A common stock compared to the historical growth and liquidity of the First Alliance common stock;

      9. The current and prospective economic environment and competitive constraints facing small insurance companies;

      10. The First Alliance Board of Directors' evaluation of the risks to consummation of the Merger, including the risk associated with obtaining necessary regulatory approvals; and

      11. The possible alternatives to the Merger, the range of possible values to the First Alliance shareholders of such alternatives, and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

      The First Alliance Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

      The Merger is also intended to be a tax-deferred exchange, thereby giving First Alliance shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

      The First Alliance Board believes that it reviewed in sufficient depth the respective conditions of First Alliance, Citizens and their subsidiaries as well as the terms of the Merger Agreement.

OPINION OF FINANCIAL ADVISOR TO FIRST ALLIANCE CORPORATION.

      Professional Bank Services, Inc. ("PBS") was engaged by First Alliance to advise the Board of Directors of First Alliance as to the fairness of the consideration, from a financial perspective, to be paid by Citizens to First Alliance shareholders as set forth in the Merger Agreement.

      PBS is a financial institutions consulting firm with offices located throughout the United States. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither PBS nor any of its affiliates has a material financial interest in First Alliance or Citizens. PBS was selected to advise the Board of Directors of First Alliance based upon its familiarity with Kentucky financial institutions and knowledge of the financial industry as a whole.

      PBS performed certain analyses described herein and presented the range of values for First Alliance resulting from such analyses to the Board of Directors of First Alliance in connection with its advice as to the fairness of the consideration to be paid by Citizens.

      A Fairness Opinion of PBS was delivered to the Board of Directors of First Alliance on December 19, 2002, at a special meeting of the Board of Directors. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Appendix E to this proxy statement-prospectus and should be read in its entirety.

      In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to First Alliance and Citizens. PBS considered certain financial and stock market data of First Alliance and Citizens, compared that data with similar data for certain other publicly-held insurance companies and considered the financial terms of certain other comparable insurance transactions that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of First Alliance or Citizens.

      As part of preparing its Fairness Opinion, PBS performed a due diligence review of Citizens on December 3, 2002 at its corporate headquarters in Austin, Texas. As part of the due diligence, PBS reviewed the following items: Forms 10-Q, 10-K and 8-K for 2000, 2001 and year to date 2002 filed by Citizens with the Securities and Exchange Commission; year-end 2000 and 2001 audited annual reports for Citizens; April 26, 2002 Definitive Proxy Statement of Citizens; Independent audit, firm management letters and management responses thereto for the last two years; September 30, 2002 independent actuarial report of Citizens; listing and status of all pending litigation; the most recent State insurance examination of Citizens' wholly owned subsidiary Citizens Insurance Company of America ("CICA"); CICA's most recent recoverability test for deferred policy acquisition cost amortization and capitalization schedule; and various other internal reports of Citizens.

      PBS reviewed and analyzed the historical performance of First Alliance including: December 31, 2001 audited annual report of First Alliance; all Forms 10-QSB, 10-KSB and 8-K for 2001 and year to date 2002 filed by First Alliance with the Securities and Exchange Commission; April 8, 2002 Definitive Proxy Statement of First Alliance; December 31, 2001 Annual Statement of First Alliance filed with the Insurance Department of the State of Kentucky; June 30, 2002 Quarterly Statement of First Alliance filed with the Insurance Department of the State of Kentucky. PBS reviewed and tabulated statistical data regarding the insurance portfolio, securities portfolio and other performance ratios and statistics of First Alliance. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of the opinion of PBS. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other transactions, and its knowledge of the financial institutions and insurance industry generally.

      In connection with rendering the Fairness Opinion and preparing its written and oral presentation to the Board of Directors of First Alliance, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond First Alliance's or Citizens' control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

      In performing an acquisition comparison analysis, PBS reviewed all life insurance acquisition transactions since January 1, 2000 (the "Comparable Group") for which detailed financial information was available. There have been 42 life insurance acquisition transactions since January 1, 2000. The purpose of the analysis was to obtain an evaluation range based on these Comparable Group life insurance acquisition transactions. Median multiples of book value, earnings, earnings before interest taxes depreciation and amortization ("EBITDA"), net premium revenues and total revenues implied by the comparable transactions were utilized in obtaining a range for the acquisition value of First Alliance. In addition to reviewing recent Comparable Group life insurance transactions, PBS performed separate comparable analyses for acquisitions of life insurance companies which, like First Alliance, had assets under $100 million, had a negative return on average equity, were headquartered in the United States, where the currency received by the seller consisted of either all common stock or cash and common stock, and transactions which had been announced after June 30, 2001 when Statement of Financial Accounting Standards ("SFAS") 141 and SFAS 142 went into effect. Median values for the 42 Comparable Group acquisitions expressed as multiples of book value, earnings, net premiums, total revenues and EBITDA were 1.36X, 17.53X, 2.08X, 1.00X and 8.98X, respectively. The median multiples of book value, earnings, net premiums and total revenues for acquisitions of life insurers, which like First Alliance, had assets under $100 million were 1.37X, 22.73X, 1.28X and 0.58X, respectively. For acquisitions of Comparable Group life insurers with a negative return on average equity the median multiples of book value, earnings, net premiums and total revenues were 1.28X, not meaningful, 1.34X and 078X, respectively. For Comparable Group life insurers headquartered in the United States the median values expressed as multiples of book value, earnings, net premiums, total revenues and EBITDA were 1.37X, 17.53X, 2.43X, 1.33X and 8.98X, respectively. For Comparable Group life insurers in which the selling entity received either common stock or cash and stock as consideration, the median values expressed as multiples of book value, earnings, net premiums, total revenues and EBITDA were 1.39X, 17.96X, 2.43X, 1.33X and 8.98X, respectively. For Comparable Group life insurance transactions announced since June 30, 2001 the median values expressed as multiples of book value, earnings, net premiums, total revenues and EBITDA were 1.39X, 17.21X, 2.77X, 0.99X and 11.79X, respectively.

      For the purposes of this analysis, the following table demonstrates adjustments made by PBS to First Alliance's stated financial results for the nine months ending September 30, 2002:

SEPTEMBER 30, 2002 FINANCIAL STATEMENT ADJUSTMENTS

September 30, 2002 Annualized Gross Premiums                          $ 5,859,000
September 30, 2002 Annualized Premiums Ceded                           (1,235,000)
Annualized Net Premiums Earned                                        $ 4,624,000

September 30, 2002 Total Annualized Revenues                          $ 7,887,000
Non-recurring Annualized Gains on Sale Stock                           (1,266,000)
Adjusted Annualized Revenues                                          $ 6,621,000

September 30, 2002 Annualized Pre-tax Earnings                        $ 1,405,000
Non-recurring Annualized Gains on Sale Stock                           (1,266,000)
Non-recurring Annualized Service Agreement Termination Fees              (319,000)
September 30, 2002 Annualized Interest Costs                              631,000
September 30, 2002 Annualized Depreciation Expense                         54,000
Annualized Amortization Deferred Policy Acquisition Costs                 897,000
Adjusted Earnings before Tax, Depreciation & Amortization             $ 1,402,000

September 30, 2002 Annualized Pre-tax Income                          $ 1,405,000
Non-recurring Annualized Gains on Sale Stock                           (1,266,000)
Non-recurring Service Agreement Termination Fees                         (319,000)
Tax Adjustment at 35.0%                                                    63,000
Annualized Adjusted Net Income                                        $  (117,000)

Shares Outstanding                                                      5,691,695

September 30, 2002 Common Equity                                      $10,331,000

      In the proposed Merger, each First Alliance common share issued and outstanding will be exchanged for the number of Citizens Class A common shares equal in market value to $3.02, based on the average daily closing price of Citizens Class A common shares for the 20 trading days preceding the Closing Date (the "Floating Exchange Ratio"). The proposed consideration to be received represents an aggregate value of approximately $17,189,000 for all 5,691,695 First Alliance common shares outstanding, as further defined in the Merger Agreement. Based on the November 7, 2002 closing stock price of Citizens Class A common stock of $7.50 as quoted on the New York Stock Exchange the Floating Exchange Ratio would equal approximately 0.4027 Citizens shares per common share of First Alliance. The $3.02 per common share of First Alliance represents a multiple of First Alliance's September 30, 2002 stated common equity of 1.66X, a multiple of First Alliance's September 30, 2002 annualized adjusted net income which is not meaningful due to First Alliance's adjusted earnings losses, a multiple of First Alliance's September 30, 2002 annualized net premium revenues of 3.72X, a multiple of First Alliance's September 30, 2002 annualized adjusted revenues of 2.60X and a multiple of First Alliance's September 30, 2002 annualized adjusted EBITDA of 12.25X.

      The following tables demonstrate the market value of the proposed transaction's percentile ranking with respect to the above Comparable Group life insurance transactions.

TRANSACTION VALUE PERCENTILE RANKINGS

                                                 MULTIPLE OF       MULTIPLE OF
CATEGORY                                         BOOK VALUE        EARNINGS
--------                                         ----------        --------
PROPOSED TRANSACTION                               1.66X           Not Meaningful
                                                                  ("NM")
All Comparable Group Acquisitions Since 1/01/00   75.20%            NM
Assets Under $100 Million                        100.00             NM
Return on Average Assets (ROAE) is Negative      100.00             NM
U.S. Transactions                                 74.50             NM
Consideration is All Stock or Cash & Stock        71.60             NM
Comparable Group since June 30, 2001              97.50             NM

TRANSACTION VALUE PERCENTILE RANKINGS

                                           MULTIPLE OF         MULTIPLE OF
                                          NET PREMIUM            TOTAL                MULTIPLE
CATEGORY                                    REVENUES            REVENUES              OF EBITDA
--------                                    --------            --------              ---------
PROPOSED TRANSACTION                          3.72X               2.60X             12.25X

All Comparable Group Acquisitions             71.30%              89.80%            85.90%
Assets Under $100 Million                     78.30               78.00             Not Available
ROAE is Negative                              100.00              100.00            Not Available
U.S. Transactions                             68.70               88.50             85.90
Consideration is Stock or Mix                 72.90               86.90             85.90
Comparable Group since June 30, 2001          81.40               84.90             63.30

      With respect to adjusted net asset value analysis, PBS reviewed the balance sheet data of First Alliance to determine the amount of material adjustments required to the stockholders' equity of First Alliance based on differences between the market value of First Alliance's assets and their value reflected on First Alliance's financial statements. PBS determined that one adjustment was warranted. PBS subtracted the stated value of First Alliance's deferred policy acquisition costs of approximately $4,923,000. The aggregate adjusted net asset value of First Alliance was determined to be $5,408,000 or $0.95 per First Alliance common share.

      With respect to discounted earnings analysis, a dividend discount analysis was performed by PBS pursuant to First Alliance which a range of values of First Alliance was determined by adding (i) the present value of estimated future dividend streams that First Alliance could generate over a five-year period and
(ii) the present value of the "terminal value" of First Alliance's earnings at the end of the fifth year. The "terminal value" of First Alliance's earnings at the end of the five-year period was determined by applying a multiple of 1.36 times the projected terminal year's ending equity. The 1.36X multiple represents the median price paid as a multiple of earnings for all Comparable Group transactions since January 1, 2002 for which detailed financial information is available.

      Dividend streams and terminal values were discounted to present values using a discount rate of 13%. This rate reflects assumptions regarding the required rate of return of holders or buyers of First Alliance's common stock. The aggregate value of First Alliance, determined by adding the present value of the total cash flows, was $8,790,000 or $1.54 per share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual growth rate in assets of 20.0% in years one through five and 15.0% in years six through twenty. Return on assets was 0.20% in year one and increased to 1.50% by year eight and was held constant at this level for the remainder of the analysis. Dividends were not assumed to be paid throughout the analysis. This long-term projection resulted in an aggregate value of $7,703,000 or $1.35 per common share.

      With respect to pro forma merger analysis, PBS compared the historical performance of First Alliance to that of Citizens, the contribution of First Alliance and Citizens to the income statement and balance sheet of the pro forma combined company was analyzed.

      The effect of the affiliation on the historical and pro forma financial data of First Alliance was prepared and analyzed. First Alliance's historical financial data was compared to the pro forma combined historical and projected earnings, book value and tangible book value per share.

      The Fairness Opinion is directed only to the question of whether the consideration to be received by First Alliance's shareholders under the Merger Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any First Alliance shareholder to vote in favor of the merger. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by First Alliance.

      Based on the results of the various analyses described above, PBS concluded that the consideration to be received by the shareholders of First Alliance under the Merger Agreement is fair and equitable from a financial perspective to the shareholders of First Alliance.

      PBS will receive fees of approximately $18,000 for all services performed in connection with rendering of the Fairness Opinion. In addition, First Alliance has agreed to indemnify PBS and its directors, officers and employees, from liability in connection with the transaction, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interest of First Alliance.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of the First Alliance Board with regard to the Merger, First Alliance shareholders should be aware that Messrs. Fink and Engebritson have interests in the Proposed Merger that are in addition to the interests of First Alliance shareholders generally. Upon effectiveness of the Merger, Citizens intends to enter into five year employment agreements with each of Messrs. Fink and Engebritson, under which they will render their full-time services to Citizens. Mr. Fink's annual salary will be $300,000 during the first year of his employment, $200,000 during the second and third years of his employment and $150,000 per year during the fourth and fifth years of his employment. Mr. Engebritson's annual salary will be $160,000 for each year of his employment. Each may receive bonuses based upon the achievement of certain performance objectives.

      The members of the First Alliance Board were aware of the foregoing interests and considered them, among other matters, in approving the Merger and the transactions contemplated thereby.

REGULATORY REQUIREMENTS

      The Merger is subject to approval of the Kentucky Commissioner of Insurance, the Superintendent of Insurance of Missouri and the Arkansas Commissioner of Insurance. An application for approval was filed on or about December 3, 2002 with the Kentucky Department of Insurance, December 8, 2002 with the Superintendent of Insurance of Missouri, and December 8, 2002 with the Arkansas Department of Insurance. The Commissioner of Insurance of the State of Colorado has issued a letter of non-objection to the transaction. The parties do not believe the Merger is subject to any other insurance regulatory approval. Neither Citizens nor First Alliance is aware of any other governmental or regulatory approvals required for consummation of the Merger.

SUMMARY OF THE MERGER

      This is a summary of the Merger, which is incorporated herein and attached hereto as Appendix A. You should read the Merger in addition to this Summary. See "Available Information" and "Incorporation of Documents by Reference."

      Delivery of Citizens Class A Common Stock; Closing Date. If the Merger occurs, Citizens Class A common stock will be available for distribution at a closing ("Closing") on a closing date ("Closing Date") as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with Kentucky law. In order for the Merger to be consummated, the Merger must be approved by a majority of the outstanding shares of the First Alliance common stock. The Merger between Citizens and First Alliance will become effective ("Effective Date") on or as soon after the meeting as possible (assuming shareholder approval). It is presently anticipated that the Effective Date will occur on or before March 31, 2003, but there can be no assurance that the conditions to the Merger will be satisfied and that the Merger will be consummated on that date or any other date. The parties to the Merger have agreed to take all actions reasonably necessary to consummate the proposed transactions.

      Representations, Warranties and Covenants; Legal Proceedings Disclosure. Each party to the Merger has represented to the other with respect to organization, good standing, capitalization and other related matters, as well as certain matters with respect to pending legal proceedings.

      Receipt of Citizens Shares - Procedures. If the Merger is approved at the meeting, First Alliance shareholders who do not perfect dissenters' rights will be notified of the approval and furnished with a "Letter of Transmittal" to send to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR FIRST ALLIANCE SHARES AT THIS TIME. If the Merger is completed:

      o     a Letter of Transmittal will be sent to you;

      o     you should send in your shares with the Letter of Transmittal; and

      o the Exchange Agent will exchange your First Alliance shares for Citizens Class A common stock in the ratio set forth in the Merger after it receives your Letter of Transmittal and First Alliance stock certificates.

      Exchange Agent. First Alliance will appoint Mellon Investor Services LLC, South Hackensack, New Jersey (Citizens' current stock transfer agent) as Exchange Agent and may appoint one or more forwarding agents to accept delivery of the First Alliance's stock certificates for forwarding to the Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details for surrendering certificates for First Alliance shares and the procedure for obtaining certificates for Citizens Class A common stock, including instructions for obtaining certificates for Citizens Class A common stock for lost or destroyed certificates of First Alliance shares.

      Authorization of the Exchange Agent may be terminated by Citizens at any time after six months following the Effective Date. If terminated, any shares and funds held by the Exchange Agent for First Alliance shareholders will be transferred to Citizens or its designee, who will thereafter serve as Exchange Agent.

      Shareholder Rights Prior to Share Exchange. The Exchange Agent will not be entitled to vote or exercise any rights of ownership of the First Alliance shares held by it prior to the issuance of Citizens Class A common stock to former holders of such shares, except that it will receive any distributions paid or distributed with respect to the First Alliance shares for the account of the persons exchanging such shares. No distributions are expected with respect to Citizens Class A common stock.

      After the Effective Date, there will be no transfers on the First Alliance stock transfer books of shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing First Alliance shares are properly presented to the Exchange Agent or directly to First Alliance or Citizens, they will be canceled and exchanged for certificates representing Citizens Class A common stock in the ratio set forth in the attached Exchange Agreement.

      Unclaimed Shares or Cash. If outstanding certificates for First Alliance shares or payment for any dissenting shares are not claimed, they may be turned over to a governmental authority in accordance with the respective abandoned property laws of the various jurisdictions.

      In Colorado (Citizens' state of incorporation) if an owner of stock cannot be located and does not come forward for a period of five years, and if the last known address of the shareholder is in Colorado, then the stock must be turned over to the state treasurer. If the last known address of the shareholder is in another state, the stock must be turned over to the other state if that state's laws so provide, otherwise the stock must be turned over to the state of Colorado.

      Abandoned property laws vary from state to state. However, to the extent it might be permitted by abandoned property and other applicable law, such unclaimed items shall become the property of Citizens (and to the extent not in its possession shall be paid over to it) free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger will be liable to any First Alliance shareholder for amounts paid to any governmental authority having jurisdiction of such unclaimed item pursuant to abandoned property or other applicable laws of such jurisdiction.

      Fractional Shares. Fractional shares of Citizens stock will not be issued under the Merger. Instead, fractional shares will be rounded up to the nearest whole share of Citizens Class A common stock.

      Accounting. It is anticipated that the Merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

      Other Conditions; Termination or Amendment of the Merger. In addition to First Alliance shareholder approval of the Merger, the obligations of Citizens and First Alliance to complete the Merger are subject to the satisfaction of a number of closing conditions, including:

      o performance by each party to the Merger of its respective obligations;

      o approval of the Commissioner of Insurance of the States of Kentucky and Arkansas, as well as the Superintendent of Insurance of Missouri (and any other governmental entity with jurisdiction over the transaction);

      o absence of any proceedings instituted or threatened to restrain, enjoin or prohibit the transactions contemplated by the Merger;

      o continued accuracy in all material respects of the representations and warranties made by each party in the Merger;

      o     delivery of certain legal opinions and closing certificates;

      o filing Articles of Merger, for the transaction with the requisite governmental authorities; and

      o     the closing of the Merger Agreement.

      In addition, Citizens may decline to proceed with the Merger if dissenters' rights are perfected for more than 2.5% of the outstanding First Alliance shares.

      Any party may waive its unsatisfied conditions to complete the Merger, except those which are required by law (such as shareholder and regulatory approval).

      The Merger may be terminated and abandoned at any time (whether before or after approval by the First Alliance shareholders) by unanimous consent of Citizens and First Alliance, or by any party for whose benefit a closing condition has not been satisfied or waived. Any terms or conditions of the Merger, except those required by law, may be waived by the Board of Directors of the party entitled to the benefit thereof. The Merger may be amended by mutual agreement of the Board of Directors of each party.

      Expenses and Liability for Termination. Each of the parties to the Merger will pay its own fees and expenses incurred in connection with the transaction contemplated by the Merger, including costs incurred in connection with the termination of the Merger.

      Status Regarding Possible Waiver, Modification, or Termination of Agreement. As of the date of this proxy statement-prospectus, to the best of the knowledge of the parties to the Merger, there are no conditions precedent which must be waived by any party in order for the Merger to be consummated, nor does any party intend to seek to modify or terminate the Merger based on existing circumstances.

      Conduct of Business Pending the Merger; Other Covenants of the Parties. First Alliance and Citizens have agreed that neither of them will, prior to the
Merger:

      o enter into any transactions except in the ordinary course of business;

      o pay any dividends nor increase the compensation of any officer or directors; or

      o enter into any transaction which would adversely affect its respective financial conditions.

      Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Merger and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Merger or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Merger have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Merger.

      The First Alliance Board of Directors, subject to its fiduciary obligations to its shareholders, has agreed to use its best efforts to obtain the requisite approval of First Alliance shareholders for the Merger and the transactions contemplated thereby.

      Operations of First Alliance after the Merger. Following the Merger, First Alliance will continue to operate in its locations under a joint management team, with the consolidation of computer data processing in Citizens' system. Citizens will continue to evaluate the personnel, business practices and opportunities for First Alliance and may make such changes as it deems appropriate following the Merger.

      It is anticipated that the following individuals will serve as executive officers of First Alliance upon effectiveness of the Merger:

      Name                    Office
      ----                    ------
      Rick D. Riley           Chairman of the Board and Chief Executive Officer
      Mark A. Oliver          Vice Chairman and Chief Investment Officer
      Michael N. Fink         President and Assistant Treasurer
      Val Smith               Executive Vice President, Chief Actuary
      Marcia Emmons           Secretary

      The Board of Directors of First Alliance upon effectiveness of the Merger is expected to be the composed of the following individuals:

      Harold E. Riley         Walden P. Little
      Rick D. Riley           Steven F. Shelton
      Mark A. Oliver          Ralph M. Smith, Th.D.
      Jeffrey J. Wood         Timothy T. Timmerman
      Dr. Richard C. Scott    Dr. E. Dan Gage

      In addition, with the approval of the Kentucky Commissioner of Insurance, Citizens intends to enter into a management services agreement with First Alliance under which Citizens would provide data processing systems, management expertise and staff to First Alliance on a "cost plus 12.5%" basis. This agreement is similar in substance to agreements that Citizens has with its other insurance subsidiaries.

      Stock Transfer Restrictions Applicable to "Affiliates" of First Alliance. The Merger provides that any shareholder who is an "affiliate" of First Alliance, as defined in the rules adopted under the Securities Act of 1933, will enter into an agreement to not dispose of any Citizens shares received by him or her in violation of certain transfer restrictions under SEC Rules 144 and 145.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a summary of the material U.S. federal income tax consequences to U.S. holders who exchange First Alliance common stock for Citizens Class A common stock pursuant to the Merger, and is not a summary of all potential tax consequences of the transactions contemplated by the Merger agreement or the Merger itself. The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations adopted under the Code, administrative rulings and pronouncements and judicial decisions as of the date of this proxy statement-prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to First Alliance shareholders, as described below. There can be no assurance that such changes will not occur.

      Shareholders of First Alliance should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances. This discussion also does not apply to shareholders which:

      o are certain types of persons, such as securities dealers, financial institutions, insurance companies, foreign persons, real estate investment trusts, regulated investment companies, or tax-exempt entities;

      o hold their stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

      o     do not hold their stock as capital assets; or

      o are individuals who acquired their shares in connection with the exercise of employee stock options, under stock purchase plans or otherwise as compensation.

In addition, the following discussion does not address any tax consequences of:

      o     the Merger under foreign, state or local tax laws;

      o transactions effectuated prior to, after or concurrently with the transactions discussed in this proxy statement-prospectus (whether or not any such transactions are undertaken in connection with the Merger), including any transaction in which shares of First Alliance stock are acquired or shares of Citizens Class A common stock are disposed of; or

      o     the alternative minimum tax provisions of the Code.

      ACCORDINGLY, FIRST ALLIANCE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM.

      The anticipated federal income tax consequences to First Alliance shareholders are as follows:

       (a) No gain or loss will be recognized by holders of First Alliance stock solely upon their receipt in the Merger of Citizens Class A common stock in exchange therefor.

      (b) The aggregate tax basis of Citizens Class A common stock received by a First Alliance shareholder in the Merger will be the same as the aggregate tax basis of the First Alliance stock surrendered by that shareholder in exchange therefor.

      (c) The holding period of Citizens Class A common stock received by each First Alliance shareholder in the Merger will include the period for which the First Alliance stock surrendered in exchange therefor was held, provided that the First Alliance stock so surrendered is held as a capital asset at the time of the consummation of the Merger.

      (d) Cash received by the First Alliance shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the First Alliance stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss. It is possible that for some First Alliance shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

RELATED TAX ISSUES

      The parties are not requesting and will not request a ruling from the IRS in connection with the Merger. First Alliance, however, will receive an opinion from its counsel and Citizens will receive an opinion from its counsel to the effect that the Merger will constitute a reorganization resulting in the anticipated federal tax consequences (the "Tax Opinions"). First Alliance shareholders should be aware that the Tax Opinions do not bind the IRS or the courts. There is no assurance that the IRS will not assert a contrary position regarding the tax consequences of the Merger, nor is there any assurance that the IRS would not prevail in the event the tax consequences of the Merger were litigated. The Tax Opinions will not address any tax consequences of the Merger under applicable foreign, state or local income tax laws. The Tax Opinions are subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of representations made by Citizens and First Alliance, including representations in certain certificates to be delivered to counsel by the respective managements of Citizens and First Alliance.

      First Alliance shareholders should be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements and other transactions could be reviewed by the IRS.

      A successful IRS challenge to the reorganization status of the Merger would result in shareholders of First Alliance recognizing taxable gain or loss with respect to each share of stock surrendered equal to the difference between the shareholder's basis in such shares and the fair market value of Citizens Class A common stock received in exchange therefor. In such event, a shareholder's aggregate basis in Citizens Class A common stock received would equal its fair market value at the time of the exchange, and the shareholder's holding period for such stock would begin the day after the exchange is completed.

      Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of First Alliance must file with their income tax returns for the year in which the Merger is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss arising from the Merger, including the cost or other basis of stock transferred in the Merger and the amount of stock received in the Merger.

      Under Section 3406 of the Code, First Alliance shareholders may be subject to "backup withholding" on "reportable payments," if any, to be received by them if they fail to furnish their correct taxpayer identification numbers to Citizens or for certain other reasons. For each calendar year, Citizens will report to these persons and to the IRS the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to the reportable payments.

                        RIGHTS OF DISSENTING SHAREHOLDERS

      The following summary of dissenters' rights available to First Alliance shareholders identifies and discusses all of the material information necessary to perfect dissenters' rights. However, this summary is not intended to be a complete statement of applicable Kentucky law and is qualified in its entirety by reference to Subtitle 13, Sections 271B.13-010 to -310 of the Kentucky Business Corporation Act (the "Act"), set forth in their entirety in Appendix B.

      UNDER THE MERGER AGREEMENT, CITIZENS HAS THE RIGHT TO ABANDON THE MERGER IF THE HOLDERS OF MORE THAN 2.5% OF THE OUTSTANDING SHARES OF FIRST ALLIANCE DISSENT FROM THE MERGER AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH THE ACT.

      IN ORDER TO EXERCISE DISSENTERS' RIGHTS, A SHAREHOLDER MUST FULLY AND EXACTLY COMPLY WITH THE STATUTORY REQUIREMENTS. FIRST ALLIANCE AND CITIZENS URGE SHAREHOLDERS TO READ AND UNDERSTAND THIS DISCUSSION AND THE STATUTORY PROVISIONS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS.

      Right to Dissent. A shareholder of First Alliance is entitled to dissent and, if the Merger is completed, obtain payment of the fair value for his or her shares. Fair value is defined in Section 271B.13-010 of the Act as the value of the dissenter's shares immediately before the completion of the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

      In order to be entitled to dissent and obtain payment for his or her shares, a shareholder cannot challenge the Merger unless the Merger is unlawful or fraudulent with respect to the shareholder or First Alliance.

      Procedure for Exercise of Dissenters' Rights. In order for a shareholder to exercise dissenters' rights and receive payment for the shareholder's shares, he or she must comply exactly with the requirements in Subtitle 13 of the Act.

      To briefly summarize, subject to certain other requirements, the shareholder must, before the vote is taken at the meeting of shareholders, deliver to First Alliance (at 3385 Executive Drive, Suite 308, Lexington, Kentucky 40505) a written notice of intent to demand payment for his or her shares if the Merger is completed. In addition, the shareholder must not vote in favor of the Merger.

      If the Merger is approved, then within 10 days afterwards, First Alliance will send written notices to the dissenting shareholders which meet the requirements in the foregoing paragraph. The notice will also include a form for demanding payment, identify a date, not less than 30 nor more than 60 days after the notice, by which First Alliance must receive the payment demand and include instructions for the shareholder to surrender the certificates for the shares. The form for demanding payment will include the date of the first announcement to news media or to the shareholders of the terms of the Merger and require the shareholder to certify whether he or she acquired beneficial ownership of the shares before that date.

      If the Merger were not to be completed within 60 days after the date set by which First Alliance must receive the payment demand, then First Alliance must return the certificates for the shares.

      If a shareholder who meets the above requirements owned the shares before the first announcement to news media or to the shareholders of the terms of the Merger, as soon as the Merger is completed, or upon receipt of a payment demand, if later, First Alliance will pay the shareholder the amount that First Alliance estimates to be the fair value of the shareholder's shares, plus interest accrued (at the average rate currently paid by First Alliance on its principal bank loans or, if none, at a rate that is fair and equitable) from the Effective Date. Included with the payment will be certain of First Alliance's financial statements, an explanation of how the interest was calculated and a statement of the shareholder's right to demand additional payment as explained below.

      If the shareholder meets the above requirements but did not acquire the shares before announcement date to the news media or the shareholders, First Alliance may elect not to pay its estimate of fair value and accrued interest to the shareholder. However, First Alliance will send an offer to the shareholder with an estimate of the fair value of the shares, an explanation of how accrued interest was calculated and a statement of the shareholder's right to demand payment for the shares. If shareholder agrees to accept this amount in full satisfaction of his or her demand, then First Alliance will nonetheless pay its estimate and accrued interest to the shareholder.

      A dissenting shareholder may notify First Alliance in writing of his or her own estimate of the fair value of the shares and interest due, and demand payment of such amount (less First Alliance's previous payment, if any, of its estimate of fair value and accrued interest), if:

      o the shareholder believes the amount paid or offered by First Alliance is less than the fair value or interest was incorrectly calculated; or

      o First Alliance fails, within 60 days after the Merger, to either pay its estimate of fair value and accrued interest (if the shareholder acquired the shares before the first announcement of the merger terms to the news media or the shareholders) or return the certificates for the shares to the shareholder.

In order to be able to demand payment as set forth in this paragraph, the shareholder must provide the written notice to First Alliance within 30 days after it made or offered payment for the shares.

      Judicial Appraisal of Shares. If a shareholder's demand, as set forth in the immediately foregoing paragraph, remains unsettled, First Alliance will, within 60 days after receiving the demand, petition the court in Fayette County, Kentucky, to determine the fair value of the shares and accrued interest. If such a lawsuit were to be commenced, First Alliance would be required to make all other dissenting shareholders, whose demand for payment remained unsettled, parties to the lawsuit. If First Alliance were to fail to commence this lawsuit, it would then be required to pay each dissenting shareholder, whose demand remained unsettled, the unsettled amount demanded.

      The court may appoint one or more appraisers to assist in making the determination of the fair value of the shares. After the court determines the fair value and accrued interest, each dissenting shareholder joined to the lawsuit will be entitled to judgment for either:

      o the amount by which the fair value and accrued interest exceeds the amount previously paid by First Alliance, if any, or,

      o if First Alliance did not previously pay its estimate and interest to the shareholder, the fair value and accrued interest determined by the court.

            The court will determine all costs of the proceedings, including reasonable compensation and expenses of any appraisers, and assess them against the corporation, unless the court determines that the dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess fees and expenses of counsel and any experts for the shareholders against the corporation if it failed to comply with the foregoing requirements, or against the corporation or any of the dissenting shareholders if they acted arbitrarily, vexatiously, or not in good faith. If the court finds that the services of counsel for any dissenting shareholder substantially benefited any other dissenters under similar circumstances, the court may award to the counsel fees from amounts recovered by the shareholders who were benefited.

                      INFORMATION CONCERNING FIRST ALLIANCE

      Information concerning First Alliance is set forth in Appendix C and Appendix D attached to this proxy statement-prospectus.

                     COMPARISON OF RIGHTS OF SECURITYHOLDERS

      Upon consummation of the Merger, the holders of issued and outstanding First Alliance stock will receive Citizens Class A common stock. The rights of the holders of Citizens shares are governed by Citizens' Articles of Incorporation, its bylaws and Colorado law, while the rights of holders of First Alliance shares are governed by First Alliance's Articles of Incorporation, its bylaws and Kentucky law. In most respects, the rights of holders of Citizens Class A common stock and holders of First Alliance shares are similar. The following is a brief comparison of the rights of the holders of First Alliance stock, and Citizens Class A common stock.

AUTHORIZED SHARES

      The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with no par value; of which 29,303,287 shares and 817,696 shares, respectively, are issued, fully paid and non-assessable.

      The aggregate number of shares which First Alliance is authorized to issue is 20,000,000 shares of Common Stock, no par value, of which 5,691,695 shares are issued and outstanding, fully paid and non-assessable.

      The foregoing numbers do not include treasury shares.

DIVIDEND RIGHTS

      If Citizens were to declare and pay any cash dividends, the cash dividends paid upon each share of Citizens Class A common stock would be twice the cash dividends paid on each share of Citizens Class B common stock. If First Alliance were to declare and pay any dividends, the dividends paid upon the shares of First Alliance stock would be the same for all shares.

VOTING RIGHTS

      Those who hold First Alliance stock on the date the Merger becomes effective will be entitled as a group to hold approximately ___________ shares of Citizens Class A common stock (assuming a market value of Citizens Class A common stock of $____ per share), or approximately ___% of the Class A shares that Citizens anticipates will then be outstanding.

      The voting rights of Citizens Class A common stock and Class B common stock are equal in all respects except that the holders of Class B common stock have the exclusive right to elect a simple majority of the members of Citizens' Board of Directors, and the holders of the Class A common stock have the exclusive right to elect the remaining directors. The holders of Citizens common stock do not have cumulative voting rights in the election of directors.

      Each outstanding share of First Alliance stock is entitled to one vote upon each matter submitted to a vote of the shareholders of First Alliance. First Alliance shareholders do not have cumulative voting rights in the election of directors.

      The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders, the Colorado Corporation Code (now superseded by the Colorado Business Corporation Act) requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this requirement. Under Colorado law, the holders of the Citizens Class A common stock and Class B common stock must vote as two separate groups, respectively, and a sufficient vote by each voting group would be required in connection with the foregoing actions.

      For First Alliance, the Kentucky Business Corporation Act requires the affirmative vote of a majority of the outstanding shares to approve the same types of transactions. With respect to the Merger the approval of a majority of the outstanding First Alliance shares entitled to vote is required. Each share of First Alliance common stock is entitled to one vote with respect to the Merger.

      Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens. However, Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

      The articles of incorporation of First Alliance provide that the power to alter, amend, or repeal the bylaws is vested in the Board of Directors. However, the bylaws provide that the shareholders or the Board of Directors may adopt new bylaws or alter or repeal the bylaws. Under the Kentucky Business Corporation Act, the First Alliance shareholders have the right to amend and repeal the bylaws of First Alliance even though the Board of Directors also has this right.

      Special meetings of Citizens' shareholders may be called by the Chairman of the Board, by the Board of Directors, or by the holders of 10% or more of all Citizens shares entitled to vote. Special meetings of First Alliance shareholders may be called by the Board of Directors, the Chairman or Vice Chairman of the Board, the President, or the holders of 33-1/3% of the shares entitled to vote.

      The bylaws of Citizens provide that one-third of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group. The bylaws of First Alliance provide that a majority of the shares of stock entitled to vote constitutes a quorum of the shareholders of First Alliance.

      Both Citizens' and First Alliance's bylaws provide that the shareholders may take action without a meeting if all shareholders entitled to vote consent to the action in writing.

PREEMPTIVE RIGHTS

      First Alliance and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Boards of Directors of the respective corporations. No holder of shares of either corporation has any pre-emptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by the corporation.

LIABILITY OF DIRECTORS

      Citizens' and First Alliance's Articles of Incorporation, as authorized under Colorado and Kentucky law, respectively, each contain a provision to the effect that no director shall be personally liable to the corporation or any of its shareholders for damages for any breach of duty as a director except to the extent this provision is limited by law.

LIQUIDATION RIGHTS

      In the event of any liquidation, dissolution or winding up of Citizens or First Alliance, whether voluntary or involuntary, the holders of shares are entitled to share, on a share-for-share basis, any of the assets or funds in their respective corporations which are distributable to the shareholders upon such liquidation, dissolution or winding up.

ASSESSMENT AND REDEMPTION

      The Citizens shares to be issued upon consummation of the Merger will be fully paid and nonassessable. First Alliance shares, upon issuance in accordance with the Kentucky Business Corporation Act, are deemed to be fully paid and nonassessable. No shares or any class of stock of either Citizens or First Alliance is subject to redemption, conversion or further assessment.

TRANSFER AGENT

      The transfer agent for First Alliance is Fifth-Third Bank, Cincinnati, Ohio. The transfer agent for Citizens shares is Mellon Investor Services LLC, South Hackensack, New Jersey.

                                     EXPERTS

      The consolidated financial statements of Citizens, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, are incorporated herein by reference to Citizens, Inc.'s Annual Report on Form 10-K for the Year Ended December 31, 2001 and are so included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing in such Annual Report on Form 10-K and upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of First Alliance and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001, are incorporated herein by reference to the Annual Report on Form 10-KSB for the Year Ended December 31, 2001 of First Alliance, and are so included herein in reliance upon the report of Kerber, Eck & Braeckel, LLP, independent certified public accountants, appearing in such Annual Report on Form 10-KSB and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The legality under Colorado law of Citizens Class A common stock to be issued pursuant to the Merger will be passed upon by Jones & Keller, P.C., Denver, Colorado. Jones & Keller, P.C. has also given the tax opinions referred to under "Certain Federal Income Tax Consequences." Certain legal matters in connection with the Merger, including a tax opinion to First Alliance, will be passed upon for First Alliance by Phillip E. Allen, Esq., Louisville, Kentucky.

                                  OTHER MATTERS

      The First Alliance Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of the meeting accompanying this proxy statement-prospectus and it does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the First Alliance Board.

                                   APPENDIX A

                          PLAN AND AGREEMENT OF MERGER

                                 CITIZENS, INC.
                                       AND
                           FIRST ALLIANCE CORPORATION

                          PLAN AND AGREEMENT OF MERGER
                           First Alliance Corporation
                                 Citizens, Inc.
                                       and
                           Citizens Acquisition, Inc.

This Plan and Agreement of Merger ("this Agreement") is by and among First Alliance Corporation ("First Alliance"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc. ("Acquisition").

                                   WITNESSETH:

WHEREAS, Citizens is a corporation duly organized under the laws of the State of Colorado and Acquisition is a corporation duly organized under the laws of the State of Kentucky;

      WHEREAS, First Alliance is a corporation duly organized under the laws of the State of Kentucky; and

      WHEREAS, Citizens desires to acquire First Alliance through a merger of Acquisition into First Alliance under Kentucky law;

      NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                   The Merger

      1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Kentucky, and subject to the conditions set forth herein on the "Effective Date" (as herein defined), First Alliance and Acquisition shall enter into and file Articles of Merger, attached hereto as Exhibit "A," under which Acquisition shall merge with and into First Alliance (the "Merger"), and First Alliance shall be the surviving corporation, and shareholders of First Alliance that do not dissent to the Merger shall receive Class A common stock of Citizens as set forth in Section 1.2. The transaction contemplated by this Agreement shall be completed at a closing ("the Closing") on a closing date ("the Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law as set forth in this Agreement.

      On the Closing Date, all of the documents to be furnished to First Alliance and Citizens, including the documents to be furnished pursuant to
Article VII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to Citizens, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

      1.2 On the Effective Date, all shareholders of Alliance that do not dissent shall receive as consideration shares of Citizens Class A common stock equal in market value to the average closing price of such stock as reported by the New York Stock Exchange for the 20 trading days preceding the Closing Date for every share of Alliance owned based upon an embedded value of $3.02 per share of the common stock of Alliance, as set forth in Section 2.2 hereof. The offer and sale of the Citizens Class A common stock to be issued hereunder shall be registered by Citizens pursuant to the Securities Act of 1933 and applicable state securities laws.

      1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to consummate the Merger shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law to consummate the Merger shall be the "Effective Date" for this Agreement. For accounting purposes, this Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Effective Date.

                                   ARTICLE II

                         Issuance and Exchange of Shares

      2.1 The shares of Citizens Class A common stock shall be distributed to First Alliance shareholders (other than those shares as to which dissenters' rights have been perfected in accordance with Kentucky law).

      2.2 On the Effective Date, each holder of a certificate or certificates representing shares of First Alliance, upon presentation and surrender of such certificate or certificates to the Exchange Agent of Citizens, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Kentucky law shall not be converted into shares of Citizens Class A common stock, but shall represent only such rights as are permitted under the Kentucky Business Corporation Act. Upon such presentation, surrender, and exchange as provided in this Section 2.2, certificates representing shares of First Alliance previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of First Alliance at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in
Section 1.2 of this Agreement. If a certificate or certificates representing shares of First Alliance have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

      2.3 No fractional shares of Citizens stock shall be issued as a result of the Merger. In the event the issuance of shares of Citizens stock hereunder results in any shareholder being entitled to a fraction of a whole share of Citizens stock, the number of shares to be issued to such shareholder shall be rounded up to the nearest whole share.

      2.4 The stock transfer books of First Alliance shall be closed on the Closing Date, and thereafter no transfers of the common stock of First Alliance will be made.

                                   ARTICLE III

              Representations, Warranties and Covenants of Citizens

No representations or warranties are made by any director, officer, employee or shareholder of Citizens, except as and to the extent stated in this Agreement or in a separate written statement (the "Citizens Disclosure Statement") attached hereto as Exhibit "B". Citizens hereby represents, warrants and covenants to First Alliance, except as stated in the Citizens Disclosure Statement, as follows:

      3.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Citizens, copies of which have been delivered to First Alliance, are complete and accurate, and the minute books of Citizens contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of Citizens.

      3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with no par value; of which 29,303,287 shares of such Class A common stock (not including treasury shares) and 817,696 shares of Class B common stock are issued and outstanding, fully paid and non-assessable as of September 30, 2002. No shares of Preferred stock are issued or outstanding. The two classes of stock of Citizens are equal in all respects, except that (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens, and the Class A common stock elects the remaining directors, and (b) the Class A common stock receives twice the cash dividends on a per share basis compared to the Class B common stock. There were 161,663 shares of Class A common stock held as treasury stock of Citizens and 2,398,031 shares of Class A common stock owned by Citizens Insurance Company of America and deemed to be treasury stock as of September 30, 2002. The shares of Class A common stock to be issued pursuant to the Merger will, upon issuance, be fully paid and non-assessable and listed with the New York Stock Exchange

      The subsidiaries of Citizens are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

      3.3 Citizens has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

      3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens.

      3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by Citizens' Board of Directors.

      3.6 Citizens has delivered to First Alliance consolidated financial statements of Citizens and its subsidiaries, dated December 31, 2001 and June 30, 2002 (unaudited), and the annual convention statement of Citizens Insurance Company of America ("CICA") for the year ended December 31, 2001. All such statements, herein sometimes called "Citizens Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens and Citizens Insurance Company of America for the periods included. The December 31, 2001 and June 30, 2002 consolidated financial statements have been prepared in accordance with generally accepted accounting principles, and the December 31, 2001 statement of Citizens Insurance Company of America has been prepared in accordance with statutory accounting principles.

      3.7 Since the dates of the Citizens Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Citizens or CICA.

      3.8 Citizens has delivered to First Alliance a list and description of all pending legal and regulatory proceedings involving Citizens or CICA and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of Citizens, threatened against Citizens or CICA or adversely affecting in any material respect any of their assets, or properties, and neither Citizens nor CICA is in any material breach, violation, or default under any material contract or instrument to which Citizens or CICA is a party, and no event has occurred which with the lapse of time or action by a third party would result in a material breach, violation, or default by Citizens or CICA under any material contract or other instrument to which Citizens or CICA is a party or by which they or any of their properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws.

      3.9 The assets of CICA have admissible values at least equal to the amounts attributed to them on its December 31, 2001 annual convention statement.

      3.10 In all material respects the policy and claim reserves of Citizens Insurance Company of America have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

      3.11 The representations and warranties of Citizens shall be true and correct in all material respects as of the date hereof and as of the Effective Date.

      3.12 Citizens has delivered, or will deliver within two weeks of the date of this Agreement, to First Alliance true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 2000 and 2001 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1999, 2000, and 2001 and for 2002 year-to-date. Citizens will also deliver to First Alliance on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

      Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

      3.13 Citizens has delivered to First Alliance a copy of each of the federal income tax returns of Citizens for the year ended December 31, 2001 and for any additional open years. The provisions for taxes in Citizens accounting records' are believed by Citizens to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Citizens (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Citizens, including taxes for the current year ending December 31, 2002. No federal income tax return of Citizens is currently under audit.

      3.14 Citizens has no employee benefit plans, except as disclosed in the Citizens Financial Statements and for a group accident and health and dental plan for employees.

      3.15 No representation or warranty by Citizens in this Agreement, the Citizens Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

      3.16 Citizens shall cause itself and its officers, directors and affiliates to refrain from purchasing Class A common stock of Citizens for the 20 trading days preceding Closing.

                                   ARTICLE IV

           Representations, Warranties and Covenants of First Alliance

No representations or warranties are made by any director, officer, employee or shareholder of First Alliance, except as and to the extent stated in this Agreement or in a separate written statement (the "First Alliance Disclosure Statement") attached hereto as Exhibit "C". First Alliance hereby represents, warrants and covenants to Citizens, except as stated in the First Alliance Disclosure Statement, as follows:

      4.1 Each of First Alliance and First Alliance Insurance Company ("FAIC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of First Alliance and FAIC, copies of which have been delivered to Citizens, are complete and accurate, and the minute books of First Alliance and FAIC contain a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and Boards of Directors of First Alliance and FAIC.

      4.2 The aggregate number of shares which First Alliance is authorized to issue is 20,000,000 shares of Common Stock, no par value, and 1,000,000 shares of Preferred Stock of which 5,691,695 shares of Common Stock, and 0 shares of Preferred Stock are issued and outstanding, fully paid and non-assessable. There are no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of First Alliance capital stock. First Alliance owns all of the outstanding shares of FAIC.

      The subsidiaries of First Alliance and FAIC are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and non-assessable. First Alliance directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries.

      4.3 First Alliance and FAIC each have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

      4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by First Alliance and FAIC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of First Alliance or FAIC.

      4.5 The execution of his Agreement has been duly authorized and approved by the Board of Directors of First Alliance.

      4.6 First Alliance has delivered to Citizens consolidated financial statements of First Alliance and its subsidiaries, dated December 31, 2001 and June 30, 2002 (unaudited), and the annual convention statement of FAIC as of December 31, 2001. All such statements, herein sometimes called "First Alliance Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to the financial statements, present fairly the financial position and results of operations of First Alliance and FAIC of the periods indicated. The December 31, 2001 and June 30, 2002 consolidated financial statements of First Alliance have been prepared in accordance with generally accepted accounting principles and the December 31, 2001, annual convention statement of FAIC is prepared in accordance with statutory principles.

      4.7 Since the dates of the First Alliance Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of First Alliance or FAIC. First Alliance and FAIC do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) except as disclosed in the First Alliance Financial Statements.

      4.8 First Alliance has delivered to Citizens a list and description of all pending legal and regulatory proceedings involving First Alliance or FAIC, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of other officers of First Alliance, threatened against First Alliance or FAIC or affecting any of their assets or properties, and neither First Alliance nor FAIC is in any material breach or violation of or default under any contract or instrument to which First Alliance or FAIC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach, violation, or default by First Alliance or FAIC under any contract or other instrument to which First Alliance or FAIC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws.

      4.9 Neither First Alliance nor FAIC shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect their financial condition.

      4.10 The assets of FAIC have admissible values at least equal to the amounts attributed to them on its June 30, 2002 statutory financial statement and values at least equal to those attributed to them on its December 31, 2001 annual convention statement.

      4.11 Neither FAIC nor First Alliance is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect FAIC or First Alliance.

      4.12 All policy and claim services of FAIC have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

      4.13 The representations and warranties of First Alliance shall be true and correct as of the date hereof and as of the Effective Date.

      4.14 First Alliance has delivered, or will deliver within two weeks of the date of this Agreement, to Citizens true and correct copies of First Alliance' Annual Report to Shareholders for the years ended December 31, 1999, 2000, and for 2001. First Alliance will also deliver to Citizens on or before the Closing Date any reports relating to the financial and business condition of First Alliance which are prepared after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

      First Alliance has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of First Alliance generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

      4.15 First Alliance has delivered to Citizens a copy of each of the federal income tax returns of First Alliance and FAIC for the year ended December 31, 2001 and for any additional open years. The provisions for taxes in First Alliance's and FAIC's accounting records are believed by First Alliance and FAIC to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of First Alliance and FAIC (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by First Alliance and FAIC, including taxes for the current year ending December 31, 2002. No federal income tax return of First Alliance or FAIC is currently under audit.

      4.16 First Alliance and FAIC have no employee benefit plans.

      4.17 No representation or warranty by First Alliance in this Agreement, the First Alliance Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                    ARTICLE V

              Obligations of the Parties Pending the Effective Date

      5.1 This Agreement shall be duly submitted to the shareholders of First Alliance for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by First Alliance, such date to be the earliest practicable date after the proxy statement is first sent to First Alliance shareholders without objection by applicable governmental authorities, provided that First Alliance will have at least 30 days to solicit proxies. Citizens will furnish to First Alliance the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the First Alliance shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.1A First Alliance represents and warrants that at the time of the First Alliance shareholder meeting, the proxy statement, insofar as it relates to First Alliance and contains information furnished by First Alliance specifically for use in such proxy statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of First Alliance, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of First Alliance shareholders of this Agreement and the transactions contemplated herein. First Alliance, FAIC and Citizens shall take all reasonable and necessary steps and actions to comply with and to secure First Alliance shareholder approval of this Agreement by a majority vote of the votes entitled to be cast upon the transactions contemplated by this Agreement as may be required by the statutes, rules and regulations of such states.

      5.2 At all times prior to the Effective Date, during regular business hours each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and shall not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings.

      No information shall be considered confidential or proprietary if it is
(a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates to whom the disclosure is made.

      5.3 First Alliance and Citizens shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties or covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

      5.4 As promptly as practicable after the execution of this Agreement, Citizens will prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement") covering the issuance of Citizens shares in the Merger. Each of Citizens and First Alliance will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Citizens Class A common stock in the Merger. Citizens will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Date. Citizens and First Alliance will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

      As promptly as practicable after the Registration Statement shall have become effective, First Alliance will mail a notice of special meeting to its stockholders entitled to notice of and to vote at the First Alliance Stockholders' Meeting.

      If at any time prior to the Effective Date any event or circumstance relating to First Alliance or any of its Affiliates, or its or their respective officers or directors should be discovered by First Alliance that should be set forth in an amendment to the Registration Statement, First Alliance will promptly inform Citizens, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

      If at any time prior to the Effective Date any event or circumstance relating to Citizens or any of its Affiliates, or to their respective officers or directors, should be discovered by Citizens that should be set forth in an amendment to the Registration Statement, Citizens will promptly inform First Alliance, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

      No amendment or supplement to the Registration Statement will be made by Citizens without prior consultation with First Alliance. Citizens and First Alliance each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of Citizens Class A common stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the SEC for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the SEC of comments thereon or any request by the staff of the SEC for additional information with respect thereto.

      Citizens will use all reasonable efforts to cause the shares of Citizens Class A common stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the New York Stock Exchange prior to the Effective Date. To the knowledge of Citizens, there are no facts and circumstances that would preclude Citizens Common Stock to be issued in the Merger from being approved for listing on the New York Stock Exchange.

      5.5 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                              Procedure for Merger

      6.1 The parties shall file with the Insurance Commissioner of Kentucky within 30 days from this date, all of the documents required by the Kentucky Insurance Code and such other filings with Insurance regulatory authorities in other states as may be required by the laws of such states.

                                   ARTICLE VII

             Conditions Precedent to the Consummation of the Merger

      The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

      7.1 Citizens and First Alliance shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and First Alliance and Citizens shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

      7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of First Alliance duly and properly called for such purpose in accordance with the applicable laws.

      7.3 This Agreement is subject to the provisions of applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval is obtained from the Commissioner of Insurance of the State of Kentucky and such other states in accordance with the provisions of the laws of said states. Citizens and First Alliance, as soon as practical after the execution and delivery of this Agreement, agree to file such forms and materials as may be necessary or warranted in obtaining such approval and to use their best efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens, First Alliance nor any of their subsidiaries shall be obligated to file a suit or to appeal from any Commissioner of Insurance's adverse ruling, nor shall Citizens, First Alliance nor any of their subsidiaries be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval. In the event approval is denied, this Agreement shall terminate immediately and the parties shall have no further liability hereunder.

      7.4 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the regulation, or have otherwise acted improperly in connection with the transaction contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

      7.5 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for Citizens and First Alliance.

      7.6 The representations and warranties made by Citizens and First Alliance in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective date because of (1) changes caused by transactions suggested or approved in writing by Citizens or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of First Alliance, FAIC or Citizens) during or arising after the date of this Agreement.

      7.7 The parties shall believe that: (1) The Merger will constitute a reorganization within the meaning of

Internal Revenue Code ("IRC") Section 368(a)(2)(E), and Citizens and First Alliance will each be a "party to a reorganization" within the meaning of IRC
Section 368(b). No gain or loss will be recognized by the First Alliance shareholders upon the exchange of their shares for shares of Citizens Class A common stock.

      (2) The tax basis of the shares of Citizens Class A common stock received by a First Alliance shareholder will be the same as the basis of the First Alliance shares surrendered by that shareholder in the Exchange.

      (3) The holding period for tax purposes of the shares of Citizens Class A common stock received by a First Alliance shareholder will include the period during which such shareholder held the First Alliance shares as a capital asset on the date of the consummation of the Exchange.

      (4) Cash received by First Alliance shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the First Alliance stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be taxed at varying federal tax rates depending upon the holding period for such shares. It is possible, that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

      (5) No material gain or loss will be recognized by Citizens, FAIC or First Alliance as a result of the Merger.

      7.8(a) First Alliance shall have furnished Citizens with:

            (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of First Alliance approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of First Alliance;

            (2) a certified copy of a resolution or resolutions duly adopted by the requisite number and classes of outstanding shares of First Alliance capital stock approving this Agreement and the transactions contemplated by it in accordance with applicable law; and

            (3) an opinion of Phillip E. Allen, Esq. dated as of the Closing Date as set forth in Exhibit "E" attached hereto; and

            (4) an agreement from each "affiliate" of First Alliance as defined in the rules adopted under the Securities Act of 1933, as amended, in the form attached hereto as Exhibit "D" to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; and (b) none of the shares of Citizens Class A common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; and (c) the affiliate acknowledges that sales, transfers or dispositions of Citizens Class A common stock may only be made pursuant to Rules 144 and 145 during the two-year period following the Closing Date.

      7.9 Citizens shall have furnished First Alliance with:

            (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens, approving this Agreement and the transactions contemplated by it, and

            (2) opinions dated the Effective Date of Jones & Keller, P.C., counsel for Citizens, as set forth in Exhibits "F" and "G" attached hereto.

      7.10 First Alliance and Acquisition shall approve and file the Articles of Merger, consistent with this Agreement, for this transaction with the requisite governmental authorities.

      7.11 Citizens shall have obtained the authorization of the New York Stock Exchange with respect to a listing of all of the shares of Citizens Class A common stock to be issued pursuant to the Merger.

                                  ARTICLE VIII

                           Termination and Abandonment

      8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of First Alliance) prior to the Effective Date:

      (a) By mutual consent of Citizens, FAIC and First Alliance; or

      (b) By Citizens or First Alliance, if any condition set forth in Article VII relating to the other party has not been met and has not been waived; or

      (c) By Citizens or First Alliance, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby; or

      (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

      (e) By Citizens, if dissenters' rights are perfected in accordance with Kentucky law for more than 2.5% of the outstanding shares of First Alliance; or

      (f) By any party if the Effective Date is not within 180 days from the date hereof; or

      (g) If the Kentucky Commissioner of Insurance denies the application for approval of the Merger, in which case this Agreement shall automatically be terminated as provided in Section 7.3 unless the parties mutually agree to contest such denial.

      8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

      Termination of Representation and Warranties and Certain Agreements

      9.1 The respective representations and warranties of the parties hereto, shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X

                                  Miscellaneous

      10.1 This Agreement embodies the entire agreement between the parties, and supersedes all prior agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

      10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

      10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens and First Alliance each represent to the other that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from First Alliance, FAIC or Citizens or any subsidiary of any of them upon consummation of the transactions contemplated by this Agreement, except for Don Dennis, whose fee shall be the responsibility of Citizens, and for such investment banking firm as retained and paid by First Alliance for the purpose of rendering a fairness opinion relating to the Merger.

      10.4 All parties to the Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

      10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the number of shares issuable hereunder shall not be amended without approval of the requisite shareholders of First Alliance.

      10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To  Citizens,  Inc.:                    To  First  Alliance:

Citizens,  Inc.                          First  Alliance  Corporation
400  East  Anderson  Lane                2285  Executive  Dr.,  Suite  308
Austin,  Texas  78752                    Lexington,  Kentucky  40505
ATTN:  Mark  A.  Oliver                  ATTN:  Michael  N.  Fink
       President                                President

with  copies  to:                        with copies to:

Jones & Keller, P.C. PHILLIP E. ALLEN, ESQ. Suite 1600 The Marketplace, Suite 130 1625 Broadway 12910 Shelbyville Road Denver, Colorado 80202 Louisville, Kentucky 40243 ATTN: Reid Godbolt, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

      10.7 No press release or public statement will be issued relating to the transaction contemplated by this Agreement without prior approval of Citizens and First Alliance. However, either Citizens or First Alliance may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

10.8 This Agreement shall be deemed to have been drafted by both parties, and therefore the rule of construing ambiguities against the party drafting a contract shall be inapplicable.

      IN WITNESS WHEREOF, the parties have set their hands and seals as of November 7, 2002.

                                 CITIZENS, INC.

                                 By:  /s/ Mark A. Oliver
                                      ------------------------------
                                      Mark  A.  Oliver, President

                                 FIRST ALLIANCE  CORPORATION

                                 By:  /s/ Michael N. Fink
                                      ------------------------------
                                      Michael  N.  Fink, President


                                 CITIZENS ACQUISITION, INC.

                                 By:  /s/ Mark A. Oliver
                                      ------------------------------
                                      Mark A. Oliver, President

                                    EXHIBIT A

                               ARTICLES OF MERGER
                                 CITIZENS, INC.
                         CITIZENS ACQUISITION, INC., and
                           FIRST ALLIANCE CORPORATION

THESE ARTICLES OF MERGER, dated this day ____ of _______, 2002, pursuant to Sections 271B.10 through .50 of the Kentucky Business Corporation Act (hereinafter referred to as the "Act"), is entered into, by and among Citizens, Inc. ("Citizens"), a Colorado corporation; Citizens Acquisition, Inc. ("Acquisition"), a Kentucky corporation wholly-owned by Citizens; and First Alliance Corporation ("First Alliance" or the "Surviving Corporation"), a Kentucky corporation, with First Alliance and Acquisition sometimes being referred to herein as the "Constituent Corporations."

                                   WITNESSETH:

WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable that Acquisition be merged into First Alliance (the "Merger"), as hereinafter specified;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and in order to prescribe the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the shares of each of the Constituent Corporations and such other details and provisions as are deemed desirable, the parties hereto agree as follows:

      FIRST: The Constituent Corporations have agreed to merge, and the terms and conditions of said Merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the Constituent Corporations not to be so converted or exchanged, are and shall be as set forth herein. In connection with the Merger described below, Citizens is agreeing, among other things, to furnish a sufficient number of shares of its authorized but unissued Class A Common Stock, no par value, to carry out the terms of the Merger contemplated hereby.

      SECOND: The parties to these Articles of Merger are Acquisition, First Alliance and Citizens.

      THIRD: First Alliance shall be the surviving corporation (the "Surviving Corporation") of the merger of Acquisition into and with First Alliance.

      FOURTH: The principal office of Acquisition and Citizens, Inc. is 400 East Anderson Lane, Austin, Texas 78752. The principal office of First Alliance is 2285 Executive Drive Suite 308, Lexington, Kentucky 40505.

      FIFTH: The Boards of Directors of Acquisition and Citizens, on _____________, 2002, declared that a merger upon the terms and conditions set forth in these Articles of Merger was advised, authorized and approved, and the Board of Directors of Acquisition directed their submission to Citizens, the sole stockholder of Acquisition, for approval.

The Board of Directors of First Alliance, on ________, 2002, by a duly adopted resolution, declared that a merger upon the terms and conditions set forth in these Articles of Merger was advised, authorized and approved, and directed their submission to the shareholders of First Alliance, for approval.

These Articles of Merger were duly submitted to and approved by the affirmative vote of one hundred percent (100%) of all of the votes entitled to be cast thereon pursuant to an action by unanimous written consent of the sole shareholder of Acquisition, as permitted by the Articles of Incorporation of Acquisition and the laws of the State of Kentucky.

These Articles of Merger were duly submitted to and approved by the affirmative vote of ______ percent (____%) of all of the votes entitled to be cast thereon at a meeting of the shareholders of First Alliance held on ______ __, 2002, as permitted by the Articles of Incorporation of First Alliance and the laws of the State of Kentucky.

      SIXTH: The Articles of Incorporation of First Alliance shall constitute the Articles of Incorporation of the Surviving Corporation.

      SEVENTH: Acquisition has authority to issue shares of one class of capital stock, namely ten thousand (10,000) shares of common stock, $.01 par value per share ("Acquisition Common Stock"). Citizens, Inc. has authority to issue shares of two classes of capital stock, namely 50,000,000 shares of Class A Common Stock, no par value per share ("Citizens Class A Common Stock"), and 1,000,000 shares of Class B Common Stock, no par value per share.

      EIGHTH: First Alliance has authority to issue shares of two classes of capital stock, namely, ____________ shares of Common Stock, no par value and _____________ shares of Preferred Stock, ______ par value per share.

      NINTH: The manner and basis of converting or exchanging the issued and outstanding stock of each of the Constituent Corporations into different stock or other consideration and the treatment of any issued stock of the Constituent Corporations not to be so converted or exchanged on the Effective Time (as defined in Article Tenth below) of the Merger contemplated hereby shall be as follows:

      (a) Except to the extent qualified in subparagraphs (b) and (c) immediately below, at the Effective Time, First Alliance shareholders will receive one (1) share of Class A Common stock of Citizens, Inc. for each

___________ shares of First Alliance Common Stock issued and outstanding.

      (b) No script or fractional share certificates of Citizens Class A Common stock shall be issued as a result of the Merger contemplated hereby, but in lieu of each fractional share, the shareholder of First Alliance entitled to a fractional share shall have said fractional share rounded up to the next whole share.

      (c) After the Merger contemplated hereby shall have become effective, except as otherwise provided by the Act with respect to dissenting shareholders, each holder of an outstanding certificate or certificates theretofore representing First Alliance Common Stock shall surrender the same to the Exchange Agent of Citizens and each such holder thereupon shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Citizens Class A Common Stock into which the First Alliance Common Stock represented by the certificate or certificates so surrendered shall have been converted or exchanged by the provisions hereof. Until such surrender, First Alliance Common Stock shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of Citizens

Class A Common Stock to be delivered with respect to such shares. Unless and until any such outstanding certificates shall be so surrendered, no dividend payable to the holders of record of First Alliance Common Stock as of any date subsequent to the Effective Time shall be paid to the holders of such outstanding certificates, but upon surrender of any such certificate or certificates, there shall be paid to the record holder of the certificate or certificates of First Alliance Common Stock delivered with respect to the shares represented by the surrendered certificate or certificates, without interest, the amount of such dividends which shall have theretofore become payable to them with respect to such shares of First Alliance Common Stock.

      (d) Each share of Acquisition Common Stock, if any, which remains unissued and all Treasury shares of Acquisition on the Effective Time of the Merger contemplated hereby shall be canceled.

      (e) Each share of Acquisition Common Stock which is issued and outstanding on the Effective Time shall be converted into one share of First Alliance Common Stock and shall not be deemed to be converted into shares of Class A Common Stock of Citizens.

      TENTH: At the Effective Time:

      (a) the assets and liabilities of Acquisition shall be taken up on the books of the Surviving Corporation at the amount at which they shall at that time be carried on the books of Acquisition, and

      (b) all of the rights, privileges, immunities, powers, purposes, and franchises of Acquisition, and all property, real, personal and mixed, and all debts due to Acquisition on whichever account shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Acquisition, and all debts, liabilities, obligations and duties of Acquisition shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

The Merger provided for by these Articles of Merger shall become effective at __:__ p.m., Central Time, on _____ __, 2002, (the "Effective Time"), and the separate existence of Acquisition except insofar as continued by statute, shall cease on the date that these Articles of Merger, duly advised, approved, signed, acknowledged, sealed and verified by Citizens, Acquisition and Surviving Corporation, as required by the laws of the State of Kentucky, are filed for record with the Secretary of State.

      ELEVENTH: The Merger contemplated hereby may be terminated at any time prior to the time these Articles of Merger are filed in the office of the Secretary of State of Kentucky (a) by consent of Citizens and the Constituent Corporations expressed by action of their respective Boards of Directors and without further shareholder action, whether or not theretofore adopted by the shareholders of the Constituent Corporations, but the filing of these Articles of Merger in the office of the Secretary of State of Kentucky shall conclusively evidence that any such termination has not occurred and that any right of termination has not been exercised and has been waived.

      TWELFTH: The parties hereto may, by written agreement among them authorized by their respective Boards of Directors, amend these Articles of Merger at any time prior to the Effective Time, provided that, after the meeting of shareholders of First Alliance, no amendment shall be made which changes the terms of these Articles of Merger in a way which is materially adverse to the shareholders of First Alliance, unless such amendment is approved by the shareholders of First Alliance.

Any condition to the performance of Citizens, Acquisition or First Alliance which may legally be waived at or prior to the Effective Time may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by the Board of Directors of the waiving party.

IN WITNESS WHEREOF, Citizens and each of the Constituent Corporations, pursuant to the approval and authority duly given by resolutions or unanimous written consents adopted by their respective Boards of Directors, have caused these Articles of Merger to be signed in their respective corporation names and their behalf by the respective Presidents and witnessed or attested by their respective Secretaries as of the ____ day of ________, 2002, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

                                                 FIRST  ALLIANCE  CORPORATION

ATTEST:

________________________________            By:_______________________________
          Secretary                              Michael  N.  Fink,  President



                                                   CITIZENS  ACQUISITION,  INC.
ATTEST:

________________________________           By:_________________________________
Marcia  F.  Emmons,  Secretary                   Mark  A.  Oliver,  President


ATTEST:

________________________________           By:_________________________________
Marcia  F.  Emmons,  Secretary

THE UNDERSIGNED, President of First Alliance Corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                      ------------------------------------
                           Michael N. Fink, President

THE UNDERSIGNED, President of Citizens Acquisition, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                      ------------------------------------
                            MARK A. OLIVER, PRESIDENT

THE UNDERSIGNED, President of Citizens, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                      ------------------------------------

                                    EXHIBIT B

                          CITIZENS DISCLOSURE STATEMENT

Pursuant to the provisions of Article III of the Agreement of Merger ("Merger Agreement") by and among First Alliance, Citizens, and Acquisition, Citizens hereby makes the following disclosures respecting the similarly numbered sections in the Merger Agreement:

      3.2 Citizens filed a Form S-3 ("Statement") Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") which became effective on August 30, 2001. The Statement registers 2,000,000 shares of Citizens Class A Common Stock for sale to the public through the Citizens, Inc. Stock Investment Plan ("the Plan"), the creation of which is included in the Statement. Although the Statement by definition registers shares for sale to the public, the activities of the Plan involve the acquisition of Citizens Class A Common Stock through the public market, rather than directly from the public. The Plan provides for the participation by owners of insurance policies issued by the Citizens' subsidiaries, existing holders of Citizens Class A common stock, employees of Citizens, Inc., members of the marketing force of any of Citizens' subsidiaries, or any member of the public in general who elects to participate. The Plan is sponsored by Citizens, Inc. and will be administered by Mellon Bank.

      3.8 Delia Bolanos Andrade, Luis Martin Tapia Alberti, Sonio Lucia Montoya Botero, Luisa F. Botero and Carlos A Botero, Roberto Carlos Paniagua Cardona, Luis Rberto Paniagua Grisales, Blanca Numbia Cardona, and Fernando Hakim Daccach
v. Citizens Insurance Company of America, Citizens, Inc., Negocios Savoy, S.A., Harold E. Riley, and Mark A. Oliver, Cause Number 99-09099 Travis County, Texas. On July 31, 2002, class action certification was granted by a Travis County, Texas district court judge to the plaintiffs in a lawsuit filed in 1999. The suit alleges that life insurance policies sold to certain non-U.S. residents by Citizens Insurance Company of America are securities and were sold in violation of the registration provisions of the Texas securities laws. The suit seeks class action status naming as a class all non-U.S. residents who made premium payments since August 1996 and assigned policy dividends to a trust for the purchase of Citizens, Inc. Class A common stock. The remedy sought is rescission of the insurance premium payments. An appeal of the class action certification by the district court has been made to the Texas Court of Appeals. Litigation counsel and defendants believe that the district court ruling is significantly in error and that there are substantial grounds for reversal. During the time of the appeal, the district court proceedings will be stayed. In the event the case proceeds to a trial, the defendants intend to defend vigorously against the claims.

Velma U Bayhi and David Bayhi v. Donald G. Welsh, Funeral Homes of Louisiana, Inc. dba Baker Funeral Home, Citizens, Inc., Lumbermens Mutual casualty Company and Kemper Insurance Companies, Cause number 468864 division M in the 19th District Court, Parish of East Baton Rouge, Louisiana. The funeral home is a subsidiary of Citizens, Inc. Mrs. Bayhi is making a claim for injuries from a collision between a hearse driven by Mr. Welsh and her stalled car. The hearse was insured with Lumbermens through Kemper. Mr. Bayhi also claims that he suffered emotional distress because he observed the crash.

George M. Campbell v. American Liberty Life Insurance Company, Case number 94-1625. Originally filed in the Parish of Ouachita, Louisiana in 1994-re-filed in 1998. Mr. Campbell had a hospitalization policy covering cancer. He filed a claim for two hospital stays at a V. A. hospital, but did not submit any bills from the hospital. The claim was denied because the policy required that the hospital provide services " for compensation from its patients ." There was no activity in the case, until July, 2001, when defendant received a Request for Production of a certified copy of Mr. Campbell's policy.

Juanita Hall v. Citizens Insurance Company of America and Rex Beverly, Civil Action Number CV 99-190, Marengo County, Alabama. Mrs. Hall claims that Rex Beverly and Assured Investors Life Insurance Company misrepresented the death benefit payable upon her husband's death. Following defendant's motion for summary judgment the court dismissed all tort claims and left open only a contract claim that the amount of the death benefit paid was incorrect. A rehearing was granted, and parties are waiting for the courts final ruling on motion for summary judgment.

Velma Jenkins v. United Security Life Insurance Company, Jack Lane, and fictitious defendants. Filed as Cause Number 2001-142 in the Circuit Court of Noxubee County, Mississippi and removed to the United States District Court for the Southern District of Mississippi Eastern Division as Civil Action Number 4:01-CV-156LN. Remanded to County Court and all claims above $75,000 have been dismissed with prejudice. Plaintiff alleges that she intended to purchase a supplement to her major medical insurance coverage, but was sold a hospitalization policy. Plaintiff alleges that the agent and the insurance company engaged in a pattern and practice of misrepresentation and fraud as to the benefits and coverage on policies sold to consumers in the State of Mississippi. Plaintiff made claims under her policy for medication and for out patient treatments all of which were denied because the policy covered hospitalization. Plaintiff filed Interrogatories and Requests for Production with her original complaint. No hearings have been set.

Mary Hart Whittington, Mayoda C. Parker, Sharon P. Browning, Patricia M. Brown, Mary Catherine Rawles, and Barry Maricelli v. Citizens Insurance Company Of America f/k/a United Security Life Insurance Company, American Investment Network f/k/a Great American Investment Network, Larry T. Reynolds, Virgil Styles, and Jesse L. Byrd. Cause number 251-01-713civ, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi. Plaintiffs allege that the whole-life nature of the insurance policies was misrepresented to them as an investment because the policies would pay dividends. The plaintiff's allege fraud, negligent misrepresentation, negligence, civil conspiracy, breach of contract, conversion, and violation of Mississippi Securities laws.

Maria Alicia Nino vs. Lack's Valley Stores Ltd., et.al., Cause No. C-1767-02-G; in the 370th Judicial District Court of Hidalgo County, Texas. Plaintiffs initiated this suit in Hidalgo County, Texas seeking certification of a class and seeking monetary damages. Citizens Insurance Company of America, as successor in Interest to National Security Life and Accident Insurance Company, and Citizens Insurance Company of America (collectively "Citizens") were named as Defendants. Plaintiff's allege violations of consumer protection laws and breaches of contract in the sale of credit life and disability insurance and credit property insurance. Plaintiffs complain that an excess premium or policy fee was charged. An agent fee, not a policy fee or excess premium, was apparently charged to some members of the class, but not by Citizens. The case has been removed from State District Court to the United States District Court, Southern District of Texas. A pretrial and scheduling conference is set for December 5, 2002. In addition to the Motion to Transfer Venue, Citizens has filed an Answer and a Motion to Sever.

                                    EXHIBIT C

                       FIRST ALLIANCE DISCLOSURE STATEMENT

Pursuant to the provisions of Article IV of the Plan and Agreement of Merger ("Merger Agreement") by and among First Alliance, Citizens, and Acquisition, First Alliance hereby makes the following disclosures respecting the similarly numbered sections in the Merger Agreement:

      4.2 The aggregate number of shares which First Alliance is authorized to issue is 20,000,000 shares of Common Stock, no par value, of which 5,691,695 are issued and outstanding, and 1,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding.

First Alliance owns all of the outstanding shares of all of its Subsidiaries with the exception of KYWIDE Insurance Management, Inc. of which it owns ninety
(90) percent. KYWIDE Insurance Management, Inc. is currently inactive.

      4.7 Since June 30, 2002, there have not been any material adverse changes in the business or condition of First Alliance other than continued losses from operations.

      4.10 The assets of FAIC have admissible values at least equal to the amounts attributed to them on its June 30, 2002 statutory financial statement with the exception of market declines in equity investments.

      4.11 First Alliance is contractually obligated to provide accounting and administrative services for Mid American Alliance; Mid American Century Life Insurance Company; Security Alliance Insurance Company; Integrity Capital Corporation and Mid Atlantic Capital Corporation.

      4.16 First Alliance provides employee benefits in the form of group accident and health insurance; 401(k) retirement benefits; group life insurance and a Section 125 plan.

                                    EXHIBIT D

                               AFFILIATE AGREEMENT

Citizens,  Inc.
400  East  Anderson  Lane
Austin,  Texas  78752

Ladies  and  Gentlemen:

I have been advised that I have been identified as a possible "affiliate" of First Alliance Insurance Company, a Kentucky corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

Pursuant to the terms of that certain Plan and Agreement of Merger, dated as of _______________, 2002 (the "Merger Agreement"), among the Company, Citizens, Inc., a Colorado corporation ("Citizens"), and Citizens Acquisition, Inc., a Kentucky corporation ("Acquisition"). Citizens shall acquire all of the issued and outstanding common stock, no par value, of the Company ("Company Stock") for shares of no par value Class A common stock of Citizens ("Citizens Stock") pursuant to a merger (the "Merger"), in which Acquisition will merge with and into First Alliance. As a result of the Merger, I will receive shares of Citizens Stock in exchange for shares of Company Stock owned by me on the Effective Date (as defined in the Merger Agreement) of the Merger as determined pursuant to the Exchange Agreement.

      A. In connection therewith, I represent, warrant and agree that:

      1. I will not make any sale, transfer or other disposition of Citizens Stock I receive as a result of the Exchange in violation of the Securities Act or the Rules and Regulations.

      2. I have been advised that the issuance of Citizens Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company, and the distribution by me of the shares of Citizens Stock I receive as a result of the Merger has not been registered under the Securities Act, such shares must be held by me indefinitely unless (i) such distribution of such shares has been registered under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale is pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Citizens or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

      3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Citizens Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

      B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

      1. Citizens is under no further obligation to register the sale, transfer or other disposition of the shares of Citizens Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in paragraph C below.

      2. Stop transfer instructions will be given to the transfer agent of Citizens with respect to the shares of Citizens Stock I will receive as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefore, a legend stating in substance:

The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an agreement dated __________________, 2002 between the registered holder hereof and Citizens, Inc., a copy of which agreement is on file at the principal offices of Citizens, Inc.

      3. Unless the transfer by me of my shares of Citizens Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Citizens reserves the right to put on the certificates issued to my transferee a legend stating in substance:

The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to a registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933.

It is understood and agreed that the legends set forth above shall be removed, and substitute certificates shall be delivered without any such legend, and the transfer agent will be instructed to effectuate transfers of shares of Citizens Stock if the undersigned delivers to Citizens a letter from the staff of the Commission or an opinion of counsel in form and substance reasonably satisfactory to Citizens to the effect that such legend is not required for the purposes of the Securities Act.

      C. Citizens hereby represents, warrants and agrees that: For as long as resales of any shares of Citizens Stock owned by me are subject to Rule 145, Citizens will use all reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 of the Rules and Regulations.

                                       Very  truly  yours,


Date:  ______________________          [Name  of  Affiliate]


ACCEPTED:

CITIZENS,  INC.

By:_______________________________
   Mark  A.  Oliver,  President

Date:  ______________________

                                    EXHIBIT E

                               _____________, 2002


Citizens,  Inc.
Citizens  Insurance  Company  of  America
400  East  Anderson  Lane
Austin,  Texas  78752

Re: Plan and Agreement of Merger among First Alliance Corporation, Citizens, Inc., and Citizens Acquisition, Inc.

Ladies  and  Gentlemen:

We have acted as counsel to First Alliance Corporation ("First Alliance") in connection with the above referenced agreement. This letter is provided to you pursuant to Section 7.8(3) of the Plan and Agreement of Merger, dated as of ________________, 2002 (the "Agreement"), First Alliance, Citizens, Inc. and Citizens Acquisition, Inc. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Kentucky, we advise that our opinion is with respect to Federal law and the laws of the State of Kentucky only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Kentucky.

We have relied upon factual representations made by First Alliance in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of First Alliance, agreements and other instruments, certificates of officers and representatives of First Alliance, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions,we have where relevant facts were not independently verified or established, relied upon certificates of officers of First Alliance.

      Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

      1. The execution, delivery and performance of the Agreement by First Alliance shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which First Alliance is a party or by which First Alliance is bound or the charter or bylaws of First Alliance or other governing instruments of First Alliance;

      2. The Agreement has been duly authorized, executed and delivered by First Alliance and is a legal, valid and binding obligation of First Alliance enforceable against First Alliance in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

      3. First Alliance is a Kentucky corporation validly existing and in good standing under the laws of the State of Kentucky;

      4. First Alliance has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

      5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against First Alliance which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent First Alliance from consummating the transactions contemplated by the Agreement;

      6. The authorized and outstanding capital stock of First Alliance is as stated in Section 4.2 of the Agreement;

      7. To our knowledge, except as set forth in the Agreement or First Alliance Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of First Alliance, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of First Alliance; and

      8. The execution, delivery, and performance of the Agreement, and the performance by First Alliance of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Kentucky or of the United States, and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds First Alliance or any of its material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of First Alliance.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.8(3) of the Agreement and, to the extent, if any, that the law of the State of Kentucky permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

The use of the words "to our knowledge" means that during the course of our current and past representation of First Alliance and our past representation of First Alliance no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                                 Very  truly  yours,

                                                 Phillip  E.  Allen,  Esq.

                                    EXHIBIT F

                               _____________, 2002

First  Alliance  Corporation
2285  Executive  Drive,  Suite  308
Lexington,  Kentucky  40505

Re: Plan and Agreement of Merger among First Alliance Corporation, Citizens, Inc. and Citizens Acquisition, Inc.

Ladies  and  Gentlemen:

We have acted as counsel to Citizens, Inc. ("Citizens") in connection with the above referenced agreement. This letter is provided to you pursuant to Section 7.9(2) of the Plan and Agreement of Merger, dated as of __________________, 2002 (the "Agreement") among First Alliance Corporation ("First Alliance"), Citizens and Citizens Acquisition, Inc. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Colorado, we advise that our opinion is with respect to Federal law and the laws of the State of Colorado only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Colorado.

We have relied upon factual representations made by Citizens in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Citizens, agreements and other instruments, certificates of officers and representatives of Citizens, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Citizens.

     Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

      1. The execution, delivery and performance of the Agreement by Citizens will not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments of Citizens;

      2. The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

      3. Citizens is a Colorado corporation validly existing and in good standing under the laws of the State of Colorado;

      4. Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

      5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

      6. The authorized and outstanding capital stock of Citizens is as stated in Section 3.2 of the Agreement;

      7. To our knowledge, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

      8. The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Colorado or of the United States, and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licensES, or other authorizations used in the business of Citizens.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.9(2) of the Agreement and, to the extent, if any, that the law of the State of Colorado permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

The use of the words "to our knowledge" means that during the course of our current and past representation of Citizens and our past representation of Citizens no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                           Very  truly  yours,

                                           Jones  &  Keller,  P.C.

                                    EXHIBIT G

                         ________________________, 2002

Citizens, Inc.
400 East Anderson Lane, 6th Floor
Austin, Texas 78752

         Re: Plan and Agreement of Merger among First Alliance Corporation, Citizens, Inc. and Citizens Acquisition, Inc.

Ladies and Gentlemen:

         Our opinion as expressed below is based upon the following documents ("Documents"): (1) the information contained in the proxy statement-prospectus dated _______________, 2003 (the "Proxy Statement") as filed with the Securities and Exchange Commission; (2) the Plan and Agreement of Merger (the "Plan") dated November 7, 2002, among First Alliance Corporation ("First Alliance"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc. ("Acquisition"), together with the Exhibits thereto; and (3) officers' certificates provided by the officers of Citizens and First Alliance. Our opinion as expressed below is also based upon the Internal Revenue Code of 1986, as amended ("IRC"), the regulations promulgated thereunder and the current administrative positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings and Revenue Procedures, and existing judicial decisions, all of which are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         "Merger" refers to the transaction set forth in the Plan. Capitalized terms herein have the same meaning as in the Plan.

         The consequences described herein are not applicable to nonresident aliens, to foreign corporations, to debtors under the jurisdiction of a court in a case under Title 11 of the United States Code or in a receivership, foreclosure or similar proceeding, to shareholders that are real estate investment trusts, to shareholders that are regulated investment companies, to shareholders that are tax exempt persons, to shareholders that are persons that hold their First Alliance Common Stock as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, to shareholders that are investment companies within the meaning of IRC Section 351(e), to shareholders who are dealers in securities, to shareholders who do not hold their common stock as capital assets, to shareholders who are financial institutions or to shareholders who acquired or will acquire their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

         The principal reasons for the Merger can be summarized as follows:

                  (1) to become part of a combined entity with greater financial strength and an enhanced competitive position as compared to the separate entities;

                  (2) to achieve improved capitalization and economies of scale; and

                  (3) to provide greater liquidity to First Alliance shareholders.

         This letter is conditioned on the accuracy of the factual information, assumptions and representations contained in the Proxy Statement and provided by Citizens and First Alliance, including the principal reasons for the Merger expressed above and the following:

                  (1) that Citizens and First Alliance, in arriving at the method used to determine the number of shares of Citizens Class A Voting Common Stock to be received by each First Alliance shareholder, attempted in good faith to value the First Alliance Common Stock to be transferred and to value the Citizens Class A Voting Common Stock to be exchanged for such First Alliance Common Stock in an effort to ensure that each shareholder receiving Citizens Class A Voting Common Stock pursuant to the Merger receive a number of shares of such stock approximately equal in value to the First Alliance Common Stock exchanged therefor;

                  (2) that prior to the Merger, Citizens will be in control of Acquisition within the meaning of IRC Section 368(c);

                  (3) that following the Merger, First Alliance will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Acquisition's net assets and at least 70 percent of the fair market value of Acquisition's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by First Alliance to dissenters, amounts paid by First Alliance to shareholders who receive cash or other property, amounts used by First Alliance to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by First Alliance will be included as assets of First Alliance immediately prior to the Merger, which it does not hold after the Merger;

                  (4) that First Alliance has no plan or intention to issue additional shares of its stock that would result in Citizens losing control of First Alliance within the meaning of IRC Section 368(c);

                  (5) that none of Citizens, First Alliance, any entity related thereto as described in Treasury Regulation Section 1.368-1(e) or shareholder thereof, have any plan or intention to redeem or otherwise reacquire any Citizens Class A Voting Common Stock to be issued to First Alliance shareholders in the Merger, and will not so redeem or otherwise reacquire such stock;

                  (6) that Citizens has no plan or intention to liquidate First Alliance; to merge First Alliance with or into another corporation; to sell or otherwise dispose of the stock of First Alliance except for transfers of stock to corporations controlled by Citizens, as defined in IRC Section 368(c); or to cause First Alliance to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by First Alliance, as defined in IRC Section 368(c);

                  (7) that following the Merger, Citizens will continue the historic business of First Alliance or use a significant portion of its historic business assets in a business;

                  (8) that Citizens, Acquisition, First Alliance and First Alliance shareholders will assume and pay their respective reorganization expenses, if any, incurred in connection with the Merger;

                  (9) that there is no corporate indebtedness between Citizens and First Alliance or between Acquisition and First Alliance that was issued, acquired or will be settled at a discount;

                  (10) that Acquisition will have no liabilities assumed by First Alliance, and will not transfer to First Alliance any assets subject to liabilities, in the Merger;

                  (11) that in the Merger, shares of First Alliance Common Stock representing control of First Alliance, as defined in IRC Section 368(c), will be exchanged solely for voting Common Stock of Citizens. For purposes of this representation, shares of First Alliance Common Stock exchanged for cash or other property originating with Citizens will be treated as outstanding First Alliance Common Stock on the date of the Merger;

                  (12) that on the Effective Date of the Merger, First Alliance will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in First Alliance that, if exercised or converted, would affect Citizens' acquisition or retention of control of First Alliance, as defined in IRC Section 368(c);

                  (13) that Citizens does not own, nor has it owned during the past five (5) years, directly or indirectly, any shares of First Alliance Common Stock;

                  (14) that neither Citizens nor First Alliance are investment companies as defined in IRC Section 368(a)(2)(F)(iii) and (iv);

                  (15) that neither Citizens nor First Alliance are under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section 368(a)(3) (A);

                  (16) that the Merger will be consummated and qualify as a statutory merger in full compliance with Kentucky law, subject to the perfection of dissenters' rights, if any, and will be consummated in accordance with the terms of the Plan;

                  (17) that in the event more than 2.5 percent of the shareholders of First Alliance dissent to the Merger, Citizens would exercise its option not to proceed with the Merger (as permitted under the Plan) and the Merger consequently would not be consummated;

                  (18) that no First Alliance Common Stock will be acquired for consideration other than solely Citizens Class A Voting Common Stock. For purposes of this representation, First Alliance Common Stock redeemed for cash or other property furnished by Citizens will be considered as acquired by Citizens. Further, no liabilities of First Alliance or of the First Alliance shareholders will be assumed by Citizens, nor will any of the First Alliance Common Stock be subject to any liabilities;

                  (19) that Citizens will not assume or repay any First Alliance debt guaranteed by First Alliance shareholders nor will Citizens assume or repay any outstanding loans between First Alliance and its shareholders;

                  (20) that no compensation or agreement for services received by any shareholder of First Alliance, or any entity related to a First Alliance shareholder, will be separate consideration for, or allocable to, any of their shares of First Alliance Common Stock; no shares of Citizens Class A Voting Common Stock received by any First Alliance shareholder, or any entity related to any First Alliance shareholder, will be separate consideration for, or allocable to, any employment agreement or compensation agreement; and the compensation paid to any First Alliance shareholder, or any entity related to a First Alliance shareholder, will be for services actually performed, will be reasonable in light of the services to be performed and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

                  (21) that First Alliance will pay its dissenting shareholders the value of their First Alliance Common Stock out of its own funds. No funds will be supplied or are required to be supplied (by law or otherwise) for that purpose, directly or indirectly, by Citizens, nor will Citizens, directly or indirectly, reimburse First Alliance for any payments to dissenters; and

                  (22) that on the Effective Date of the Merger, the fair market value of the assets of First Alliance will exceed the sum of its liabilities plus the liabilities, if any, to which its assets are subject;

         For purposes of rendering this opinion, we have assumed that the Documents provide a true, complete and accurate description of all relevant facts and circumstances surrounding the Merger and all such facts will be true, complete and accurate at all relevant times. In rendering this opinion, we are relying on, and the opinion is expressly conditioned on, the Merger being carried out in all material respects, and in the same form, as described in the Documents. This opinion will be signed on the Effective Time of the Merger.

         Jones & Keller has made no independent verification of any of the facts and representations set forth in the Documents, and therefore, has relied upon the completeness, correctness and accuracy of the Documents for purposes of rendering this opinion. While Jones & Keller may have had discussions with management personnel of Citizens and First Alliance in connection with rendering this opinion, (i) the substance of those discussions is in all material respects is reflected in the Citizens Officer's Certificate and the First Alliance Officer's Certificate, (ii) the management personnel of Citizens and First Alliance have imparted no information materially additional to, or inconsistent with, that contained in the Citizens Officer's Certificate and the First Alliance Officer's Certificate, (iii) Jones & Keller has assumed that any information imparted in such discussions with management personnel is true, and has not made (and has at no time had any means of making) any independent verification of any information imparted in such discussions, and (iv) the issuance of this opinion shall not imply anything to the contrary of (i) - (iii) preceding. For purposes of rendering this opinion, Jones & Keller has assumed that all representations or warranties (including representations as to future conduct, e.g. that no inconsistent filing or return position will be taken) qualified by "to the knowledge of," "belief" or "expect" or similar qualifications are true without any such qualification, and that future conduct will occur consistently with such knowledge, belief, expectation or similar qualification.

         The opinion expressed below is rendered only with respect to the specific matters described herein, and we express no opinion, and no opinion should be implied or inferred, with respect to any other federal income tax aspects of the Merger beyond the matters expressly stated. Shareholders residing or conducting business in foreign countries, states or municipalities having tax laws could be required to pay tax with respect to the Merger in those countries, states or municipalities. We do not express any opinion as to foreign, state or local tax consequences of the Merger. We do not opine as to the taxable or nontaxable status of any previous transactions not part of the Merger. We do not express any opinion regarding alternative minimum tax issues, employee benefit issues, consolidated return issues or IRC Section 306 or 382 consequences of the Merger, nor do we express an opinion on the valuations of First Alliance or Citizens assets or common stock or the ratio of exchange of First Alliance Common Stock for Citizens Class A Voting Common Stock. Should any of the facts, circumstances or assumptions specified herein be subsequently determined incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material.

         Accordingly, in our opinion:

                  (1) The Merger will constitute a reorganization within the meaning of IRC Section 368(a) and Citizens, Acquisition and First Alliance will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the shareholders of First Alliance solely upon the exchange of their shares of First Alliance Common Stock for shares of Citizens Class A Voting Common Stock. IRC Section 354(a).

                  (2) The tax basis of the shares of Citizens Class A Voting Common Stock received by a shareholder of First Alliance will be the same as the basis of the First Alliance Common Stock surrendered in exchange therefor by that shareholder in the Merger. IRC Section 358(a); Treasury Regulation Section 1.358-1(a).

                  (3) The holding period of the shares of Citizens Class A Voting Common Stock received by a shareholder of First Alliance will include the period during which such shareholder held the First Alliance Common Stock exchanged therefor, to the extent that such stock was held by the shareholder as a capital asset on the date of the consummation of the Merger. IRC Section 1223(1).

                  (4) Cash received by First Alliance shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the First Alliance Common Stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible, that for some First Alliance shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income. IRC Sections 302, 301.

         Each shareholder of First Alliance must file pursuant to Treasury Regulation Section 1.368-3(b), with his or her income tax return for the year in which the Merger is consummated, a statement which provides details relating to the property transferred and securities received in the Merger.

         The preceding discussion and opinions are based on our interpretations of the facts and assumptions, based on the IRC, the regulations thereunder and judicial and administrative interpretations thereof, all of which are subject to change by subsequent regulatory, administrative, legislative or judicial actions which could have an adverse effect on the validity of our opinion. In addition, our opinion is based on the information contained in the Documents and assumes that the facts, assumptions and representations contained therein could, in fact, be established in a court of law in accordance with the appropriate governing laws and burdens of proof.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinion set forth herein. The opinion merely represents our interpretation of existing federal income tax law, and is not binding on the IRS or any court of law. No ruling has been, or will be, sought from the Internal Revenue Service as to the Federal tax consequences of the Merger. No assurance can be given that the IRS would not adopt a position contrary to our opinion and prevail in a court of law.

         If the Merger is transacted as outlined in the facts given, the material tax issues addressed singularly and in the aggregate will more likely than not be upheld under challenge by the IRS.

         Each First Alliance shareholder should consult his own qualified tax advisor to evaluate the tax effects of the Merger based on his personal facts and circumstances.


                                        Very truly yours,


                                        JONES & KELLER, P.C.

                                   APPENDIX B

            SUBTITLE 13 OF THE KENTUCKY 1988 BUSINESS CORPORATION ACT

                                   APPENDIX B

                        KENTUCKY BUSINESS CORPORATION ACT

                         SUBTITLE 13. DISSENTERS' RIGHTS
                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

271B.13-010 DEFINITIONS FOR SUBTITLE.

As used in this subtitle:

(1) "Corporation" means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, "corporation" shall mean the surviving corporation.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)   "Shareholder" means the record shareholder or the beneficial shareholder.

271B.13-020 RIGHT TO DISSENT.

(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

      (a) Consummation of a plan of merger to which the corporation is a party:

            1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

            2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

      (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

      (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

      (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

      (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

      (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

      (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

271B.13-200 NOTICE OF DISSENTERS' RIGHTS.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

(2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

271B.13-210 NOTICE OF INTENT TO DEMAND PAYMENT.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (b)   Shall not vote his shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220 DISSENTERS' NOTICE.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e)   Be accompanied by a copy of this subtitle.

271B.13-230 DUTY TO DEMAND PAYMENT.

(1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240 SHARE RESTRICTIONS.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

271B.13-250 PAYMENT.

(1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)   The payment shall be accompanied by:

      (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      (b) A statement of the corporation's estimate of the fair value of the shares;

      (c)   An explanation of how the interest was calculated; and

      (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-260 FAILURE TO TAKE ACTION.

(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270 AFTER-ACQUIRED SHARES.

(1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)   To the extent the corporation elects to withhold payment under subsection
      (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

      (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

      (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

      (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection
      (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

271B.13-300 COURT ACTION.

(1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the Circuit Court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment:

      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310 COURT COSTS AND COUNSEL FEES.

(1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

      (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                   APPENDIX C

            FIRST ALLIANCE CORPORATION ANNUAL REPORT ON FORM 10-KSB
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB
                                   (MARK ONE)
     [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

     [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                       FOR THE TRANSITION PERIOD FROM       TO       .

                        COMMISSION FILE NUMBER: 33-67312

                           FIRST ALLIANCE CORPORATION
                  --------------------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            KENTUCKY                              61-1242009
   .--------------------------        -------------------------------------
   (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

               2285 EXECUTIVE DRIVE, SUITE 308 LEXINGTON, KY 40505
           ----------------------------------------------- ----------
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) ZIP CODE

                      ISSUERS TELEPHONE NUMBER 859-299-7656

      SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT:
                               TITLE OF EACH CLASS
                               -------------------
                                      NONE

      SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE EXCHANGE ACT:
                               TITLE OF EACH CLASS
                       ----------------------------------
                       CLASS A COMMON STOCK, NO PAR VALUE

 CHECK WHETHER THE ISSUER (1) FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(d) OF THE EXCHANGE ACT OF 1934 DURING THE PAST 12 MONTHS, AND (2) HAS
  BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS. YES [X] NO[ ]

 CHECK IF THERE IS NO DISCLOSURE OF DELINQUENT FILERS IN RESPONSE TO ITEM 405 OF

Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this form 10-KSB [X]

State issuer's revenues for its most recent fiscal year: $5,582,327

State the aggregate market value of the voting equity held by non-affiliates: Of the 5,561,455 shares of common stock of the registrant issued and outstanding as of March 1, 2002, 4,370,955 shares are held by non-affiliates. Because of the absence of an established trading market for the common stock, the registrant is unable to calculate the aggregate market value of the voting stock held by non-affiliates as of a specified date within the past 60 days.

State the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date. Common Stock, No Par Value:
5,561,455 shares as of March 1, 2002

      Documents Incorporated by Reference

Portions of the Proxy Statement for the Annual Meeting of Shareholders scheduled to be held June 7, 2002 are incorporated by reference into Part III.

Certain Exhibits to the Company's prior filing of Form 10-K for 1995 and the Registration Statement on Form S-1, Amendment Number 4, File Number 33-67312, which was declared effective on March 4, 1994 are incorporated by reference into
Part III.

Transitional Small Business Disclosure Format (check one): Yes [ ] No [X ]

                                   FORM 10-KSB
                   For the Fiscal Year Ended December 31, 2001

                                TABLE OF CONTENTS

Part  I.

Item  1.     Description of Business                                         C-3
Item  2.     Description of Property                                         C-8
Item  3.     Legal Proceedings                                               C-8
Item  4.     Submission of Matters to a Vote of Security Holders             C-8

Part  II.

Item  5.     Market for Common Equity and Related Stockholder Matters        C-8
Item  6.     Management's Discussion and Analysis or Plan of Operation       C-9
Item  7.     Financial Statements                                           C-14
Item  8.     Changes In and Disagreements With Accountants
             on Accounting and Financial Disclosure                         C-35

Part  III.

Item  9.     Directors, Executive Officers, Promoters and
             Control Persons; Compliance With Section 16(a)
             of the Exchange Act                                            C-35
Item  10.    Executive Compensation                                         C-35
Item  11.    Security Ownership of Certain Beneficial Owners
             and Management.                                                C-36
Item  12.    Certain Relationships and Related Transactions                 C-35
Item  13.    Exhibits and Reports on Form 8-K                               C-36
Signatures                                                                  C-38

PART I

Item 1. Description of Business

General

First Alliance Corporation ("the Company") was organized on February 16, 1993 for the purpose of forming, owning and managing life insurance companies. The Company registered with the Securities and Exchange Commission and the Kentucky Department of Financial Institutions a $12,500,000 public stock offering.

On October 28, 1995, the Company completed the public stock offering. The company raised total capital of $13,750,000 which includes a 10% over-sale of $1,250,000 contemplated in the public filing. Six million dollars of the proceeds of the stock sale were used to capitalize the life insurance subsidiary, First Alliance Insurance Company ("FAIC"). Three million dollars of the proceeds could be used to capitalize the venture capital company based on a schedule as determined by the Company's Board of Directors. During 1997 and 1996, $316,000 and during 1999, $127,500 of the proceeds was used in the capitalization of the Company's wholly owned venture capital subsidiary, First Kentucky Capital Corporation ("FKCC").

In February 1999 the Company commenced an offering of 200,000 shares of class A common stock no par value for $2.50 per share. The offering relied on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The Company offered the shares of common stock directly to potential subscribers on a direct participation basis. During 2000 the Company completed the sale of 200,000 shares that raised total proceeds of $500,000 and incurred offering cost of $55,608.

In August 2001 the Company commenced an offering of 500,000 shares of class A common stock no par value for $3.00 per share. The securities are exempted from registration in reliance on Rule 506 of Regulation D of the Securities Act of 1933 and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The Company offered the shares of common stock directly to potential subscribers on a direct participation basis. At December 31, 2001, the Company had sold 38,800 shares that raised total proceeds of $116,400 and incurred offering cost of $37,903.

First Alliance Corporation

The Company is a holding company that engages in the business of life insurance, annuities, and accident and health insurance through First Alliance Insurance Company ("FAIC") and Benefit Capital Life Insurance Company ("BCLIC"), from the date of its acquisition on December 31, 1999 through the date of its disposition effective February 28, 2001, (herein collectively, the "Life Insurance Subsidiaries"). FAIC has contracted with the Company to provide administrative and data processing services for insurance operations. The Company provides accounting services for First American Capital Corporation ("FACC") of Topeka, Kansas and its subsidiaries. The Company owns approximately 9.7% of FACC's outstanding common shares. The Company provides underwriting and accounting services for Mid-American Alliance Corporation ("MAAC") of Jefferson City, Missouri and its insurance subsidiaries, of which it owns approximately 11.9%. Investment income provides additional income to the Company. The Company has service agreements with Integrity Capital Corporation ("ICC") of Indianapolis, Indiana and Mid-Atlantic Capital Corporation ("MACC") of Charleston, West Virginia and owns 9.75% of ICC and 9.75 % of MACC.

First Kentucky Capital Corporation

The Company funded its wholly owned venture capital subsidiary with $316,000 during 1996 and 1997. During 1999, FAC provided additional capital of $127,500. FKCC provides capital for Kentucky-based business for both start-up companies and expansion of existing business. During 1996 and 1997, FKCC made three venture capital investments and one investment was made during 1999.

FKCC purchased newly issued common stock of MAC, Lexington, Kentucky, representing a 51% interest, for $50,000 on April 12, 1996. MAC purchased receivables from medical providers at a discount. On December 31, 1997, FKCC entered into an agreement to sell its interest in MAC for $8,000 in cash and notes receivable of $147,049. Due to the uncertainty of collectibility of the notes, the Company has a valuation allowance of $6,616 at December 31, 2001. The unpaid balance on this agreement was $6,616 at December 31, 2001 and 2000.

On June 16, 1999, FKCC executed a commitment to purchase three units of the Properties Investment Partners, LP ("Properties") for $450,000. Properties is a venture capital fund based in Louisville, Kentucky. An initial payment of $22,500, which represents 5% of the total investment, was paid upon the execution of the subscription agreement. Upon receipt by Properties of the Small Business Investment Company ("SBIC") license from the U.S. Small Business Association, an additional $127,500 was invested. The investment at December 31, 2001 was $300,000 with the remaining amount of the commitment due on the fourth anniversary of the investment.

KYWIDE Insurance Management, Inc.

On March 21, 2001, FAIC purchased 500 shares of common stock, representing all of the outstanding shares of common stock of KYWIDE Insurance Management, Inc. ("KIM"), for $1.00. The seller retained the right to purchase 400 shares of common stock of KIM at a price of $1.00 per share if and when KIM meets certain operating criteria within 18 months after the closing date. During 2001, KIM achieved one of the operating criteria and is eligible to purchase 100 shares. KIM is an insurance agency licensed by the Kentucky Department of Insurance to solicit life, accident, health, annuities, property and casualty insurance. KIM was purchased to market life insurance products of FAIC through the existing clientele of the property and casualty insurance agencies contracted with KIM.

Alliance Insurance Management, Inc.

During 2001 Alliance Insurance Management, Inc. ("AIM") was formed by FAC for the purpose of selling life and health insurance products of insurance companies other than FAIC. AIM began operations in December 2001. AIM will focus on products that cannot be marketed by FAIC due to the competitive nature and inherent costs associated with certain types of insurance. These products include low cost term insurance and health insurance. The ultimate focus of management is to provide a variety of products to our customers. AIM will also market the current products of FAIC. When FAIC can competitively offer these products and bear the burden of the excessive costs, AIM will solely market FAIC products.

First Computer Services, LLC

During 2001, the Company purchased a 50% interest in First Computer Services, LLC ("FCS") which is jointly owned with FACC. FCS owns computer hardware and software that will operate a Company policy administration, underwriting, claim processing and accounting system. This system will be used for policy administration for new products and existing policies will be converted to this system in the future.

First Alliance Insurance Company

On May 17, 1995, FAIC received a Certificate of Authority from the Kentucky Department of Insurance ("KDI"). On November 1, 1995, insurance operations commenced. Under generally accepted accounting principles, FAIC has more than $8,275,187 of capital and surplus and is wholly owned by the Company. FAIC is also licensed to transact life and annuity business in Indiana, Kansas, Ohio and Tennessee. Currently, FAIC markets its products only in Kentucky and Indiana. FAIC has contracted with the Company to provide administrative and data processing services. As discussed in the following paragraph, the only expenses to be directly incurred by FAIC are direct agency expenses including commissions

Benefit Capital Life Insurance Company

On December 30, 1999, FAIC, a subsidiary of the Company, acquired 100% of the common stock of Benefit Capital Life Insurance Company from an unaffiliated insurance holding company (the BCLIC Acquisition). Benefit Capital was licensed in the state of Louisiana only and had statutory capital and surplus of approximately $413,000. Effective February 28, 2001, BCLIC was sold and the 2001 operating results included in the consolidated statements of operations were revenues of $15,364 and benefits, losses and expenses of $20,789.


Administration

Effective November 1, 1995, the Company entered into a service agreement with FAIC to provide personnel, facilities, and services to FAIC. FAIC has no employees. The services to be performed pursuant to the service agreement are underwriting, claim processing, accounting, processing and servicing of policies, and other services necessary to carry on FAIC's business. Under the agreement FAIC paid monthly fees based on life and annuity premiums received by FAIC. The percentages were 25 percent of first-year premiums; 20 percent of second-year premiums; 15 percent of third-year premiums; 10 percent of fourth-year premiums and 5 percent of premiums in years five and thereafter. FAIC retained direct agency expenses such as agent training and licensing, agency meeting expenses, and other directly related expenditures. On January 1, 2001, the existing service agreement was terminated and a new agreement became effective. Under the agreement effective January 1, 2001, FAIC pays the actual costs of incurred expenses plus a markup of 15%. The services to be performed are the same under each agreement. Pursuant to the terms of the agreements, FAIC had incurred expenses of $2,178,155, $847,530, and $821,562 for the years ended December 31, 2001, 2000 and 1999, respectively.

Products of FAIC

The primary insurance product currently marketed by FAIC is a modified payment whole life insurance policy with a flexible premium deferred annuity rider. A modified payment whole life insurance policy requires premium payments to be made for a certain number of years after which the policyholder is entitled to full policy benefits. Typical premium paying periods for modified payment whole life insurance polices are ten, fifteen and twenty years. FAIC's product, marketed as the "Alliance 2000," combines both a ten and twenty payment period based on the issue age of the insured. Issue ages from zero to 20 and 66 through 80 are ten-pay polices and issue ages from age 21 to 65 are twenty-pay policies. Premium payments are split between the life insurance and annuity based on percentages established in the product design. First-year premium payments are allocated 100% to life insurance and renewal payments are split 50% to life and 50% to annuity. The product is sold in premium units with the ability to purchase either fractional or multiple units. At the end of the required premium paying period, the policyholder may continue to make full premium payments into the annuity rider to provide greater annuity accumulations.

The initial product was designed to provide predetermined life insurance benefits based on the age of the insured. The base coverage decreases each year until an ultimate benefit amount is attained. The annuity rider does not contain any fees or loads. Surrender charges in the annuity are based on a regressive scale which starts at 10% in the first year and decreases by 1% each year until after the tenth policy year whereupon there are no surrender charges.

This product is the result of a modification of FAIC's initial insurance product that was introduced in November of 1995. The initial insurance product was a twenty-pay ordinary life policy with a flexible premium deferred annuity rider. For issue ages zero to 50, there was an annual income protection benefit rider (decreasing term rider).

FAIC also offers credit life and accident and health insurance products (see "Credit Insurance Agreement" below) as well as a ten-year term life insurance policy, preneed insurance products and a single premium deferred annuity product.

Product Marketing and Sales

FAIC markets its primary insurance product through captive agents; approximately 32 captive agents are licensed to sell this product. FAIC uses the same face-to-face marketing techniques for this as the Company did for its public stock offering. The marketing plan is designed in its entirety around the Company's stockholder base, which provides an excellent referral system for product sales.

During 2001 the Company designed and began selling preneed insurance products. These products are sold primarily to persons over the age of 50 and are sold be agents who are affiliated with funeral homes. The primary product being sold is a single premium life product. The Company also sells products with 3, 5 and 10 years payment terms. There are 47 agents licensed to sell the preneed products.

FAIC also markets credit life and disability insurance products to banks throughout the state of Kentucky. Marketing of these products is accomplished through an agreement with the Kentucky Bankers Association (KBA). A representative of the KBA promotes FAIC's credit insurance products through banks that are members of the KBA. Marketing of these products commenced in December of 1998. There are approximately 460 agents licensed to sell credit insurance.

FAIC is licensed to market its products in the states of Indiana, Kansas, Kentucky, Ohio and Tennessee. Marketing in Indiana began in late 1998. Marketing in Kansas, Ohio and Tennessee may not begin until a substantial policyholder base is established in Kentucky and Indiana.

Credit Insurance Agreement

On November 1, 1998, FAIC entered into a credit insurance agreement with North Central Life Insurance Company of St. Paul, Minnesota ("North Central"). Under the terms of the agreement, FAIC reinsures 100% of all credit life and accident and health insurance it writes in Kentucky. FAIC receives a ceding commission equal to 2 1/2% (two and a half percent) of credit insurance premiums written, plus 100% of commissions paid to agents. Additionally, North Central provides all policy administration. During 2001, 2000 and 1999, FAIC received $544,126, $520,018 and $230,129, respectively, of ceding commissions pursuant to the agreement. FAIC remains primarily liable in the event North Central is unable to meet its obligations under the terms of the reinsurance agreement. North Central is rated A+ (Superior) by A.M. Best Company.

Insurance In Force

The following table provides information concerning the Life Insurance Subsidiaries' volume of life insurance coverage in force for each of the last three years.

Year ended December 31
(Dollars in Thousands)                                2001      2000      1999
                                                      ----      ----      ----
Beginning of period                                 $229,279  $195,895  $119,863
Acquired business of Benefit Capital                  17,327
New business issued during the period:
  Individual                                          79,186    58,027    79,466
  Credit Life                                         34,950    36,091    10,310
                                                    --------  --------  --------
Total                                               $343,415  $290,013  $226,966

Terminations during period
  Sale of Benefit Capital                             15,231
  Individual                                          39,426    36,663    26,852
  Credit Life                                         26,227    24,071     4,219
                                                    --------  --------  --------
In-force end of period                              $262,531  $229,279  $195,895
                                                    ========  ========  ========
Reinsurance ceded at end of period                  $103,441  $ 86,207  $ 69,947
                                                    ========  ========  ========

Reinsurance

Consistent with the general practice of the life insurance industry, FAIC reinsures a portion of the coverage provided by the life insurance products they offer. The maximum amount of risk that FAIC retains on its ordinary life products is $50,000 on any one insured. The remaining coverage is reinsured with Business Men's Assurance Company of America, located in Kansas City, Missouri. Additional reinsurance is provided for the 10-year term product through Optimum Re Insurance Company of Dallas, Texas. The retention limit on the 10-year term product is $50,000. All credit life and accident and health insurance written by FAIC is 100% reinsured with North Central Life Insurance Company of St. Paul, Minnesota. At December 31, 2001, FAIC has reinsured $76,320,000 of ordinary life insurance coverage. The company also reinsures $27,121,000 of credit life insurance and $64,897,000 of accidental death benefits. To the extent that the reinsurance companies are unable to meet their obligations under the reinsurance agreements, the Company remains primarily liable for the entire amount at risk.

Underwriting

FAIC follows underwriting procedures designed to assess and quantify insurance risks before issuing life insurance policies. Such procedures require medical examinations (including blood tests, where permitted) of applicants for policies of life insurance in excess of certain policy limits. These requirements are graduated according to the applicant's age and vary by policy type. FAIC also relies upon medical records and upon each applicant's written application for insurance, which is generally prepared under the supervision of a trained agent.

Evaluating the impact of future Acquired Immune Deficiency Syndrome ("AIDS") claims under life insurance policies issued is extremely difficult, in part due to the insufficiency and conflicting data regarding the number of persons now infected with the AIDS virus, uncertainty as to the speed at which the AIDS virus has and may spread through the general population, and advancements in medical treatment options. FAIC has implemented, where legally permitted, underwriting procedures designed to assist in the detection of the AIDS virus in applicants.

Investments

The Company derives a substantial portion of its revenue from investments. FAIC maintains diversified investment portfolios that are held primarily to fund future policyholder obligations. State insurance laws impose certain restrictions on the nature and extent of investments by insurance companies. FAIC made substantial investments in equity securities during 2000. Neither the Company nor its subsidiaries owned any collateralized mortgage-backed securities as of December 31, 2001 that would be included in the high-risk classification.


Competition

The life insurance industry is extremely competitive. There are numerous insurance companies which are substantially larger, have substantially greater financial resources, offer more diversified product lines and have larger sales organizations than FAIC. Competition is also encountered from the expanding number of banks and other financial intermediaries that sell competing products. FAIC must compete with other insurers to attract and retain qualified agents to market FAIC's products.

Governmental Regulation

FAIC is subject to comprehensive regulation in the states in which they are authorized to conduct business. The laws of such states establish supervisory agencies with broad administrative powers to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. The Kentucky Department of Insurance also periodically examines the business and accounts of FAIC.

FAIC also can be required, under the solvency or guaranty laws of most states in which they do business, to pay assessments (up to prescribed limits) to fund policyholder losses or liabilities of other insurance companies that become insolvent. These assessments may be deferred or foregone under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium or intangible property taxes.

Kentucky has enacted legislation which regulates insurance holding company systems, including acquisitions, extraordinary dividends, terms of affiliate transactions, and other related matters. Under the Kentucky statutes, FAIC may not during any year pay dividends on their common stock to their parent company in excess of the lesser of the net gain from operations for the preceding year or 10% of their capital and surplus at the end of the preceding year, without the consent of the Kentucky Commissioner of Insurance. For 2001, the maximum amount of dividends that FAIC could pay, without the Commissioner's approval, is $61,514.

The National Association of Insurance Commissioners ("NAIC") has taken several steps to address public concerns regarding insurer solvency. These steps included implementing a state certification program designed to promote uniformity among the insurance laws of the various states and developing insurer reporting requirements that focus on asset quality, capital adequacy, profitability, asset/liability matching, and liquidity. These requirements include establishment of asset valuation reserves ("AVR") and interest maintenance reserves ("IMR"), risk-based capital ("RBC") rules to assess the capital adequacy of an insurer, and a revision to the Standard Valuation Law ("SVL") that specifies minimum reserve levels and requires cash flow testing in which projected cash inflows from assets are compared to projected cash outflows for liabilities to determine reserve adequacy.

FAIC's AVR, as of December 31, 2001, 2000 and 1999 is shown in Item 6. "Management's Discussion and Analysis or Plan of Operations."

RBC provides a means of establishing the capital standards for insurance companies to support their overall business operations with regard to their size and risk profile. The four categories of major risk involved in the formula are [i] asset risk - the risk with respect to the insurer's assets; [ii] insurance risk - the risk of adverse insurance experience with respect to the insurer's liabilities and obligations; [iii] interest rate risk - the interest risk with respect to the insurer's business; and [iv] business risk - all other business risk. A company's RBC is calculated by applying factors to various asset, premium and reserve items, with higher factors for those items with greater underlying risk and lower for less risky items. RBC standards are used by regulators to set in motion appropriate regulatory actions relating to insurers that show signs of weak or deteriorating conditions. They also provide an additional standard for minimum capital, below which companies would, be placed in conservatorship. Based on RBC computations as of December 31, 2001, FAIC has capital levels which are at least 400% of the minimum requirements.

Action taken by the NAIC in these and other areas may have a significant impact on the regulation of insurance companies during the next several years. Given their comparatively small size, it may be expected that FAIC would be affected by more stringent regulatory policy, both under existing laws and any new regulatory initiatives. Such effects could include curtailment or discontinuance of insurance underwriting in one or more states, mandated increases in capital and surplus, and/or other effects.

Federal Income Taxation

FAIC is taxed under the life insurance company provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, a life insurance company's taxable income incorporates all income, including life and health premiums, investment income, and certain decreases in reserves. The Code currently establishes a maximum corporate tax rate of 35%. The Code currently requires capitalization and amortization over a five or ten year period of certain policy acquisition costs incurred in connection with the sale of certain insurance products. These provisions apply to life, health, and annuity business. Certain proposals to make additional changes in the federal income tax laws, including increasing marginal tax rates, and regulations affecting insurance companies or insurance products, continue to be considered at various times in the United States Congress and by the Internal Revenue Service. The Company currently cannot predict whether any additional changes will be adopted in the foreseeable future or, if adopted, whether such measures will have a material effect on its operations.

Reserves

In accordance with applicable insurance laws, the Life Insurance Subsidiaries have established and carry as liabilities actuarial reserves to meet their policy obligations. Life insurance reserves, when added to interest thereon at certain assumed rates and premiums to be received on outstanding policies, are required to be sufficient to meet policy obligations. The actuarial factors used in determining reserves in the statutory basis financial statements are based upon statutorily-prescribed mortality and interest rates. Reserves maintained for health insurance include the unearned premiums under each policy, reserves for claims that have been reported but not yet paid, and reserves for claims that have been incurred but have not been reported.

The reserves carried in the financial statements included elsewhere in this Form 10-KSB are calculated on the basis of accounting principles generally accepted in the United States and differ from the reserves specified by the laws of the various states and carried in the financial statements of the Life Insurance Subsidiaries prepared on the basis of statutory accounting principles. These differences arise from the use of different mortality and morbidity tables and interest assumptions, the introduction of lapse assumptions into the reserve calculation, and the use of the level premium reserve method on all insurance business. See Note 2 of the Notes to Consolidated Financial Statements for certain additional information regarding reserve assumptions under accounting principles generally accepted in the United States.

Financial Information Relating to Industry Segments

Financial information related to specific segments of the Company's business is presented below. All sales of life insurance by FAIC and BCLIC are to unaffiliated customers. BCLIC's financial information is included from December 31, 1999 through February 28, 2001.

                                                           Years ended December 31,

                                                  2001               2000               1999
                                                  ----               ----               ----
Premiums earned, net of reinsurance:
  Life and annuity insurance operations      $  4,679,692       $  3,711,547       $  3,329,812
                                             ============       ============       ============

Revenues:
  Life and annuity insurance operations      $  5,484,519       $  4,235,693       $  3,882,532
  Venture capital operations                          884                 --             30,923
  Corporate operations                             96,924            245,280            199,834
                                             ------------       ------------       ------------
                                             $  5,582,327       $  4,480,973       $  4,113,289
                                             ============       ============       ============
Income (loss) before income taxes:
  Life and annuity insurance operations      $    556,993       $    873,928       $  1,045,750
  Venture capital operations                          (96)                --             30,923
  Corporate operations                           (274,391)          (672,810)          (681,655)
                                             ------------       ------------       ------------
                                             $    282,506       $    201,118       $    395,018
                                             ============       ============       ============
Assets:
  Life and annuity insurance operations      $ 22,435,019       $ 19,163,645       $ 16,729,347
  Venture capital operations                      309,635            208,766            208,766
  Corporate operations                          1,151,023          1,712,838          2,125,589
                                             ------------       ------------       ------------
                                             $ 23,895,677       $ 21,085,249       $ 19,063,702
                                             ============       ============       ============

Employees

As of March 15, 2002 there were 21 full-time employees.

Item 2. Description of Property

The Company leases approximately 6,100 square feet located at 2285 Executive Drive, Lexington, Kentucky. The lease expires on January 31, 2002. Annual rent expense for the year ended December 31, 2001, 2000 and 1999 totaled $101,208, $91,268 and $87,386, respectively. Currently, the Company policy is not to invest in real estate or real estate mortgages, although a change in such policy would not require a vote of security holders.

Item 3. Legal Proceedings

There are no legal proceedings pending against the Company or its subsidiaries or of which any of their property is the subject. There are no proceedings in which any director, officer, affiliate or shareholder of the Company, or any of their associates, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Item 4. Submission of Matters to a Vote of Security Holders

No matter was submitted during the fourth quarter of the fiscal year covered by this Form 10-KSB to a vote of the Company's security holders, through the solicitation of proxies or otherwise.

PART II

Item 5. Market for Common Equity and Related Stockholder Matters

          (a.)  Market  Information

Trading of the Company's common stock is limited and sporadic and an established public market does not exist.

Recent Sales of Unregistered Securities

In August 2001 the Company commenced an offering of 500,000 shares of class A common stock no par value for $3.00 per share. The securities are exempted from registration in reliance on Rule 506 of Regulation D of the Securities Act of 1933 and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The shares of common stock were offered directly to potential subscribers on a direct participation basis by the Company. At December 31, 2001, the Company had sold 38,800 shares that raised total proceeds of $116,400 and incurred offering cost of $37,903.

           (b.)  Holders

As of March 1, 2002, there are approximately 5,500 shareholders of the Company's outstanding common stock.

           (c.)  Dividends

The Company has not paid any cash dividends since inception (February 16, 1993). The Board of Directors of the Company has not adopted a dividend payment policy; however, dividends must necessarily depend upon the Company's earnings and financial condition, applicable legal restrictions, and other factors relevant at the time the Board of Directors considers a dividend policy. Cash available for dividends to shareholders of the Company must initially come from income and capital gains earned on its investment portfolio, management service fees and dividends paid by FAIC. Provisions of the Kentucky Insurance Code relating to insurance holding companies subject transactions between the Company and FAIC, including dividend payments by FAIC, to certain standards generally intended to prevent such transactions from adversely affecting the adequacy of life insurance subsidiaries' capital and surplus available to support policyholder obligations. See Item 1. "Description of Business - Governmental Regulation." In addition, under the Kentucky Business Corporation Act, the Company may not pay dividends if, after giving effect to a dividend, it would not be able to pay its debts as they become due in the usual course of business or if its total liabilities would exceed its total assets.

During 2001 the Company paid a 5% stock dividend that included a $335 payment for fractional shares.



Item 6. Management's Discussion and Analysis or Plan of Operation

The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

The statements contained in the following Management's Discussion and Analysis or Plan of Operation, statements contained in future filings with the Securities and Exchange Commission and publicly disseminated press releases, and statements which may be made from time to time in the future by management of the Company in presentations to shareholders, prospective investors, and others interested in the business and financial affairs of the Company, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of financial performances or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company referred to above are also subject to risks and uncertainties. The Company operates in a highly competitive business environment, and its operations could be negatively affected by matters discussed under the caption, "Competition", on page 6 of this Form 10-KSB.

The following discussion should be read in conjunction with the consolidated financial statements and the notes thereto.

During 2001 net income decreased $89,340 compared to 2000 results and loss per share increased 148% to a loss per share of $.03 compared to a $.01 loss per share in the prior year while equity per share decreased 8% to $1.69. A significant portion of the loss is attributable to marketing cost related to the cost of entering new markets that were expensed and not capitalized. Also the decline in interest rates reduced the amount of investment income that could be earned on bond and cash investments.

Acquisitions

Benefit Capital Life Insurance Company

On December 30, 1999, FAIC, a subsidiary of the Company, acquired 100% of the common stock of Benefit Capital Life Insurance Company from an unaffiliated insurance holding company (the BCLIC Acquisition). Benefit Capital is licensed in the state of Louisiana only and had statutory capital and surplus of approximately $413,000. The aggregate purchase price for the BCLIC Acquisition was approximately $636,000 (including net cost associated with the acquisition of approximately $54,000). The BCLIC acquisition was financed with the working capital of FAIC and 25,000 shares of Company stock valued at $62,500. The BCLIC Acquisition was accounted for as a purchase. BCLIC's results of operations are included in the consolidated statements from the date of acquisition to the date of disposal. A capital contribution of $37,000 was made during 2000.

Dispositions

Purchase of FAC Stock and Sale of Benefit Capital Life Insurance Company

On June 27, 2000, the Company purchased 132,000 shares of FAC common stock from Chris Haas ("Haas"), former Chairman of the Board of the Company, for $2.49 per share for an aggregate purchase price of $328,680 and entered into an agreement with Haas to exchange all the outstanding common capital stock of BCLIC for 268,000 shares of FAC common stock. FAC purchased BCLIC from FAIC for $670,000 cash and FAC exchanged BCLIC for 268,000 shares of FAC stock. The sale of BCLIC to Haas was completed on March 5, 2001. BCLIC's 2001 operating results included in the consolidated statements of operations were revenues of $15,364 and benefits, losses, and expenses of $20,789.

Consolidated Financial Condition

Significant changes in the consolidated balance sheet of 2001 compared to 2000 reflect the operations of the Company, the sale of BCLIC and capital transactions discussed below.

At December 31, 2001, the Company's available-for-sale fixed maturities had a fair value of $8,894,904 and amortized cost of $8,530,517. The available-for-sale portfolio consists of fixed maturities and equity securities. This portfolio is reported at fair value with unrealized gains and losses, net of applicable deferred taxes, reflected as a separate component in shareholders' equity. The Company's fixed maturities portfolio decreased approximately .2% during 2001 and decreased approximately 4% in 2000, on an amortized cost basis. The net change for 2001 was immaterial. The 2000 decrease resulted primarily from repositioning funds into the equities markets. Moody's rating service rated all of the Company's fixed maturities portfolio Aaa to Baa2.

The Company's investment in equity securities decreased $843,941 and $1,032,388 during 2001 on a cost and fair value basis, respectively, after increasing $2,785,730 and $1,724,214 on a cost and fair value basis, respectively in 2000 As of December 31, 2001 there were $1,224,670 of net unrealized losses in equity securities, as compared to a $1,036,223 unrealized loss at December 31, 2000. One security accounted for $212,081 and $190,639 of such unrealized losses at December 31, 2001 and 2000, respectively.

As more extensively discussed under Consolidated Results of Operations, the Company realized net capital gains and (losses) from its investments during the three-year period ended December 31, 2001. Management believes these pretax net gains and (losses) which total ($186,872), ($146,418) and $205 during 2001, 2000 and 1999, respectively, are more than would have been obtained from a more conservative investment strategy involving only investment grade bonds. Net capital gains or (losses) for a given period are not necessarily indicative of those for future periods.

At December 31, 2001 and 2000 the Company held notes receivable of $770,280 and $569,788, net of a valuation allowance of $116,616 and $149,698, respectively. At December 31, 2001, the Company had $4,159 of notes receivable that had been non-income producing for the twelve months prior to December 31, 2001.

The decrease of $85,000 in other invested assets during 2001 resulted from the Company's additional investment in a venture capital limited partnership and the sale of an 8% interest in a limited liability company that specializes in the placement of rated and hard to place life insurance products.

The Company has maintained significant cash and short-term balances over the past several years, principally to hedge against the uncertainty of future interest rates.

Deferred policy acquisition costs increased $1,354,137 net of amortization of $1,235,457 during 2001. Policy acquisition expenses related to new insurance sales totaled $2,589,594 and were capitalized during 2001.

Total policy liabilities as of December 31, 2001 and 2000 were $11,972,326 and $9,406,470, respectively. Approximately 40% of the 2001 total consist of future policy benefit and unearned premium reserves while policyholder deposit liabilities represent 57% of the total.

Policyholder deposits liabilities as of December 31, 2001 and 2000 were $7,358,247 and $4,859,854, respectively.

Shown below is a progression of the Company's policyholder deposit activity for the year ended December 31, 2001.

Year ended December 31, 2001                    Total       Annuity      Other
                                                -----       -------      -----
Beginning Balance                            $4,859,854   $4,629,330   $230,524
Deposits                                      2,255,118    2,195,548     59,570
Benefit Capital deposits                        (42,725)          --    (42,725)
Withdrawals                                    (276,545)    (226,903)   (49,642)
Interest credited                               562,545      550,593     11,952
                                             -----------  -----------  ---------
Ending Balance                               $7,358,247   $7,148,568   $209,679
                                             ==========   ==========   =========

The growth in policyholder deposit liabilities has resulted from the annuity rider deposits that begin in the second policy year.

The Company has a relatively low effective federal income tax rate, which can fluctuate significantly due to the application of Statement of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." The most significant provision under SFAS No.109 affecting the Company is the disallowance of the small life insurance company deduction when computing deferred taxes. The small life insurance deduction allows the Life Insurance Subsidiaries to reduce their taxable income by 60% before computing their current provision for tax. By disallowing this, deduction in the computation of deferred taxes, SFAS No.109 significantly increases the deferred taxes on the Life Insurance Subsidiaries' temporary differences. Thus, when a significant increase or decrease occurs in the Company's net temporary differences, the related deferred tax is computed using the 35% federal tax rate, whereas tax will actually be paid on these net liabilities (when realized) at a lower rate. The Company's gross deferred federal income tax liabilities and assets are more fully discussed in Note 9 to the Consolidated Financial Statements. All operating deferred tax assets of the Company are realizable by offset against existing deferred tax liabilities.

Capital deferred tax assets must be offset against future capital gains. The Company believes such gains will materialize and the deferred tax assets will be realized. The deferred tax assets are offset, to some extent, by valuation allowances related to the Company and to the Life Insurance Subsidiaries. The Company's valuation allowance is designed to reduce deferred tax assets to their estimated ultimate realizable value.

Consolidated Results of Operations

The primary source of revenue for the Company is life insurance premium income. Premium payments are classified as first-year, renewal and single. Renewal premiums are any premium payments made after the first year the policy is in force.



Shown below is the Company's premium income for the three years ended December 31, 2001, 2000 and 1999, respectively.


Premium Income                     2001              2000              1999
                                   ----              ----              ----
First-year                     $ 2,451,037       $ 1,432,658       $ 1,886,288
Renewal                          2,412,681         2,440,347         1,543,799
Single - Credit insurance          873,535           806,064           368,727
                               -----------       -----------       -----------
  Gross premium income         $ 5,737,253       $ 4,679,069       $ 3,798,814
Reinsurance premium ceded       (1,057,561)         (967,522)         (469,002)
                               -----------       -----------       -----------
  Net premium income           $ 4,679,692       $ 3,711,547       $ 3,329,812
                               ===========       ===========       ===========

During 2001, first-year premium income increased $1,018,379 from 2000 levels due to an increase in new sales, however, 2002 sales are expected to decrease due to ending the sale of FAIC's founders product. Reinsurance premiums are a direct reduction of premium income. Credit insurance is 100% reinsured. The reinsurance premiums related to credit insurance were $873,535, $806,064 and $368,727 in 2001, 2000 and 1999, respectively.

Net investment income for 2001 was $738,239, an increase of $29,864 over 2000 results. This increase is primarily due to a larger investment base from FAIC's operations and lower investment expense. Net investment income in 2000 and 1999 was $708,375 and $659,309, respectively. Investment yields have declined due to a decline in the yields available on bonds.

Net realized investment losses which total $186,872 during 2001 from the sale of bonds and common stock and losses recognized on notes receivable are more than would have been obtained from a more conservative investment strategy involving only investment grade bonds. During 2000 and 1999, realized investment gains and losses were $146,418 loss and $205 gain, respectively, from the sale of bonds and common stocks.

Service fee revenue and other income totaled $357,687 in 2001 which represents a $150,219 increase over 2000 results of $207,469. The Company provides accounting support to Mid-American Alliance Corporation and its subsidiaries Mid American Century Life Insurance Company and Security Alliance Insurance Company, First American Capital Corporation and its subsidiary First Life America Corporation, Integrity Capital Corporation and Mid-Atlantic Capital Corporation. Fees related to these accounting services were $300,364, $173,825 and $95,531 in 2001, 2000 and 1999, respectively.

The Company incurred a $6,419 loss from its share of the net operating loss of FCS.

The increase in life insurance policy reserves was $1,114,526, $754,517 and $870,582 in 2001, 2000 and 1999, respectively. Life insurance reserves are established to provide for the payment of policyholder benefits. Actuaries consider factors such as premiums, interest, mortality and life expectancy when calculating reserve factors. Typically, these reserve factors increase as a policy reaches another anniversary, creating a larger reserve.

Commissions to insurance agents, excluding commissions to credit insurance agents, totaled $1,467,048, $1,132,622 and $1,304,124 in 2001, 2000 and 1999,
respectively. In December 1998, FAIC began selling credit insurance. During 2001, 2000 and 1999, commission on the sale of credit insurance was $522,288, $499,867 and $220,838. Commissions are paid to agents on first-year, renewal and single premium payments. First-year commission percentages are significantly greater than renewal commission percentages. When new premiums written increase from year to year and existing policies renew, commission expense increases. During 2001, the increase in the sale of credit insurance and an increase in first-year ordinary life premium income, accounts for the $356,847 increase in commission expense in 2001 over 2000.

Death claims during 2001, 2000 and 1999, net of reinsurance ceded, were $117,655, $187,484 and $122,135, respectively.

Annuity premiums received are recorded as liabilities rather than income, pursuant to Statement of Financial Accounting Standard No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments." Interest is incurred and credited to the annuity fund balances. As policies renew, the annuity fund balance increases which also increases the base on which interest is earned by the policyholder. The growth in the annuity fund balance accounts for the increase in interest expense between years. Interest expense was $574,754, $340,672 and $200,107 for 2001, 2000 and 1999, respectively.

Certain costs related to the acquisition of life insurance policies are capitalized and amortized over the premium-paying period of the policies. These costs, which are referred to as deferred policy acquisition costs, include commissions and other costs of acquiring life insurance, which vary with, and are primarily related to, the production of new insurance contracts. The capitalized cost will be amortized over the life of the associated policies. In 2001, 2000 and 1999, $2,589,594, $1,281,288 and $1,655,160 of these costs were capitalized. Amortization of deferred policy acquisition costs totaled $1,235,457, $660,311 and $760,468 for 2001, 2000 and 1999, respectively.


Selling, administrative and general insurance expenses increased $129,360 in a comparison of 2001 to 2000. These expenses relate to the administration and issuance of life insurance policies. This increase can be attributed to an increase in sales and processing costs. Selling, administrative and general insurance expenses totaled $676,248, $546,888 and $363,166 in 2001, 2000 and
1999, respectively. Salaries, wages and employee benefits totaled $1,752,360, $1,059,711 and $1,102,195 in 2001, 2000 and 1999, respectively. The $692,649 increase in 2001 was primarily attributable to an increase in marketing salaries and salaries related to the service business.

Professional fees increased $8,938 during 2001 compared to 2000. Professional fees include accounting, actuarial, consulting, and legal fees. Professional fees totaled $204,975, $196,037 and $107,708 for 2001, 2000 and 1999,
respectively.

Income tax expense for 2001 totaled $431,727. Federal income taxes are calculated based on the earnings of FAIC. Certain items included in income reported for financial statements are not included in taxable income for the current year, resulting in deferred income taxes. Of the $431,727 amount above, deferred income taxes totaled $431,453 and taxes currently payable were $274. In 2000 total income tax expense was $260,999, of which $225,431 was deferred. In 1999 total income tax expense was $254,540, of which

$230,783 was deferred.

Statutory Insurance Information

For insurance regulatory and rating purposes, FAIC reports on the basis of statutory accounting principles ("SAP"). A.M. Best Company ("Best") has given First Alliance Insurance Company a rating of NR-1 (insufficient data).

To provide a more detailed understanding of First Alliance operations, shown below are SAP basis assets, asset valuation reserves, statutory capital and surplus, net income and net operating income for First Alliance Insurance Company for the five years ended December 31, 2001.

                                                  Statutory
                                    Asset          Capital                               Net            Asset
Year ended                        Valuation          and                Net           Operating       Valuation
December 31        Assets        Reserves [1]      Surplus            Income            Income       Reserves [1]
-----------        ------        ------------      -------            ------            ------       ------------
2001            $16,570,910        $12,215        $4,467,627        $(803,962)        $(872,517)        $12,215
2000            $14,003,366        $ 9,971        $5,564,827        $  61,514         $ 181,789         $ 9,971
1999            $12,312,179        $43,635        $6,460,894        $ 100,989         $ 100,989         $43,635
1998            $ 9,865,490        $10,115        $6,306,783        $ 107,578         $ 107,578         $10,115
1997            $ 8,185,820        $ 9,649        $6,227,997        $ 194,977         $ 194,977         $ 9,649


[1] Asset Valuation Reserves are statutory liabilities that act as contingency reserves in the event of extraordinary losses on invested assets and as a buffer for policyholders' surplus to reduce the impact of realized and unrealized investment losses.

During 2001, statutory capital and surplus and asset valuation reserves decreased by approximately $1,094,956. This decrease resulted primarily from $357,587 of net unrealized losses and a statutory net loss of $803,962. During 2000, statutory capital and surplus and asset valuation reserves decreased by approximately $929,731. This decrease resulted primarily from $891,779 of net unrealized losses, $100,989 shareholder dividend offset by $61,514 of statutory net income. During 1999, statutory capital and surplus and asset valuation reserves increased by approximately $187,631. This increase resulted primarily from $100,989 of statutory income, $24,696 of unrealized investment gains and $62,500 of additional surplus paid in. During 1998, statutory capital and surplus and asset valuation reserves increased by approximately $79,252. This increase resulted primarily from $107,578 of statutory net income offset by $28,326 of unrealized investment losses.

Statutory capital and surplus, specifically the component called surplus, is used to fund the expansion of an insurance company's first-year individual life and accident and health sales. The first-year commission and underwriting expenses on such sales will normally consume a very high percentage of, if not exceed, first-year premiums. Accordingly, a statutory loss may occur on these sales the first year of the policy.

Cash Flow And Liquidity

During 2001, the Company generated $703,889 of positive cash flow from operations compared to $819,857 in 2000 and $595,304 in 1999. The increases for the three years can be attributed primarily to increased life and health insurance premiums received and annuity deposits.

Cash used by investment activities during 2001 of $903,736 resulted primarily from a decision to increase the investments in available-for-sale fixed maturities and other invested assets and decrease the investments in equity securities and the sale of BCLIC. Cash used by investment activities during 2000 of $3,370,739 resulted primarily from a decision to increase the investments in equity securities, notes receivable and other invested assets. Cash provided by financing activities in 2001 includes an increase in net policyholder deposits of $1,979,552 and net proceeds of $78,497 from the sale of common stock of the Company. Cash provided by financing activities in 2000 includes an increase in net policyholder deposits of $1,284,394 and a net use of cash of $229,168 from the purchase and sale of common stock of the Company. Cash provided by financing activities in 1999 includes an increase in net policyholder deposits of $1,067,309 and $130,847 from the sale and purchase of common stock of the Company.

The Company is subject to various market risks. However, the most significant such risks relate to fluctuations in interest rates and in prices of equity securities. Regarding interest rates, the value of the Company's fixed-maturity investment portfolio will increase or decrease in an inverse relationship with fluctuations In interest rates while net investment income earned on newly-acquired fixed-maturities increases or decreases in direct relationship with interest rate changes. From an income perspective, the Company is exposed to rising interest rates which could be a significant risk, as FAIC's annuity business is subject to variable interest rates. The Life insurance company's life insurance policy liabilities bear fixed rates. From a liquidity perspective, the Company's fixed rate policy liabilities have been relatively insensitive to interest rate fluctuations. Accordingly, the Company believes gradual increases in interest rates do not present a significant liquidity exposure for the life insurance policies. Historically, the Company has maintained conservative durations in its fixed-maturity portfolio. At December 31, 2001 cash and fixed-maturity investments with maturities of less than five years equaled more than one hundred percent of total policy liabilities. Notwithstanding the foregoing, if interest rates rise significantly in a short time frame, there can be no assurance that the life insurance industry, including the Company, would not experience increased levels of surrenders and reduced sales, and thereby be materially adversely affected.

The Company has not successfully managed the risk of equity security price fluctuations during the last two years. In addition to the measures described above, FAIC complies with the NAIC promulgated Standard Valuation Law ("SVL") which specifies minimum reserve levels and prescribes methods for determining them, with the intent of enhancing solvency. Upon meeting certain test, which FAIC met during 2001 and 2000, the SVL also requires the Company to perform annual cash flow testing for FAIC. This testing is designed to ensure that statutory reserve levels will maintain adequate protection in a variety of potential interest rate scenarios. The Actuarial Standards Board of the American Academy of Actuaries also requires cash flow testing as a basis for the actuarial opinion on the adequacy of the reserves which is a required part of the annual statutory reporting process.

Cash flow testing projects cash inflows from assets and cash outflows for liabilities in various assumed economic and yield curve scenarios. This is a dynamic process, whereby the performance of the assets and liabilities is directly related to the scenario assumptions. (An example would involve the credited interest rate on annuity products and how such rates vary depending upon projected earnings rates, which are based upon asset performance under a particular economic scenario.)

The Company's marketing plan could be modified to emphasize certain product types and reduce others. New business levels could be varied in order to find the optimum level. Management believes that the Company's current liquidity, current bond portfolio maturity distribution and positive cash flow from operations give it substantial resources to administer its existing business and fund growth generated by direct sales. The Company will service other expenses and commitments by: (1) Service fee income from FAIC and affiliated companies,
(2) Dividends from FAIC, which are limited by law to the lesser of prior year net operating income or 10% of prior year-end capital and surplus unless specifically approved by the controlling insurance department and (3) corporate borrowings, if necessary.

Item 7. Financial Statements


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULES




                                                                                        Page
Consolidated Financial Statements                                                      Numbers
                                                                                       -------
Independent Auditors' Report                                                             C-15

Consolidated Balance Sheets as of December 31, 2001 and 2000                             C-16

Consolidated Statements of Operations for the years ended December 31, 2001,
  2000 and 1999                                                                          C-18

Consolidated Statement of Changes in Shareholders' Equity for the years ended
  December 31, 2001, 2000 and 1999                                                       C-19

Consolidated Statements of Cash Flows for the years ended December 31, 2001,
  2000 and 1999                                                                          C-20

Notes to Consolidated Financial Statements                                               C-22

                          Independent Auditors' Report



Board of Directors and Shareholders
First Alliance Corporation


We have audited the accompanying consolidated balance sheets of First Alliance Corporation (a Kentucky corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Alliance Corporation and subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with generally accepted accounting principles accepted in the United States of America.


                                                  /s/ KERBER, ECK & BRAECKEL LLP


Springfield, Illinois
March 20, 2002

                               FIRST ALLIANCE CORPORATION

                               CONSOLIDATED BALANCE SHEETS


                                                                               December 31,
                                                                         2001               2000
                                                                         ----               ----
ASSETS

Investments:
  Available-for-sale fixed maturities, at fair value
    (amortized cost, $8,530,517 and $8,548,507
    in 2001 and 2000, respectively)                                  $ 8,894,904        $ 8,734,400
  Equity securities (cost of $2,324,377 and $3,168,318
    in 2001 and 2000, respectively)                                    1,099,707          2,132,095
  Policy loans                                                            81,911            100,687
  Notes receivable (net of $116,616 and $149,698
    valuation allowance in 2001 and 2000, respectively)                  770,280            569,788
  Other invested assets                                                  425,000            510,000
                                                                     -----------        -----------
Total investments                                                     11,271,802         12,046,970

Cash and cash equivalents                                              5,902,785          4,044,915
Investment in related parties                                            371,276            237,500
Receivables from related parties                                          48,038             35,675
Accrued investment income                                                182,220            144,074
Premiums receivable                                                      131,638            136,069
Advances to agents                                                        88,828             36,382
Reinsurance recoverable                                                1,026,524            714,561
Deferred policy acquisition costs                                      4,718,225          3,364,088
Value of insurance acquired                                                   --             57,224
Goodwill                                                                      --            151,027
Office furniture and equipment, less accumulated depreciation
  of $129,027 and $116,975 in 2001 and 2000, respectively)               125,121             45,580
Federal income tax recoverable                                               143                 --
Other assets                                                              29,220             71,184
                                                                     -----------        -----------
Total assets                                                         $23,895,820        $21,085,249
                                                                     ===========        ===========


See notes to consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                                                                      December 31,
                                                               2001                  2000
                                                               ----                  ----
LIABILITIES AND SHAREHOLDERS' EQUITY
Policy and contract liabilities:
  Annuity contract liabilities                             $  7,148,568         $  4,629,330
  Life policy reserves (net of reinsurance
     ceded reserves of $478,506 and $340,172
     in 2001 and 2000, respectively)                          4,791,633            4,379,730
  Unearned premium reserves                                     466,135              358,981
  Policy and contract claims                                     57,301              108,889
  Policyholder dividend deposits                                     --               42,726
  Policyholder premium deposits                                 209,679              187,798
  Deposits on pending policy applications                       193,313              276,287
  Unearned revenue                                               63,263               77,010
  Reinsurance premiums payable                                   66,901               56,349
                                                           ------------         ------------
Total policy and contract liabilities                        12,996,793           10,117,100

Commissions, salaries, wages and benefits payable               269,100              175,191
Payables to related parties                                     124,881                   --
Accrued expenses and other liabilities                           98,461               55,232
Federal income taxes payable:
  Current                                                            --               11,583
  Deferred                                                      995,292              575,826
                                                           ------------         ------------
Total liabilities                                            14,484,527           10,934,932

Shareholders' equity:
Common stock, no par value, 8,000,000 shares
  authorized; 5,561,455 and 5,527,360 shares issued
  and outstanding at December 31, 2001 and 2000                 556,146              552,736
Additional paid in capital                                   13,466,445           12,628,272
Accumulated other comprehensive income                         (559,183)            (561,217)
Retained earnings - deficit                                  (4,052,115)          (2,469,474)
                                                           ------------         ------------
Total shareholders' equity                                    9,411,293           10,150,317
                                                           ------------         ------------
Total liabilities and shareholders' equity                 $ 23,895,820         $ 21,085,249
                                                           ============         ============


See notes to consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   Years ended December 31,
                                                           2001              2000              1999
                                                           ----              ----              ----
REVENUES
  Premium income                                       $ 5,737,253       $ 4,679,069       $ 3,798,814
  Premiums ceded                                        (1,057,561)         (967,522)         (469,002)
                                                       -----------       -----------       -----------
    Net premiums earned                                  4,679,692         3,711,547         3,329,812

  Net investment income                                    738,239           708,375           659,309
  Net realized investment gain (loss)                     (186,872)         (146,418)              205
  Service fee revenue                                      300,364           173,825            95,531
  Decrease in equity of unconsolidated subsidiary           (6,419)               --                --
  Other income                                              57,323            33,644            28,432
                                                       -----------       -----------       -----------
    Total revenue                                        5,582,327         4,480,973         4,113,289

BENEFITS AND EXPENSES
  Death claims                                             327,977           220,219           330,270
  Death claims ceded                                      (208,538)          (32,735)         (208,135)
    Net death claims                                       119,439           187,484           122,135
  Increase in policy reserve                             1,114,526           754,517           870,582
  Policyholder surrender values                            174,765           201,006            49,408
  Interest credited on annuities
         and premium deposit fund                          562,544           340,672           200,107
  Commissions                                            1,467,048         1,132,622         1,304,124
  Policy acquisition costs deferred                     (2,589,594)       (1,281,288)       (1,655,160)
  Amortization expense:
    Deferred policy acquisition costs                    1,235,457           660,311           760,468
    Value of insurance acquired                                681             4,087                --
    Goodwill                                                    --             7,949                --
  Selling, administrative and general expense              676,248           546,888           363,166
  Salaries, wages and employee benefits                  1,752,360         1,059,711         1,102,195
  Professional fees                                        204,975           196,037           107,708
  Advisory board and directors fees                        102,437            69,876            87,430
  Rent expense                                             101,208            91,268            87,386
  Depreciation expense                                      36,710            20,547            15,708
  Interest expense                                          10,426                --                --
  Other expenses                                           330,591           288,168           303,014
                                                       -----------       -----------       -----------
    Total benefits and expenses                          5,299,821         4,279,855         3,718,271
                                                       -----------       -----------       -----------
INCOME FROM OPERATIONS                                     282,506           201,118           395,018
                                                       -----------       -----------       -----------
Federal income taxes                                       431,727           260,999           254,540
                                                       -----------       -----------       -----------
NET INCOME (LOSS)                                      $  (149,221)      $   (59,881)      $    40,478
                                                       ===========       ===========       ===========
NET INCOME (LOSS) PER COMMON SHARE -
  BASIC AND DILUTED                                          (0.03)            (0.01)             0.02
                                                       ===========       ===========       ===========

See notes to consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                           CONSOLIDATED STATEMENTS OF
                         CHANGES IN SHAREHOLDERS' EQUITY

                                                                                  Years ended December 31,

                                                                      2001                 2000                 1999
                                                                      ----                 ----                 ----
COMMON STOCK:
  Balance, beginning of year                                          552,736         $    564,318         $    562,069
  Sale of shares in private placement (38,800, 74,525
    and 150,475 in 2001, 2000 and 1999, respectively)                   3,880                7,453               15,047
  Company stock acquired (268,000, 190,350 and
    127,980 shares in 2001, 2000 and 1999, respectively)              (26,800)             (19,035)             (12,798)
  Stock dividend 263,295 shares @ 3.00 per share                       26,330                   --                   --
                                                                 ------------         ------------         ------------
  Balance, end of year                                           $    556,146              552,736              564,318

ADDITIONAL PAID-IN CAPITAL:
  Balance, beginning of year                                       12,628,272           12,466,943           12,180,353
  Sale of shares in private placement (38,800, 74,525
    and 150,475 in 2001, 2000 and 1999, respectively)                 112,520              178,859              361,140
  Cost of public offering                                             (37,903)              (1,050)             (54,558)
  Company stock acquired (268,000, 190,350 and
    127,980 shares in 2001, 2000 and 1999, respectively)                   --              (16,480)             (19,992)
  Stock dividend 263,295 shares @ 3.00 per share                      763,556                   --                   --
                                                                 ------------         ------------         ------------
  Balance, end of year                                             13,466,445           12,628,272           12,466,943

ACCUMULATED OTHER COMPREHENSIVE INCOME:
  Balance, beginning of year                                         (561,217)             (64,149)              97,469
  Net unrealized gain (loss)
    on available-for-sale securities,
    net of reclassification adjustment (see below)                      2,034             (497,068)            (161,618)
                                                                 ------------         ------------         ------------
  Balance, end of year                                               (559,183)            (561,217)             (64,149)

RETAINED EARNINGS (DEFICIT):
  Balance, beginning of year                                       (2,469,474)          (2,030,679)          (2,013,165)
  Net income (loss)                                                  (149,221)             (59,881)             140,478
  Company stock acquired (268,000, 190,350 and
    127,980 shares in 2001, 2000 and 1999, respectively)             (643,200)            (378,914)            (157,992)
  Stock dividend 263,295 shares @ 3.00 per share                     (789,885)                  --                   --
  Cash dividend 111.65 fractional shares @ 3.00 per share                (335)                  --                   --
                                                                 ------------         ------------         ------------
  Balance, end of year                                             (4,052,115)          (2,469,474)          (2,030,679)
                                                                 ------------         ------------         ------------
TOTAL SHAREHOLDERS' EQUITY                                       $  9,411,293         $ 10,150,317         $ 10,936,433
                                                                 ============         ============         ============
DISCLOSURE OF RECLASSIFICATION AMOUNT:
  Unrealized holding gain (loss) arising during period               (104,084)            (350,650)            (161,823)
  Less: reclassification adjustment for gain (loss)
    included in net income                                           (106,118)            (146,418)                 205
                                                                 ------------         ------------         ------------
  Net unrealized gain (loss) on securities                       $      2,034         $   (497,068)        $   (161,618)



See notes to consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Years ended December 31,

                                                                              2001                2000                1999
                                                                              ----                ----                ----
OPERATING ACTIVITIES:
Net income (loss)                                                         $  (149,221)        $   (59,881)        $   140,478
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
  Increase in policy reserves                                               1,428,363             413,401           1,240,096
  Increase (decrease) in claim liabilities                                    (51,588)             66,790              22,000
  (Increase) decrease in reinsurance recoverable                             (311,963)            338,603            (370,932)
  Interest credited on annuities and premium deposits                         561,790             340,672             183,734
  Provision for depreciation                                                   36,710              20,547              15,708
  Amortization of goodwill                                                         --               7,949                  --
  Increase in deferred policy acquisition costs, net                       (1,354,137)           (620,977)           (894,692)
  Amortization of value of insurance acquired                                     681               4,087                  --
  Amortization of premium and accretion of discount                            22,336              20,708              23,883
  Net realized investment (gain) loss                                          14,730             146,418                (205)
  Increase in policy loans                                                    (20,687)            (68,493)             (5,587)
  (Increase) decrease in receivables from related parties                     (12,363)            (21,472)              6,293
  Increase in accrued investment income                                       (47,853)             (8,592)            (21,207)
  (Increase) decrease in federal income tax recoverable                          (143)              7,985              (7,985)
  (Increase) decrease in premiums receivable                                    2,510             (54,379)            (31,915)
  (Increase) decrease in advances to agents                                   (52,446)              6,616              14,678
  (Increase) decrease in other assets                                          39,137               3,634             (39,458)
  Increase (decrease) in deposits on pending policy
  applications                                                                (82,974)             43,129              16,593
  Decrease in unearned revenue                                                (13,747)             (9,868)            (17,221)
  Increase (decrease) in reinsurance premium payable                           10,552              (5,101)             (3,733)
  Increase in commissions, salaries, wages and benefits                        93,909              41,809              68,641
  Increase in payables to related parties                                     124,881                  --                  --
  Increase (decrease) in accrued expenses
  and other liabilities                                                        45,613             (34,537)             57,607
  Increase (decrease) in federal income taxes payable                         (11,583)             11,583             (32,258)
  Increase in deferred federal income tax liability                           431,385             229,226             230,786
                                                                          -----------         -----------         -----------
Net cash provided by operating activities                                     703,892             819,857             595,304

INVESTING ACTIVITIES:
  Purchase of available-for-sale fixed maturities                          (2,508,464)         (2,790,071)         (4,031,911)
  Sale of available-for-sale fixed maturities                               1,386,823           3,084,201           1,789,689
  Purchase of common stock                                                         --          (5,136,342)           (362,588)
  Sale of common stock                                                        681,118           2,237,945                  --
  Purchase of limited partnership interest                                   (150,000)                 --            (150,000)
  Purchase of limited liability company interest                               (5,000)           (360,000)                 --
  Sale of subsidiary net of cash disposed                                    (232,850)             (3,720)           (200,092)
  (Increase) decrease in notes receivable                                     182,590            (466,624)            118,472
  Short term investments disposed                                                  --             200,000                  --
  Purchase of investments in unconsolidated affiliates                       (133,776)           (112,500)                 --
  Purchase of furniture and equipment, net                                   (124,177)            (23,628)             (3,723)
                                                                          -----------         -----------         -----------
Net cash used in investing activities                                        (903,736)         (3,370,739)         (2,840,153)

                           FIRST ALLIANCE CORPORATION

                                                                         Years ended December 31,

                                                               2001                2000                1999
                                                               ----                ----                ----
FINANCING ACTIVITIES:
  Deposits on annuity contracts, net                       $ 1,968,645         $ 1,295,669         $ 1,057,423
  Policyholder premium deposits (withdrawals), net              10,684             (10,813)              9,886
  Policyholder dividend deposits, net                              223                (462)                 --
  Proceeds from sale of company stock                          116,400             186,312             376,187
  Cost of stock offering                                       (37,903)             (1,050)            (54,558)
  Dividends paid                                                  (335)                 --                  --
  Repurchase of company stock                                       --            (414,430)           (190,782)
                                                           -----------         -----------         -----------
Net cash provided by financing activities                    2,057,714           1,055,226           1,198,156
                                                           -----------         -----------         -----------
Increase (decrease) in cash and cash equivalents             1,857,870          (1,495,656)         (1,046,693)

Cash and cash equivalents, beginning of year                 4,044,915           5,540,571           6,587,264
                                                           -----------         -----------         -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                     $ 5,902,785         $ 4,044,915         $ 5,540,571
                                                           ===========         ===========         ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Exchange of 8% equity investment in Ken Belsky &
  Associates, LLC for a note receivable of $350,000        $   350,000                  --                  --
                                                           ===========         ===========         ===========
  Common stock dividend                                    $   789,885                  --                  --
                                                           ===========         ===========         ===========

See notes to consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

First Alliance Corporation (the "Company") was incorporated on February 16, 1993 for the primary purpose of forming, owning and managing life insurance companies. On March 4, 1994, the Company's registration statement filed with the Securities and Exchange Commission and the Kentucky Department of Financial Institutions for a $12,500,000 public stock offering, which included a 10% "over-sale" provision (additional sales of $1,250,000), was declared effective. The Company completed its public stock offering on October 28, 1995, raising total capital of $13,750,000.

The Company had two wholly-owned insurance subsidiaries, First Alliance Insurance Company ("FAIC") domiciled in Kentucky and Benefit Capital Life Insurance Company ("BCLIC") domiciled in Louisiana, prior to the sale of BCLIC that was effective February 28, 2001. FAIC was incorporated on December 29, 1994 and initially capitalized with $3,000,000 on January 10, 1995. The Company made an additional $3,000,000 capital contribution on May 15, 1995 and the Kentucky Department of Insurance ("KDI") granted FAIC a Certificate of Authority on May 17, 1995. Insurance operations commenced on November 1, 1995. BCLIC was purchased December 30, 1999 and had capital and surplus of $480,501 at the date of purchase. Operating results of BCLIC are included in the financial statements from the date of acquisition through February 28, 2001.

FAIC's initial product was a twenty pay ordinary life insurance policy with a flexible premium deferred annuity rider and a decreasing term rider for issue ages 0 to 50. During 1997, the Company modified the insurance product being marketed. The revised product offers a life insurance policy with an annuity rider similar to the initial product, however the annual income protection benefit rider was eliminated and death benefits on the base policy modified. Additionally, the split between life and annuity premiums and the premium paying period were changed. In the first year, the full premium is allocated to life insurance with all renewal premium payments being split half to life and half to annuity. Depending on the issue age, the premium paying period is either ten or twenty years.

The product is being sold in premium units with the ability to purchase either fractional or multiple units. If a greater accumulated annuity value is desired, the policyholder may continue to make the premium payments, after the completion of the premium-paying period, with the entire payment funding the annuity. Other products currently being marketed by FAIC are a single premium deferred annuity, a ten-year term policy, preneed and credit life and credit accident and health. FAIC is licensed and sells its product in the states of Indiana, Kansas, Kentucky, Ohio and Tennessee. Currently, the products are only marketed in Kentucky and Indiana.

The Company has a wholly owned venture capital subsidiary, First Kentucky Capital Corporation ("FKCC"), which was capitalized with $224,000 during 1996 and commenced operations on April 12, 1996. Additional capital contributions of $127,500 and $92,000 were made during 1999 and 1997, respectively. FKCC provides capital for Kentucky based businesses for both start-up companies and for expansion of existing businesses. Investments may take the form of loans, guarantees, commitments, equity, or joint venture agreements, or any combination thereof.

On June 16, 1999, FKCC executed a commitment to purchase three units of the Properties Investment Partners, LP ("Properties") for $450,000. Properties is a venture capital fund based in Louisville, Kentucky. An initial payment of $22,500, which represents 5% of the total investment, was paid upon the execution of the subscription agreement. Upon receipt by Properties of the Small Business Investment Company ("SBIC") license from the U.S. Small Business Association, an additional $127,500 was invested. An additional investment of $150,000 was made during 2001. The investment at December 31, 2001 was $300,000 with the remaining amount of the commitment due on the fourth anniversaries of the initial capital contribution, however the general partner has the right to accelerate or delay capital calls.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") which differ from statutory accounting practices prescribed or permitted by the KDI and the Louisiana Department of Insurance ("LDI").

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of the Company, FAIC, FKCC, AIM, KIM and BCLIC from its date of acquisition December 31, 1999 through date of disposition, February 28, 2001. All intercompany accounts and transactions are eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in the prior years financial statements to conform to current year classifications. These reclassifications had no effect on previously reported net income or shareholder equity.

Managements Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments

The Company classifies all of its fixed maturity and equity securities, except equity securities of related parties as available-for-sale. Available-for-sale securities are carried at fair value with unrealized gains and losses, net of applicable deferred taxes, reported in other comprehensive income. Policy loans are carried at unpaid balances. Notes receivable are carried at unpaid principal balance, net of allowance for uncollectible amounts. Other invested assets are carried at cost. Cash and cash equivalents consist of highly liquid investments with maturities of three months or less at the date of purchase and are also carried at cost which approximates fair value. Realized gains and losses on sales of investments are recognized in operations on the specific identification basis. Interest and dividends earned on investments are included in net investment income.

Investments in related parties are carried at cost except the investment in First Computer Services, LLC ("FCS") is carried on an equity basis (see Note 7).

Office Furniture and Equipment

Office furniture and equipment is recorded at cost less accumulated depreciation using principally the 200% declining balance method over the estimated useful life of the respective assets. Accumulated depreciation was $129,027 and $116,975 at December 31, 2001 and 2000, respectively.

Office Lease

The Company leases approximately 6,100 square feet located at 2285 Executive Drive, Lexington, Kentucky. The lease expires on January 31, 2002. Annual rent expense for the years ended December 31, 2001, 2000 and 1999 totaled $101,208, $91,268 and $87,386, respectively.

Deferred Policy Acquisition Costs

Commissions and other costs of acquiring life insurance, which vary with, and are primarily related to, the production of new insurance contracts have been deferred to the extent recoverable from future policy revenues and gross profits. The acquisition costs are amortized over the life of the related policies using assumptions consistent with those used in computing policy reserves.

Goodwill and Value of Insurance Acquired

Goodwill represents the excess of the purchase price of purchased subsidiaries, over amounts assigned (based on estimated fair values at the date of acquisition) to the identifiable net assets acquired. Goodwill is amortized over 20 years. At December 31, 2001 there is no accumulated amortization due to the sale of BCLIC. At December 31, 2000 accumulated amortization was $7,949.

Value of insurance acquired is recorded at the estimated value assigned to the insurance in force of the purchased subsidiary at the date of acquisition. The assigned value is amortized over the expected remaining life of the insurance in force. At December 31, 2001 there is no accumulated amortization due to the sale of BCLIC. At December 31, 2000 accumulated amortization was $4,087.

Life Policy Reserves

The liabilities for future policy benefits on the Company's life insurance products are computed using the net level premium method and assumptions as to investment yields, mortality, withdrawals and other assumptions, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations. The assumptions utilized were 7.25% for investment yields, 1975-1980 select and ultimate tables for mortality, and Linton BA tables for withdrawal rates.

Annuity Contract Liabilities

Annuity contract liabilities are computed using the retrospective deposit method and consist of policy account balances, before deducting surrender charges, which accrue to the benefit of policyholders. Premiums received on annuity contracts are recognized as an increase in a liability rather than premium income. Interest credited on annuity contracts is recognized as an expense.

Liability for Policy Claims

Policy claim liabilities are based on known liabilities plus estimated future liabilities developed from trends of historical data applied to current exposures.

Policyholder Deposits

Policyholder deposits consist primarily of premium and dividend deposits. Policyholder premium deposits represent premiums received for the payment of future premiums on existing policyholder contracts. Interest is credited on these deposits at the rate of 6%. The premium deposits are recognized as an increase in a liability rather than premium income. Policyholder dividend deposits represent dividends paid to policyholders of BCLIC that have been left with the company to earn interest. Interest was credited on these deposits at the rate of 4%. Interest credited on premium and dividend deposits is recognized as an expense.

Participating Insurance

FAIC's former subsidiary, BCLIC, had $6,106,000 of participating insurance in force at December 31, 2000. Participating insurance represents 40.1% of BCLIC's inforce at December 31, 2000, and 2.8% of all insurance inforce at December 31, 2000, and 91.5% of BCLIC's premium income at December 31, 2000 and 1.3% of all premium income at December 31, 2000. Participating dividends are determined at the discretion of the board of directors. No dividends were paid during 2001 and 2000.

Premiums

Life insurance premiums for limited payment contracts are recorded according to Statement of Financial Accounting Standard (SFAS) No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments." Any gross premium in excess of net premium is deferred and recognized in income in a constant relationship with insurance in force.

Federal Income Taxes

The Company uses the liability method of accounting for income taxes. Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under generally accepted accounting principles and balances determined for tax reporting purposes. Reinsurance

Estimated reinsurance receivables are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts."

Common Stock

Common stock has no par value and a stated value of $.10 per share.

Earnings Per Share

Net income (loss) per common share for basic and diluted earnings per share is based upon the weighted average number of common shares outstanding during the year. The weighted average outstanding common shares was 5,450,168, 5,602,062 and 5,645,035 during 2001, 2000 and 1999, respectively.

Comprehensive Income

As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Company's net income or total shareholders' equity. SFAS No. 130 requires unrealized gains and losses on the Company's available-for-sale securities to be included in other comprehensive income.

3. ACQUISITION OF BENEFIT CAPITAL LIFE INSURANCE COMPANY

On December 30, 1999, FAIC, a subsidiary of the Company, acquired 100% of the common stock of Benefit Capital Life Insurance Company from an unaffiliated insurance holding company ("the BCLIC Acquisition"). The BCLIC Acquisition was accounted for as a purchase. Results of operations are included in the consolidated statements from the date of acquisition through February 28,2001.

The aggregate purchase price for the BCLIC Acquisition was approximately $636,000 (including net cost associated with the acquisition of approximately $54,000). The BCLIC acquisition was financed with the working capital of FAIC and 25,000 shares of Company stock valued at $62,500. A capital contribution of $37,000 was made during 2000.

4. PURCHASE OF FAC STOCK AND SALE OF BENEFIT CAPITAL LIFE INSURANCE COMPANY

On June 27, 2000, the Company purchased 132,000 shares of FAC common stock from Chris Haas ("Haas"), former Chairman of the Board of the Company, for $2.49 per share for an aggregate purchase price of $328,680 and entered into an agreement with Haas to exchange all the outstanding common capital stock of BCLIC for 268,000 shares of FAC common stock. FAC purchased BCLIC from FAIC for $670,000 cash and FAC exchanged BCLIC for 268,000 shares of FAC stock. The sale of BCLIC to Haas was completed on March 5, 2001. BCLIC's 2001 operating results included in the consolidated statements of operations were revenues of $15,364 and benefits, losses, and expenses of $20,789.

5. INVESTMENTS

The amortized cost and fair value of investments in fixed maturities and equity securities at December 31, 2001, 2000 and 1999 are summarized as follows:

Investments

                                                  Gross            Gross
                                Amortized       Unrealized       Unrealized          Fair
                                  Cost            Gains            Losses            Value
                                  ----            -----            ------            -----
'December 31, 2001:
Fixed maturities
  U.S. government bonds        $4,430,590        $281,899        $       --        $4,712,489
  Municipal bonds                 749,887          18,699                --           768,586
  Corporate bonds               3,350,040          86,211            22,422         3,413,829
                               ----------        --------        ----------        ----------
Total                          $8,530,517        $386,809        $   22,422        $8,894,904
                               ----------        --------        ----------        ----------
Equity securities              $2,324,377        $    763        $1,225,433        $1,099,707
                               ==========        ========        ==========        ==========
December 31, 2000:
Fixed maturities
  U.S. government bonds        $5,292,461        $171,427        $    9,621        $5,454,267
  Municipal bonds                 749,771           4,647               476           753,942
  Corporate bonds               2,506,275          23,445             3,529         2,526,191
                               ----------        --------        ----------        ----------
Total                          $8,548,507        $199,519        $   13,626        $8,734,400
                               ----------        --------        ----------        ----------
Equity securities              $3,168,318        $147,725        $1,183,948        $2,132,095
                               ==========        ========        ==========        ==========

December 31, 1999
Fixed maturities
  U.S. government bonds        $5,290,951        $  1,119        $   70,633        $5,221,437
  Municipal bonds                 779,662           1,365            16,345           764,682
  Corporate bonds               2,826,484             277            38,272         2,788,489
                               ----------        --------        ----------        ----------
Total                          $8,897,097        $  2,761        $  125,250        $8,774,608
                               ----------        --------        ----------        ----------
Equity securities              $  382,588        $ 46,899        $   21,606        $  407,881
                               ==========        ========        ==========        ==========


The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations.

                                          Amortized      Fair
                                             Cost        Value
                                             ----        -----
Due in one year or less                   $1,182,553  $1,210,718
Due after one year through five years      5,624,121   5,954,188
Due after five years through ten years       776,331     804,908
Due after ten years                          947,512     925,090
                                          ----------  ----------
                                          $8,530,517  $8,894,904
                                          ==========  ===========


The fair values for investments in fixed maturities are based on quoted market prices.

Included in investments are securities which have a fair value of $13,971,484 at December 31, 2001 which are on deposit with the KDI.

The Company limits credit risk by emphasizing investment grade securities and by diversifying its investment portfolio among government, states, municipals, political subdivisions and corporate bonds. As a result, management believes that significant concentrations of credit risk do not exist.

At December 31, 2001, the Company had $4,159 of notes receivable that had been non-income producing for the twelve months prior to December 31, 2001.

On March 31, 1997, the Company purchased 200,000 shares of Paradise Plus USA, Inc. and 200,000 shares of Paradise Plus Holding Company, Inc. for a total investment of $20,000 or $.05 per share. Each company is offering a total of 700,000 shares of its no par value common stock through a private placement stock offering. As these shares represent organizer shares and are restricted under Rule 144 of the Act, the common stock investments have been recorded at cost. In addition, the Company executed a $100,000 promissory note bearing interest at an annual rate of 8.5% with Paradise Plus Holding Company, Inc. on March 5, 1997. A valuation allowance of $143,082 was established. At December 31, 2000, the unpaid principal balance on this note was $144,334. During 2001 the note was written off as uncollectible.

Effective June 14, 2001 the Company sold an 8% interest in KBA to KBA for $350,000. Under the terms of the sale, KBA issued a 12% promissory note in the amount of the sale price. The note is interest only until May 1, 2002. The interest rate on the note decreases to 10% effective May 1, 2002. The note and accrued interest are to be paid in thirty-six equal monthly payments beginning June 1, 2002 and the balance is due May 31, 2005. The thirty-six monthly payments are based on a sixty month-amortization schedule.

On May 2, 2000, the Company entered into an agreement with Ken Belsky and Associates, LLC to provide a credit facility of 600,000 at a 10% rate of interest to KBA. Advances under the credit facility may be made as follows: (i) $300,000 as of the closing date through March 31, 2001 and (ii) $300,000 as of the satisfaction of the funding conditions through March 31, 2001, funding conditions were met on March 10, 2000. Upon the Company's advance to Borrower of the first $100,000, Borrower will issue a one percent

(1%) membership interest in Borrower to the Company and upon the Company's advance to borrow of any amount in excess of $300,000, Borrower will issue an additional one percent (1%) membership interest in Borrower to the Company. Principal and interest under the credit facility shall be due and payable as follows: monthly payments of interest only on the outstanding balance of the loans through March 1, 2001 and then principal and interest will be payable in thirty (30) equal monthly installments beginning April 1, 2001. Prior to June 14, 2001, $250,000 had been loaned pursuant to the agreement.

On June 14, 2001, the Company and KBA agreed to terminate the original agreement for the Company to provide a credit facility to KBA and to amend and modify KBA's $250,000 note. The Company loaned KBA an additional $50,000 bringing total loans to borrower to $300,000. No payments of principal or interest will be due on the loan until April 1, 2002. Interest shall accrue on the note at the rate of 12% per annum through February 28, 2002. The interest rate on the note decreases to 10% effective March 1, 2002. Beginning April 1, 2002 the adjusted principal balance due plus accrued and unpaid interest are to be paid in thirty-six equal monthly payments and the balance is due March 31, 2005. The thirty-six monthly payments are based on a sixty-month amortization schedule.

Gross gains of $9,548, $4,773 and $205 were realized on the sale of available-for-sale fixed maturity investments during 2001, 2000 and 1999, respectively and gross losses of $3,749 and $38,524 were realized on the sale of available-for-sale fixed maturity investments during 2001 and 2000. There were no realized investment losses during 1999.

Gross gains of $75,977 and $115,587 and gross losses of $228,782 and $228,254 were realized on the sale of available-for-sale equity securities during 2001 and 2000, respectively. There were no realized investment gains or losses on the sale of available-for-sale equity securities during 1999.

As of December 31, 2001, 2000 and 1999, the Company had recorded an allowance for uncollectible accounts on notes receivable of $116,616, $149,698 and $149,698.

The following are the components of net investment income:

Net  Investment  Income

                                               Years ended December 31,
                                      -----------------------------------------
                                        2001             2000           1999
                                      ---------       ---------       ---------
Fixed maturities                      $ 525,291       $ 588,308       $ 339,448
Equity securities                        10,691          15,153             286
Notes receivables                        77,956          17,043          18,801
Short-term and other investments        144,844         138,328         319,624
                                      ---------       ---------       ---------
Gross investment income                 758,782         758,832         678,159
Investment expenses                     (20,543)        (50,457)        (18,850)
                                      ---------       ---------       ---------
Net investment income                 $ 738,239       $ 708,375       $ 659,309
                                      =========       =========       =========

6. CONCENTRATIONS OF CREDIT RISK

Credit risk is limited by emphasizing investment grade securities and by diversifying the investment portfolio among government, special revenue public utility and corporate bonds. The Company has not experienced any significant losses in such investments and believes it is not exposed to any significant credit risk. The Company and its subsidiaries maintain cash balances at several financial institutions. The Federal Deposit Insurance Corporation insures accounts up to $100,000 at each institution. Uninsured balances aggregate $720,709 at December 31, 2001. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

7. INVESTMENTS IN AND RECEIVABLES FROM RELATED PARTIES

The Company holds investments in related parties of $371,276 and $237,500 at December 31, 2001 and 2000, respectively. Of these amounts, $262,500 and $237,500 represent organizer shares purchased in the initial private placement of the respective entity at December 31, 2001 and 2000, respectively. These investments are restricted under Rule 144 of the Act. There are no quoted market prices for these investments. These investments are carried at cost in the accompanying consolidated balance sheets. The remaining $108,776 at December 31, 2001 represents the Company's investment in First Computer Services, LLC ("FCS"). The company uses the equity method to account for this investment. The Company also had receivables from these entities of $48,038 and $35,675 at December 31, 2001 and 2000, respectively.

On August 8, 1996, the Company purchased 525,000 shares of the common stock of First American Capital Corporation ("FACC") of Topeka, Kansas, for $52,500. On January 15, 1999, FACC completed its public stock offering raising total capital of $14,562,000. The proceeds of the public offering were used to form a Kansas domiciled life insurance company, First Life America Corporation. The Company owns 9.7% of the outstanding common stock of FACC at December 31, 2001. At December 31, 2001 and 2000, the Company had accounts receivable from FACC of $18,022 and $18,047, respectively.

On August 8, 1996, the Company purchased 725,000 shares of the common stock of Mid-American Alliance Corporation ("MAAC") of Jefferson City, Missouri, for $72,500. MAAC has raised total capital of $10,832,840 from the sale of private placement shares and through a $16,000,000 Missouri intrastate public stock offering. The Company owns approximately 11.9% of the outstanding common stock of MAAC at December 31, 2001 On December 31, 1997, MAAC acquired Mid American Century Life Insurance Company ("MACLIC"), a Missouri domiciled life insurance company. These shares are not registered under the Securities Act of 1933, they are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the act and applicable state securities laws, pursuant to registration or exemption therefrom. Scott Engebritson, Company Vice-Chairman, is Chief Executive Officer and President of MAAC. Thomas Evans, Company Secretary and Treasurer, is Assistant Secretary and Treasurer of MAAC. At December 31, 2001 and 2000, the Company had accounts receivable from MAAC of $10,963 and $10,119, respectively.

On June 12, 2000, the Company purchased, through a private placement, 585,000 shares of no par value Class A common stock of Integrity Capital Corporation ("ICC") of Indianapolis, Indiana for $58,500. At December 31, 2001, ICC had raised $860,000 from the sale of private placement shares and $2,215,730 from its public offering. After ICC's private placement and public offerings are complete, the Company will own approximately 9.75% of the common stock. These shares are not registered under the Securities Act of 1933, they are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Michael Fink, Company President, is Chairman of the Board of ICC and Thomas Evans, Company Secretary and Treasurer, is Secretary and Treasurer of ICC. At December 31, 2001 and 2000 the Company had accounts receivable from ICC of $5,027 and $573, respectively.

On July 6, 2000, the Company purchased, through a private placement, 540,000 shares of no par value Class A common stock of Mid-Atlantic Capital Corporation ("MCC") of Charleston, West Virginia for $54,000. At December 31, 2001 MCC had raised $850,000 from the sale of private placement shares and $1,120,100 from its public offering. After MCC's private placement and public offerings are complete, the Company will own approximately 9.75% of the common stock. These shares are not registered under the Securities Act of 1933, they are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Michael Fink, Company President is Co-Chairman of the Board of MCC. At December 31, 2001 and 2000 the Company had accounts receivable from MCC of $8,000 and $2,782, respectively.

On August 16, 2001, the Company purchased, through a private placement, 250,000 shares of no par value Class A common stock of Arkansas Security Capital Corporation ("ASCC") of Springdale, Arkansas for $25,000. At December 31, 2001 ASCC had raised $240,000 from the sale of private placement shares. ASCC plans to conduct another private placement of $600,000 in March of 2002. ASCC then plans to register an Arkansas intrastate public offering of $12,000,000. These shares are not registered under the Securities Act of 1933, they are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Scott Engebritson, Company Vice-Chairman is Chairman of the Board of ASCC.

During 2001, the Company purchased a 50% interest in First Computer Services, LLC ("FCS"). FCS owns the computer hardware and software that operates a Company policy administration, underwriting, claim processing, and accounting system. Mike Fink, President of the Company is Vice President of FCS. The Company uses the equity method to account for this investment, which is owned jointly by the Company and First American Capital Corporation. As of December 31, 2001, the carrying value of the FCS investment was $108,776. This amount represents an initial investment of $115,195 reduced by a net operating loss of $6,419. At December 31, 2001, FCS had assets of $217,552, no liabilities, equity of $217,552, and a net loss from operations of $12,838.

8. VENTURE CAPITAL SUBSIDIARY INVESTMENTS

FKCC purchased newly issued common stock of MAC, Lexington, Kentucky, representing a 51% interest, for $50,000 on April 12, 1996. MAC purchased receivables from medical providers at a discount. On December 31, 1997, FKCC entered into an agreement to sell its interest in MAC for $8,000 in cash and notes receivable of $147,049. Due to the uncertainty of collectability of the notes, the Company has a valuation allowance of $6,616 at December 31, 2001 and 2000. The unpaid balance on this agreement was $6,616 at December 31, 2001 and 2000.

On June 16, 1999, First Kentucky Capital Corporation executed a commitment to purchase three units of the Properties Investment Partners, LP ("Properties") for $450,000. Properties is a venture capital fund based in Louisville, Kentucky. An initial payment of $22,500, which represents five percent of the total investment, was paid upon the execution of the subscription agreement. On November 29, 1999 a payment of $127,500 was made and on January 31, 2001 a $150,000 payment was made. The total investment at December 31, 2001 and 2000 was $300,000 and $150,000, respectively. The remaining amount of the commitment is due on the fourth anniversary of the initial capital contribution, however the general partner has the right to accelerate or delay capital calls.

9. FEDERAL INCOME TAXES

The Company files a consolidated federal income tax return with FKCC and AIM but does not file a consolidated return with FAIC. FAIC is taxed as a life insurance company under the provisions of the Internal Revenue Code and was required to file a separate tax return for its initial six years of existence. Federal income tax expense for the years ended December 31, 2001, 2000 and 1999 consisted of the following:

                                                 Years ended December 31,
                                        ----------------------------------------
                                          2001            2000            1999
                                        --------        --------        --------
Current                                 $    274        $ 35,568        $ 23,757
Deferred                                 431,453         225,431         230,783
                                        --------        --------        --------
Federal income tax expense              $431,727        $260,999        $254,540
                                        ========        ========        ========

Federal income tax expense differs from the amount computed by applying the statutory federal income tax rate of 35% as follows:

                                                                     Years ended December 31,
                                                            ----------------------------------------
                                                               2001           2000           1999
                                                            ---------      ---------       ---------
Federal income tax expense (benefit) at statutory rate      $  98,877      $  68,380       $ 134,306
Small life insurance company deduction                             --        (72,666)        (60,672)
Increase in valuation allowance                                99,432        243,596         180,759
Surtax exemptions                                                  --         (9,626)        (10,802)
Other                                                         233,418         31,315          10,949
                                                            ---------      ---------       ---------
Federal income tax expense                                  $ 431,727      $ 260,999       $ 254,540
                                                            =========      =========       =========

Deferred federal income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

Significant components of the Company's net deferred tax liability are as follows:

                                                             December 31,
                                                    -----------------------------
                                                       2001              2000
                                                    -----------       -----------
Deferred tax liability:
  Deferred policy acquisition                       $ 1,306,311       $   882,152
  Due and deferred premiums                              46,581            46,929
                                                    -----------       -----------
Total deferred tax liability                          1,352,892           929,081

Deferred tax asset:
  Policy reserves and contract liabilities               10,943            20,283
  Unearned revenue                                       22,142            24,700
  Reinsurance premiums                                   23,415            19,159
  Net unrealized investment losses                      301,100           289,113
  Net operating loss carry forward                    1,680,824         1,581,392
  Alternative minimum tax credit carry forward           44,846            44,846
                                                    -----------       -----------
Total deferred tax asset                              2,083,270         1,979,493
Valuation allowance                                  (1,725,670)       (1,626,238)
                                                    -----------       -----------
Net deferred tax asset                                  357,600           353,255
                                                    -----------       -----------
Net deferred tax liability                          $   995,292       $   575,826
                                                    ===========       ===========

The Company has net operating loss carry forwards of approximately $4,804,481, expiring in 2009 through 2021. These net operating loss carry forwards are not available to offset FAIC income. FAIC has alternative minimum tax credit carry forwards of $44,846, which have no expiration date. Federal income taxes paid during 2000 and 1999 were $16,000 and $26,000, respectively. No federal income tax was paid during 2001.

10. SHAREHOLDERS' EQUITY AND STATUTORY ACCOUNTING PRACTICES

The insurance subsidiary is domiciled in Kentucky and prepares its statutory-basis financial statements in accordance with statutory accounting practices ("SAP") prescribed or permitted by the Kentucky Department of Insurance. Currently, "prescribed" statutory accounting practices include state insurance laws, regulations, and general administrative rules, as well as the National Association of Insurance Commissioners ("NAIC") Accounting Practices and Procedures Manual and a variety of other NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. Effective January 1, 2001, the Kentucky Department of Insurance required companies domiciled in the State of Kentucky prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures manual - version effective January 1, 2001, subject to any deviations prescribed or permitted by the State of Kentucky insurance commissioner. Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures manual - version effective January I, 2001, are reported as changes in accounting principles and an adjustment to unassigned funds (surplus). The cumulative effect of the change in accounting principles was $45,828.

Net income for 2001, 2000 and 1999 and capital and surplus at December 31, 2001, 2000 and 1999 for the Company's insurance operations as reported in these financial statements prepared in accordance with GAAP as compared to amounts reported in accordance with SAP prescribed or permitted by the KDI and LDI are as follows:

                             GAAP                               SAP
                  ---------------------------       ----------------------------
                                    Capital                            Capital
                     Net              and              Net               and
                    Income          Surplus           Income           Surplus
                  ----------       ----------       ----------        ----------
       2001       $  125,266       $8,292,869       $ (803,962)       $4,467,627

       2000       $  612,929       $8,275,892       $   83,479        $5,564,827

       1999       $  791,210       $8,154,804       $  100,989        $6,460,894

FAIC carried its investment in BCLIC at cost after deduction for amortization of goodwill and other intangibles, and adjustments for subsequent operating results. The admitted value of FAIC's investment in BCLIC was $670,000 and $635,757 at December 31, 2000 and 1999, respectively.

Principal differences between GAAP and SAP include: a) costs of acquiring new policies are deferred and amortized for GAAP; b) value of insurance inforce acquired is established as an asset for GAAP; c) benefit reserves are calculated using more realistic investment, mortality and withdrawal assumptions for GAAP;
d) deferred income taxes are provided for GAAP; e) assets and liabilities of acquired companies are adjusted to their fair values at acquisition, with the amount of the purchase price in excess of the fair value recorded as goodwill under GAAP; f) statutory asset valuation reserves and interest maintenance reserves are not required for GAAP; and g) available-for-sale fixed maturity investments are reported at fair value with unrealized gains and losses reported as a separate component of shareholders' equity for GAAP.

Statutory restrictions limit the amount of dividends which may be paid by FAIC to the Company. Generally, dividends, in excess of the lesser of (a) 10% of statutory shareholder's surplus as of the preceding December 31, or (b) statutory net operating income for the preceding year may not be paid without prior regulatory approval. In addition, FAIC must maintain the minimum statutory capital and surplus, $1,250,000, required for life insurance companies domiciled in Kentucky.

10. SHAREHOLDERS' EQUITY AND STATUTORY ACCOUNTING PRACTICES (CONTINUED)

The KDI and LDI impose minimum risk-based capital ("RBC") requirements on insurance enterprises that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighing factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by ratio (the "Ratio") of the enterprises regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. FAIC and BCLIC have a Ratio that is in excess of the minimum RBC requirements; accordingly, FAIC and BCLIC meet the RBC requirements.

11. REINSURANCE

To minimize the risk of claim exposure, FAIC reinsures all amounts of risk on any one life in excess of $50,000 for individual life insurance. Credit life and accident and health benefits and accidental death benefits are 100% reinsured. All amounts of risk in excess of FAIC's retention on individual life insurance, except for term insurance is ceded to Business Men's Assurance Company ("BMA"). At December 31, 2001 and 2000, FAIC ceded $103,441,209 and $78,308,236 of insurance inforce and received reserve credits of $478,506 and $340,172 respectively. Pursuant to the terms of the agreement with BMA, FAIC pays no reinsurance premiums on first year individual business. However, SFAS No. 113 requires the unpaid premium to be recognized as a first year expense and amortized over the estimated life of the reinsured policies. FAIC records this unpaid premium as "Reinsurance premiums payable" in the accompanying balance sheet and recognized as "Reinsurance premiums ceded" in the accompanying income statement. At December 31, 2001, and 2000, the unpaid reinsurance premiums net of amortization totaled $66,901 and $56,349, respectively. During 2001, 2000 and 1999, FAIC paid $1,048,594, $969,589 and $472,735 of reinsurance premiums, respectively.

BCLIC reinsured 50% of the risk to $10,000 and 100% of the risk over $10,000 on any one life. At December 31, 2000 and 1999, BCLIC ceded $7,898,481 and $8,612,671 of reinsurance in force and received reserve credits of $11,477 and $13,158.

To the extent that the reinsurance companies are unable to meet their obligations under the reinsurance agreements, the Company remains primarily liable for the entire amount at risk.

12. RELATED PARTY TRANSACTIONS

Effective November 1, 1995, the Company entered into a service agreement with FAIC to provide personnel, facilities, and services to FAIC. The services to be performed pursuant to the service agreement are underwriting, claim processing, accounting, processing and servicing of policies, and other services necessary to facilitate FAIC's business. The agreement was in effect until December 31, 2000, at which time a new management and administration agreement became effective. Under the agreement in effect for 2000, FAIC paid monthly fees based on life and annuity premiums delivered by FAIC. The percentages are 25% of first year premiums; 20% of second year premiums; 10% of third year premiums; and 5% of premiums in years four and thereafter. FAIC will retain general insurance expenses related to its sales agency, such as agent training and licensing, agency meeting expenses, and agent's health insurance. Under the agreement effective January 1, 2001, FAIC pays actual cost plus a markup of 15%. The services to be performed are the same under each agreement. Pursuant to the terms of the agreements, FAIC had incurred expenses of $2,178,155, $847,530, and $821,562 for the years ended December 31, 2001, 2000 and 1999, respectively.

The Company entered into service agreements with FACC and MAAC effective September 1, 1996. Pursuant to the terms of the agreements, the Company provides, data processing, accounting and reporting services in return for a $2,000 per month service fee from each company.

In December of 1998, the Company contracted with FACC to provide underwriting and accounting services for FLAC and FACC. The agreement dated September 1, 1996 between the Company and FACC was terminated with the execution of the new agreement. Under the terms of the management agreement, the FACC pays fees based on a percentage of delivered premiums of FLAC. The percentages are five and one half percent (5.5%) for first year premiums; four percent (4%) of second year premiums; three percent (3%) of third year premiums; two percent (2%) of fourth year premiums and one percent (1%) for year five and one percent (1%) for years six through ten for ten year policies and one-half percent (.5%) in years six through twenty for twenty year policies.

In February 1999, the MAAC fees increased to $3,000 per month and upon completion of the their public stock offering effective April 2000, the fees decreased to $1,000 per month.

The Company entered into a service agreement with MACLIC effective April 14, 2000. Pursuant to the terms of the agreements, the Company provides data processing, accounting, reporting services, policy underwriting and issue services, policy owner services and claims processing in return for fees of $2,500 per month plus an amount equal to the policy fees collected on MACLIC insurance policies.

Effective October 1, 2000, the Company contracted with MAAC to provide accounting services to Security Alliance Insurance Company ("SAIC"), a subsidiary of MACLIC. Under the terms of the service agreement MAAC pays fees of $500 per month for all months except March, June, September and December, $750 per month for the months of March, June and September and $1,000 for the month of December.

The Company entered into service agreements with Integrity Capital Corporation effective March 1, 2001 and Mid-Atlantic Capital Corporation on April 1, 2001. Pursuant to the terms of the agreements, the Company provides data processing, accounting and reporting services in return for a $4,000 per month service fee from each entity.

During 2001, the Company purchased a 50% interest in FCS. FCS owns the computer hardware and software that operates a Company policy administration, underwriting, claim processing, and accounting system. The Company's initial investment in FCS was $115,195. FACC owns the remaining 50% of FCS.(See Note 7)

                           Service Fees                     Accounts Receivable
                ------------------------------------      ----------------------
Related Party          Years ended December 31,                  December 31,
                  2001          2000          1999          2001          2000
                --------      --------      --------      --------      --------
FACC            $142,785      $117,246      $ 60,531      $ 18,022      $ 18,047
MAAC              19,858        22,500        35,000        10,963        10,119
MACLIC            61,721        34,079            --         6,026         4,154
ICC               40,000            --            --         5,027            --
MCC               36,000            --            --         8,000            --
                --------      --------      --------      --------      --------
Total           $300,364      $173,825      $ 95,531      $ 48,038      $ 32,320
                ========      ========      ========      ========      ========

13. FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values of financial instruments, and the methods and assumptions used in estimating their fair values, are as follows:

Fixed Maturities

Fixed maturities are carried at fair value in the accompanying consolidated balance sheets. The fair value of fixed maturities is based on quoted market prices. At December 31, 2001 and 2000, the fair value of fixed maturities was $8,894,904 and $8,734,400, respectively.

Equity Securities

The fair values of equity securities are based on market prices where available. Equity securities are carried at fair value in the accompanying financial statements. At December 31, 2001 and 2000 the fair value of equity securities was $1,099,077 and $2,132,095, respectively.

Cash and Cash Equivalents

The carrying values of cash and cash equivalents approximate their fair value. At December 31, 2001 and 2000, the fair value of cash and cash equivalents was $5,902,785 and $4,044,915, respectively.

Notes Receivable

The carrying amount of notes receivable approximates their fair value. At December 31, 2001 and 2000 the fair value of notes receivable was $770,280 and $569,788, respectively.

Policy Loans

The carrying value of policy loans approximates their fair value. At December 31, 2001 and 2000, the fair value of policy loans was $81,911 and $100,687, respectively.

Other Invested Assets

The carrying value of other invested assets approximates their fair value. At December 31, 2001 and 2000 the fair value of other invested assets was $425,000 and $510,000, respectively.

Investments in Related Parties

The Company holds investments in related parties of $262,500 and $237,500 at December 31, 2001 and 2000, respectively. These investments represent organizer shares purchased in the initial private placement of the respective entities and are restricted under Rule 144 of the Act. Accordingly, there are no quoted market prices for these investments. These investments are carried at cost in the accompanying consolidated balance sheets. The remaining $108,776 at December 31, 2001 represents the Company's investment in First Computer Services, LLC ("FCS"). The company uses the equity method to account for this investment. (See
Note 7)

Investment Contracts

The carrying value of investment-type fixed annuity contracts approximates their fair value. At December 31, 2001 and 2000, the fair value of investment-type fixed annuity contracts were $7,148,568 and $4,629,330, respectively.

14. STOCK COMPENSATION PLAN

The Company adopted a stock compensation plan on June 7, 1999. The maximum number of shares to be awarded under the plan is 500,000. Participants are any employee, director, officer, consultant or advisor of the Company or its subsidiaries or who derive more than 50% of their annual income from those entities ("Insurance Agents"). Stock may be granted under the plan for present or past services rendered, future services to be rendered, or as bonuses in recognition of past service or performance. The stock acquired pursuant to the plan is non-transferable for a period of two years from the date of acquisition. At December 31, 2001 no grant had been made under the plan.

15. COMPREHENSIVE INCOME

In 1999, the Financial Accounting and Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS 130 requires the detail of comprehensive income for the reporting period be disclosed in the financial statements. Comprehensive income consists of net income or loss for the current period adjusted for income, expenses gains and losses that are reported as a separate component of shareholders' equity rather than in the statement of operations. The financial statements have been prepared in accordance with SFAS 130.

The components of comprehensive income along with the related tax effects are presented for 2001, 2000 and 1999 as follows:

                                                             2001            2000            1999
                                                           ---------       ---------       ---------
Unrealized gain on available-for-sale securities:
  Unrealized holding gains/(losses) during the period      $(160,129)      $(791,227)      $(244,669)
    Tax benefit (expense)                                     56,045         269,017          83,186
                                                           ---------       ---------       ---------
                                                            (104,084)       (522,210)       (161,483)
Less:
  Adjustment for gains realized in net income                 87,022              --             205
    Tax benefit (expense)                                    (30,458)             --             (70)
    Tax rate adjustment                                       (8,503)             --              --
                                                           ---------       ---------       ---------
                                                              48,061              --             135
Plus:
  Adjustment for losses realized in net income               237,198          38,093              --
    Tax benefit (expense)                                    (83,019)        (12,951)             --
                                                           ---------       ---------       ---------
                                                             154,179          25,142              --
                                                           ---------       ---------       ---------
Other comprehensive income                                 $   2,034       $(497,068)      $(161,618)
                                                           =========       =========       =========
Net income (loss)                                          $(149,221)      $ (59,881)      $ 140,478
  Other comprehensive income (loss) net of tax effect          2,034        (497,068)       (161,618)
                                                           ---------       ---------       ---------
Comprehensive income/(loss)                                $(147,187)      $(556,949)      $ (21,140)
                                                           =========       =========       =========
Net income/(loss) per common share - basic
  and diluted                                              $   (0.03)      $   (0.10)      $      --
                                                           =========       =========       =========

16. SEGMENT INFORMATION

      SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", became effective for 1998 and superseded SFAS No. 14. SFAS No. 131 requires a "management approach" (how management internally evaluates the operating performance of its business units) in the presentation of business segments. The segment data that follows has been prepared in accordance with SFAS No. 131 which is consistent with prior year presentation. The operations of the Company and its subsidiaries have been classified into three operating segments as follows: life and annuity insurance operations, venture capital operations, and corporate operations. Segment information as of December 31, 2001, 2000 and 1999 and for the years then ended is as follows:

                                                 2001               2000              1999
                                             ------------       ------------       ------------
Revenues:
  Life and annuity insurance operations      $  5,484,519       $  4,235,693       $  3,882,532
  Venture capital operations                          884                 --             30,923
  Corporate operations                             96,924            245,280            199,834
                                             ------------       ------------       ------------
    Total                                    $  5,582,327       $  4,480,973       $  4,113,289
                                             ============       ============       ============
Income (loss) before income taxes:
  Life and annuity insurance operations      $    556,993       $    873,928       $  1,045,750
  Venture capital operations                          (96)                --             30,923
  Corporate operations                           (274,391)          (672,810)          (681,655)
                                             ------------       ------------       ------------
    Total                                    $    282,506       $    201,118       $    395,018
                                             ============       ============       ============
Assets:
  Life and annuity insurance operations      $ 22,435,019       $ 19,163,645       $ 16,729,347
  Venture capital operations                      309,635            208,766            208,766
  Corporate operations                          1,151,023          1,712,838          2,125,589
                                             ------------       ------------       ------------
    Total                                    $ 23,895,677       $ 21,085,249       $ 19,063,702
                                             ============       ============       ============
Depreciation and amortization expense:
  Life and annuity insurance operations      $  1,236,658       $    675,783       $    760,468
  Venture capital operations                           --                 --                 --
  Corporate operations                             36,190             17,111             15,708
                                             ------------       ------------       ------------
    Total                                    $  1,272,848       $    692,894       $    776,176
                                             ============       ============       ============

17. PRIVATE PLACEMENT OFFERING

In February 1999 the Company commenced an offering of 200,000 shares of class A common stock no par value for $2.50 per share. The securities are exempted from registration in reliance on Rule 506 of Regulation D of the Securities Act of 1933 and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The shares of common stock were offered directly to potential subscribers on a direct participation basis by the Company. The Company completed the sale of 200,000 shares that raised total proceeds of $500,000 and incurred offering cost, including commissions, of $55,608.

In August 2001 the Company commenced an offering of 500,000 shares of class A common stock no par value for $3.00 per share. The securities are exempted from registration in reliance on Rule 506 of Regulation D of the Securities Act of 1933 and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The Company offered the shares of common stock directly to potential subscribers on a direct participation basis. At December 31, 2001, the Company had sold 38,800 shares that raised total proceeds of $116,400 and incurred offering cost, including commissions, of $37,903.

18. COMMITMENTS

On June 16, 1999, First Kentucky Capital Corporation executed a commitment to purchase three units of the Properties Investment Partners, LP ("Properties") for $450,000. Properties is a venture capital fund based in Louisville, Kentucky. An initial payment of $22,500, which represents five percent of the total investment, was paid upon the execution of the subscription agreement. On November 29, 1999 a payment of $127,500 was made and on January 31, 2001 a $150,000 payment was made. The total investment at December 31, 2001 and 2000 was $300,000 and $150,000, respectively. The remaining amount of the commitment is due on the fourth anniversary of the initial capital contribution, however the general partner has the right to accelerate or delay capital calls.

At June 14, 2001 the agreement to provide a credit facility to KBA was terminated and the loan was restructured (see Note 5).

On June 21, 2000, the Company agreed to purchase 100,000 shares of its common stock from Stephen T. Haas and Tracy M. Hoggard for $1.50 per share for an aggregate purchase price of $150,000, over a period not to exceed 30 months, if certain conditions occur. On December 7, 2000 a new purchase agreement was entered into whereby the Company will purchase 12,500 shares per quarter for eight consecutive quarters, beginning December 7, 2000. At June 30, 2001, 12,500 shares have been purchased by the Company and the remaining shares to be purchased under the agreement have been purchased by third parties. The Company has no obligation remaining under the agreement

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

            None

PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) of the Exchange Act

The information required by this Item is incorporated by reference from the Company's proxy statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission by the Company within 120 days after the end of its 2001 fiscal year.

Item 10.    Executive Compensation

The information required by this Item is incorporated by reference from the Company's proxy statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission by the Company within 120 days after the end of its 2001 fiscal year.

Item 11.    Security Ownership of Certain Beneficial Owners and Management

The information required by this Item is incorporated by reference from the Company's proxy statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission by the Company within 120 days after the end of its 2001 fiscal year.

Item 12.    Certain Relationships and Related Transactions

The information required by this Item is incorporated by reference from the Company's proxy statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission by the Company within 120 days after the end of its 2001 fiscal year.

Item 13.    Exhibits and Reports on Form 8-K

      (a) The following documents are filed as part of this form 10-KSB:

(1) The audited consolidated financial statements of the Company and its subsidiaries and the related report of Independent Auditors listed in the Index to Financial Statements appearing under Item 7 of this Form 10-KSB are incorporated by reference as set forth herein.

(2) The exhibits set forth on the following Exhibit Index are filed with this report or are incorporated by reference as set forth herein.

Exhibit  Index

Exhibit
Number      Name of Exhibit
------      ---------------
3.1         Articles of Incorporation, as amended (1)

3.2         By-laws, as amended (1)

4 Instruments defining the rights of security holders, including indentures (1)

10          Material Contracts

      (a)   Lease (1)

      (b)   Sub-lease (2)

      (c)   Advisory Board Contract (1)

      (d)   Service agreement between First Alliance Insurance Company and First
            Alliance Corporation (2)

      (e)   Management Employment Agreements (2)

      (f)   Lease agreement dated February 26, 1999 (3)

      (g)   Management agreement between First Alliance Corporation and First
            American Capital Corporation (4)

      (h)   Management and Administration Agreement between First Alliance
            Insurance Company and First Alliance Corporation (filed herewith)

11          Statement regarding computation of per share earnings (5)

21.1        List of subsidiaries (filed herewith)

      (b)   Reports on Form 8-K

            None

----------
(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-1, Amendment Number 4, File Number 33-67312, which was declared effective on March 4, 1994, and incorporated herein by reference.

(2) Filed as an Exhibit to the Registrant's 1995 Form 10-K, File Number 33-67312, and incorporated herein by reference.

(3) Filed as an Exhibit to the Registrant's 1998 Form 10-K, File Number 33-67312, and incorporated herein by reference.

(4) Filed as an Exhibit to the Registrant's 2000 Form 10-KSB, File Number 33-67312, and incorporated herein by reference

(5) Note 2 in Notes to Consolidated Financial Statements included in this Report beginning on Page 28

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST ALLIANCE CORPORATION

By /s/  Michael N. Fink                             Date  3/26/2002
   -----------------------------------------------
       Michael N. Fink, Chairman/President

                                   SIGNATURES

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By   /s/  Michael N. Fink                         Date  3/26/2002
    ----------------------------------------------
   Michael N. Fink, Chairman/President/Director


By   /s/  Scott J. Engebritson                    Date  3/26/2002
    ----------------------------------------------
   Scott J. Engebritson, Vice-Chairman/Director


By   /s/  Thomas I. Evans                         Date  3/26/2002
     ---------------------------------------------
 Thomas I. Evans, Sr.  VP/Secretary/Treasurer/Director


By   /s/  Jimmy Dan Conner                        Date  3/26/2002
     ---------------------------------------------
     Jimmy Dan Conner, Director

By   /s/  Denzel E. Crum                          Date  3/26/2002
    ----------------------------------------------
     Denzel E. Crum, Director

By   /s/  James M. Everett                        Date  3/26/2002
     ---------------------------------------------
     James M. Everett, Director

By   /s/  Charles L. Hamilton                     Date  3/26/2002
    ----------------------------------------------
     Charles L. Hamilton, Director

By   /s/  Ronda S. Paul                           Date  3/26/2002
     ---------------------------------------------
     Ronda S. Paul, Director

                                   APPENDIX D

           FIRST ALLIANCE CORPORATION QUARTERLY REPORT ON FORM 10-QSB
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2002

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

                                   (MARK ONE)

     [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2002

     [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                 FOR THE TRANSITION PERIOD FROM      TO      .

                         COMMISSION FILE NUMBER 33-67312

                                    --------

                           FIRST ALLIANCE CORPORATION
                           --------------------------
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)


                      KENTUCKY                         61-1242009
            ----------------------------       ------------------------
            (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER NUMBER)
          OF INCORPORATION OR ORGANIZATION)



        2285 EXECUTIVE DRIVE, SUITE 308       LEXINGTON, KENTUCKY 40505
      --------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (859) 299-7656
                                 ---------------
                           (ISSUER'S TELEPHONE NUMBER)

                      APPLICABLE ONLY TO CORPORATE INSURERS

STATE THE NUMBER OF SHARES OUTSTANDING OF EACH OF THE ISSUER'S CLASSES OF COMMON
                    EQUITY, AS OF THE LATEST PRACTICAL DATE.

       COMMON STOCK, NO PAR VALUE 5,602,584 SHARES AS OF OCTOBER 31, 2002

Transitional Small Business Disclosure Format (Check one): Yes    No X
                                                              ---   ---

                           FIRST ALLIANCE CORPORATION

                              INDEX TO FORM 10-QSB


PART I. FINANCIAL  INFORMATION                                          Page No.
                                                                        --------
     Item 1. Financial Statements

     Condensed Consolidated Balance Sheets
     at September 30, 2002 (Unaudited) and December 31, 2001              D-3

     Condensed Consolidated Statements of Operations
     for the three and nine months ended
     September 30, 2002 and 2001 (Unaudited)                              D-5

     Condensed Consolidated Statements of Cash Flows
     for the nine months ended September 30, 2002
     and 2001 (Unaudited)                                                 D-6

     Notes to Condensed Consolidated Financial Statements                 D-8

     Item 2. Management's Discussion and Analysis of
             Financial Condition and Results of Operations               D-10

     Item 3. Controls and Procedures                                     D-11

PART II. OTHER INFORMATION

     Item 2. Changes in Securities                                       D-11

     Item 6. Exhibits and Reports on Form 8-K                            D-11

Signatures                                                               D-12

Certifications                                                           D-13

                           FIRST ALLIANCE CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                   September 30,     December 31,
                                                                       2002              2001
                                                                   ------------      ------------
                                                                    (Unaudited)
ASSETS

Investments:
  Available-for-sale fixed maturities, at fair value
    (amortized cost, $16,719,512 and $8,530,517
    in 2002 and 2001, respectively) .........................      $ 17,311,496      $  8,894,904
  Equity securities (cost of $2,324,377 in 2002 and 2001) ...           655,623         1,099,707
  Policy loans ..............................................           194,910            81,911
  Notes receivable (net of $110,000 and $116,616
    valuation allowance in 2002 and 2001, respectively) .....           801,814           770,280
  Other invested assets .....................................           575,000           425,000
                                                                   ------------      ------------
Total investments ...........................................        19,538,843        11,271,802

Cash and cash equivalents ...................................         1,872,607         5,902,785
Investment in related parties ...............................           306,969           371,276
Receivables from related parties ............................            32,114            48,038
Accrued investment income ...................................           216,490           182,220
Premiums receivable .........................................           177,435           131,638
Advances to agents ..........................................           106,279            88,828
Reinsurance recoverable .....................................         1,212,547         1,026,524
Deferred policy acquisition costs ...........................         4,922,677         4,718,225
Office furniture and equipment, less accumulated depreciation
  of $169,687 and $129,027 in 2002 and 2001, respectively ...           115,461           125,121
Federal income tax recoverable ..............................            83,872               143
Other assets ................................................            76,480            29,220
                                                                   ------------      ------------
Total assets ................................................      $ 28,661,774      $ 23,895,820
                                                                   ============      ============


See notes to condensed consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                                                                    September 30,      December 31,
                                                                        2002               2001
                                                                    ------------       ------------
                                                                     (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Policy and contract liabilities:
  Annuity contract liabilities ...............................      $  9,372,755       $  7,148,568
  Life policy reserves (net of reinsurance
     ceded reserves of $539,292 and $478,506
     in 2002 and 2001, respectively) .........................         6,025,147          4,791,633
  Unearned premium reserves ..................................           550,113            466,135
  Policy and contract claims .................................            32,813             57,301
  Policyholder premium deposits ..............................           299,797            209,679
  Deposits on pending policy applications ....................            10,938            193,313
  Unearned revenue ...........................................            58,697             63,263
  Reinsurance premiums payable ...............................            63,091             66,901
                                                                    ------------       ------------
Total policy and contract liabilities ........................        16,413,351         12,996,793

Commissions, salaries, wages and benefits payable ............           260,098            269,100
Payables to related parties ..................................                --            124,881
Payable for securities .......................................           500,000                 --
Accrued expenses and other liabilities .......................            94,019             98,461
Federal income taxes payable:
  Deferred ...................................................         1,063,584            995,292
                                                                    ------------       ------------
Total liabilities ............................................        18,331,052         14,484,527

Shareholders' equity:
Common stock, no par value, 8,000,000 shares
  authorized; 5,602,584 and 5,561,455 shares issued
  and outstanding at September 30, 2002 and December 31, 2001            560,258            556,146
Additional paid in capital ...................................        13,529,113         13,466,445
Accumulated other comprehensive income .......................          (699,900)          (559,183)
Retained earnings - deficit ..................................        (3,058,749)        (4,052,115)
                                                                    ------------       ------------
Total shareholders' equity ...................................        10,330,722          9,411,293
                                                                    ------------       ------------
Total liabilities and shareholders' equity ...................      $ 28,661,774       $ 23,895,820
                                                                    ============       ============


See notes to condensed consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                   Three months ended                    Nine months ended

                                             September 30,      September 30,      September 30,      September 30,
                                                 2002               2001               2002               2001
                                             ------------       ------------       ------------       ------------
                                              (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)
REVENUES
  Premium income ......................      $  1,274,124       $  1,294,566       $  4,394,356       $  4,100,406
  Premiums ceded ......................          (250,150)          (168,455)          (926,183)          (701,500)
                                             ------------       ------------       ------------       ------------
    Net premiums earned ...............         1,023,974          1,126,111          3,468,173          3,398,906

  Net investment income ...............           242,733            195,505            661,094            543,116
  Net realized investment gain (loss) .           951,595             (7,196)           951,595           (159,408)
  Service fee revenue .................           277,214             79,867            454,744            215,846
  Decrease in equity of
    unconsolidated affiliate ..........            (7,181)                --            (21,612)                --
  Commission income ...................            94,417              8,225            378,002              8,321
  Other income ........................             7,189              4,073             23,562             21,806
                                             ------------       ------------       ------------       ------------
    Total revenue .....................         2,589,941          1,406,585          5,915,558          4,028,587

BENEFITS AND EXPENSES
  Death claims ........................            83,537           (106,195)           275,773             53,945
  Death claims ceded ..................           (15,633)           138,945           (120,171)                --
                                             ------------       ------------       ------------       ------------
    Net death claims ..................            67,904             32,750            155,602             53,945
  Increase in policy reserves .........           203,297            267,081          1,130,563            708,678
  Policyholder surrender values .......            88,130             35,718            147,434            146,725
  Interest credited on annuities and
    premium deposit fund ..............           128,664            156,018            473,403            390,901
  Commissions .........................           167,584            397,250            879,384          1,103,727
  Policy acquisition costs deferred ...           (18,485)          (747,191)          (877,441)        (1,785,625)
  Amortization expense:
    Deferred policy acquisition costs .           165,530            321,972            672,988            657,283
    Value of insurance acquired .......                --                 --                 --                681
  Selling, administrative and
    general expense ...................            77,122            305,688            266,968            745,447
  Salaries, wages and employee benefits           362,095            429,801          1,279,801          1,171,908
  Professional fees ...................            52,680           (101,508)           187,959                 --
  Advisory board and directors fees ...             6,400            (51,282)            31,759                 --
  Rent expense ........................            26,512            (47,573)            79,721                 --
  Depreciation expense ................            13,550              5,884             40,660             15,365
  Other expenses ......................           162,225            337,162            393,058            446,696
                                             ------------       ------------       ------------       ------------
    Total benefits and expenses .......         1,503,208          1,341,770          4,861,859          3,655,731
                                             ------------       ------------       ------------       ------------

INCOME FROM OPERATIONS ................         1,086,733             64,815          1,053,699            372,856
                                             ------------       ------------       ------------       ------------

Federal income taxes ..................           (89,564)           135,383             60,333            402,099
                                             ------------       ------------       ------------       ------------

NET INCOME (LOSS) .....................      $  1,176,297       $    (70,568)      $    993,366       $    (29,243)
                                             ============       ============       ============       ============

NET INCOME (LOSS) PER COMMON SHARE -
  BASIC AND DILUTED ...................              0.21              (0.01)              0.18              (0.01)
                                             ============       ============       ============       ============


See notes to condensed consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                Nine months ended

                                                                         September 30,      September 30,
                                                                             2002               2001
                                                                         ------------       ------------
                                                                          (Unaudited)        (Unaudited)
OPERATING ACTIVITIES:
Net income (loss) .................................................      $    993,366       $    (29,243)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
  Increase in policy reserves .....................................         1,317,492            931,613
  Decrease in claim liabilities ...................................           (24,488)           (63,242)
  Increase in reinsurance recoverable .............................          (186,023)          (220,785)
  Interest credited on annuities and premium deposits .............           464,519            386,022
  Provision for depreciation ......................................            40,660             15,365
  Increase in deferred policy acquisition costs, net ..............          (204,452)        (1,128,341)
  Amortization of value of insurance acquired .....................                --                681
  Amortization of premium and accretion of discount ...............            17,738             16,864
  Net realized investment (gain) loss .............................          (951,595)           135,368
  Increase in policy loans ........................................          (112,999)            (8,113)
  (Increase) decrease in receivables from related parties .........            15,924            (28,638)
  Increase in accrued investment income ...........................           (34,270)           (46,864)
  (Increase) decrease in premiums receivable ......................           (44,347)            35,175
  (Increase) decrease in advances to agents .......................           (17,451)            (7,482)
  Increase in federal income tax recoverable ......................           (83,729)                --
  (Increase) decrease in other assets .............................           (47,260)            11,651
  Increase (decrease) in deposits on pending policy applications ..          (182,375)            34,087
  Increase (decrease) in unearned revenue .........................            (4,566)            13,189
  Increase (decrease) in reinsurance premium payable ..............            (5,260)             9,583
  Decrease in equity of unconsolidated affiliates .................            21,612                 --
  Increase (decrease) in commissions, salaries, wages and benefits             (9,002)            64,076
  Decrease in payables to related parties .........................          (124,881)                --
  Increase (decrease) in accrued expenses and other liabilities ...            (4,442)            31,099
  Decrease in federal income taxes payable ........................                --            (11,726)
  Increase in deferred federal income tax liability ...............           144,062            401,757
                                                                         ------------       ------------
Net cash provided by operating activities .........................           978,233            542,096

INVESTING ACTIVITIES:
  Purchase of available-for-sale fixed maturities .................        (9,140,388)        (1,936,189)
  Sale of available-for-sale fixed maturities .....................         1,435,000          1,011,822
  Sale of common stock ............................................                --            681,118
  Purchase of limited partnership interest ........................          (150,000)          (150,000)
  Purchase of limited liability company interest ..................                --             (5,000)
  Sale of subsidiary net of cash disposed .........................                --           (232,849)
  (Increase) decrease in notes receivable .........................           (31,534)            12,304
  Investment in unconsolidated affiliates .........................            (9,805)           (25,000)
  Sale of investment in related party .............................         1,002,750                 --
  Purchase of furniture and equipment, net ........................           (31,000)           (51,084)
                                                                         ------------       ------------
Net cash used in investing activities .............................        (6,924,977)          (694,878)

                           FIRST ALLIANCE CORPORATION

                                                            Nine months ended

                                                      September 30,      September 30,
                                                          2002               2001
                                                      ------------       ------------
                                                       (Unaudited)        (Unaudited)
FINANCING ACTIVITIES:
  Deposits on annuity contracts, net ...........      $  1,763,778       $  1,318,480
  Policyholder premium deposits, net ...........            86,008              6,715
  Policyholder dividend deposits, net ..........                --                223
  Proceeds from sale of company stock ..........           143,951             93,000
  Cost of stock offering .......................           (77,171)           (20,180)
  Dividends paid ...............................                --               (335)
                                                      ------------       ------------
Net cash provided by financing activities ......         1,916,566          1,397,903
                                                      ------------       ------------
Increase (decrease) in cash and cash equivalents        (4,030,178)         1,245,121

Cash and cash equivalents, beginning of period .         5,902,785          4,044,915
                                                      ------------       ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD .......      $  1,872,607       $  5,290,036
                                                      ============       ============


See notes to condensed consolidated financial statements.

                           FIRST ALLIANCE CORPORATION

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1)   BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods have been included.

Certain financial information which is normally included in financial statements prepared in accordance with generally accepted accounting principles accepted in the United States of America, but which is not required for interim reporting purposes, has been omitted. The accompanying condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the fiscal year ended December 31, 2001. Certain reclassifications have been made in the prior period financial statements to conform with the current year presentation.

(2)   SUBSIDIARY OPERATIONS

First Alliance Corporation's ("Company") wholly owned subsidiaries, Second Alliance Corporation ("SAC"), First Alliance Insurance Company ("FAIC"), Alliance Insurance Management,Inc. ("AIM") and KYWIDE Insurance Management, Inc. ("KIM") are included in the condensed consolidated financial information. Benefit Capital Life Insurance Company ("BCLIC") is included from the date of acquisition of December 30, 1999 until its sale effective February 28, 2001.

On August 13, 2002 FAC capitalized a wholly owned subsidiary, SAC. On September 13, 2002 FAC transferred all the shares of its wholly owned subsidiary, FAIC, to SAC solely in exchange for all the authorized and unissued shares of SAC. FAIC became an indirect subsidiary of FAC.

(3)   COMPREHENSIVE INCOME

The components of comprehensive income along with the related tax effects are presented for the three months and nine months ended September 30, 2002 and 2001 as follows:

                                                                   Three months ended                Nine months ended

                                                              September 30,    September 30,    September 30,    September 30,
                                                                  2002             2001             2002             2001
                                                              ------------     ------------     ------------     ------------
Unrealized gain (loss) on available-for-sale securities:
  Unrealized holding gain (loss) during the period .....      $    (46,294)    $    (38,168)    $   (216,487)    $    (83,627)
  Tax (expense) benefit ................................            16,204           13,359           75,771           37,772
                                                              ------------     ------------     ------------     ------------
Other comprehensive income (loss) net of tax effect ....           (30,090)         (24,809)        (140,716)         (45,855)
                                                              ============     ============     ============     ============

Net income (loss) ......................................      $  1,176,297     $    (70,568)    $    993,366     $    (29,243)
  Other comprehensive income (loss) net of tax effect ..           (30,090)         (24,809)        (140,716)         (45,855)
                                                              ------------     ------------     ------------     ------------
Comprehensive income (loss) ............................      $  1,146,207     $    (95,377)    $    852,650     $    (75,098)
                                                              ============     ============     ============     ============

(4)   INVESTMENTS

On January 31, 2002 the Company, through its subsidiary, FAIC invested an additional $150,000 in Properties Investment Partners, LP ("Properties") as a result of a capital call by Properties.

(5)   SEGMENT INFORMATION

The operations of the Company and its subsidiaries have been classified into three operating segments as follows: life and annuity insurance operations, venture capital operations, and corporate operations. Segment information for the three months and nine months ended September 30, 2002 and 2001 is as follows:

                                               Three months ended                Nine months ended

                                          September 30,   September 30,    September 30,    September 30,
                                              2002            2001             2002             2001
                                          ------------    ------------     ------------     ------------
                                           (Unaudited)     (Unaudited)      (Unaudited)      (Unaudited)
Revenues:
  Life and annuity insurance
    operations .......................    $  1,274,810    $  1,323,249     $  4,174,085     $  4,004,368
  Venture capital operations .........              --              --               --              884
  Corporate operations ...............       1,315,132          83,337        1,741,474           23,336
                                          ------------    ------------     ------------     ------------
    Total ............................    $  2,589,942    $  1,406,586     $  5,915,558     $  4,028,588
                                          ============    ============     ============     ============

Income (loss) before income taxes:
  Life and annuity insurance
    operations .......................    $    165,241    $     51,212     $    102,976     $    624,506
  Venture capital operations .........              --            (604)            (327)             100
  Corporate operations ...............         921,492          14,207          951,050         (251,750)
                                          ------------    ------------     ------------     ------------
    Total ............................    $  1,086,733    $     64,815     $  1,053,699     $    372,856
                                          ============    ============     ============     ============

Depreciation and amortization expense:
  Life and annuity insurance
    operations .......................    $         --    $         --     $         --     $        519
  Venture capital operations .........              --              --               --               --
  Corporate operations ...............          13,550           5,884           40,660           14,846
                                          ------------    ------------     ------------     ------------
    Total ............................    $     13,550    $      5,884     $     40,660     $     15,365
                                          ============    ============     ============     ============

Segment asset information as of:

                                                                           September 30,    December 31,
                                                                               2002             2001
                                                                           ------------     ------------
                                                                            (Unaudited)
Assets:
  Life and annuity insurance operations                                    $ 26,216,794     $ 22,435,162
  Venture capital operations ...........                                             --          309,635
  Corporate operations .................                                      2,444,980        1,151,023
                                                                           ------------     ------------
    Total ..............................                                   $ 28,661,774     $ 23,895,820
                                                                           ============     ============

(6)   EARNINGS PER SHARE

Net income (loss) per common share for basic and diluted earnings per share is based upon the weighted average number of common shares outstanding during the year. The weighted average outstanding common shares for the three months ending September 30, 2002 and 2001 was 5,661,802 and 5,525,397, respectively and for the nine months ending September 30, 2002 and 2001 was 5,580,131 and 5,413,659, respectively.

(7)   PRIVATE PLACEMENT OFFERING

On April 9, 2002 the Company commenced an offering of 500,000 shares of class A common stock no par value for $3.50 per share. The securities are exempted from registration in reliance on Rule 506 of Regulation D of the Securities Act of 1933 and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The shares of common stock were offered directly to potential subscribers on a direct participation basis by employees of the Company. At September 30, 2002, the Company had sold 41,129 shares that raised total proceeds of $143,951 and incurred offering cost of $77,171. The offering was terminated on August 15, 2002.

(8)   RELATED PARTY TRANSACTIONS

The Company and First American Capital Corporation ("FACC") mutually agreed to terminate the existing administration agreement effective September 30, 2002. The Company received $212,000 as the agreed upon payment of the present value of future residuals due under the agreement. The Company waived its September 30, 2002 residuals and fees and agreed to provide advisory and consulting services with regard to the services previously provided under the administration agreement until March 31, 2003.

(9)   SALE OF FIRST AMERICAN CAPITAL CORPORATION COMMON STOCK

On September 30, 2002 the Company sold 525,000 shares of common stock of FACC for $1.91 per share for a total of $1,002,750. The shares were sold to FACC.

(10)  SUBSEQUENT EVENT

On November 8, 2002 FAC entered into an agreement to exchange all the shares of FAC for shares of Citizens, Inc., ("Citizens") a Colorado corporation. FAC shareholders will receive shares of Citizens Class A common stock equal in market value to the average closing price of such stock as reported by the New York Stock Exchange for the 20 trading days preceding closing for every share of FAC owned based on a value of $3.02 per share of the common stock of FAC. The transaction is subject to approval by FAC shareholders and insurance regulatory authorities in Kentucky, Missouri and Arkansas.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

The statements contained in the following "Management's Discussion and Analysis or Plan of Operation", statements contained in future filings with the Securities and Exchange Commission and publicly disseminated press releases, and statements which may be made from time to time in the future by management of the Company in presentations to shareholders, prospective investors, and others interested in the business and financial affairs of the Company, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of financial performances or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statements. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company referred to above are also subject to risks and uncertainties.

The following discussion should be read in conjunction with the condensed consolidated financial statements and the notes thereto.

For the nine months ended September 30, 2002 net income increased $1,022,609 from $(29,243) to $993,366, compared to the nine months ended September 30, 2001 results. Earnings per share increased to a gain per share of $.18 compared to a loss per share of $.01 for the nine months ended September 30, 2001. Equity per share increased 9% to $1.84. A significant portion of these results is attributable to a realized investment gain, settlement of future residuals due under an administration agreement and a federal income tax refund partially offset by amortization of deferred acquisition expense.

Consolidated Financial Condition

Shareholders' equity totaled $10,330,722 and $9,411,293 at September 30, 2002 and December 31, 2001, respectively. The September 30, 2002 balance reflects a net increase of approximately 9.8% for the nine-month period then ended. Comprehensive income (loss) totaled $852,650 and $(75,098) for the nine months ended September 30, 2002 and 2001, respectively. A significant portion of comprehensive income activity arose from the Company's fixed maturity and equity securities portfolio. Equity securities comprised approximately 2% and 5% of the Company's total assets as of September 30, 2002 and December 31, 2001, respectively. Equity portfolio positions did not change on a cost basis and decreased $444,084 on a market value basis for the first nine months of 2002. Fixed maturity portfolio positions increased $8,188,995 on an amortized cost basis and $8,416,592 on a market value basis during the same time period. The increase of $150,000 in other invested assets during the period resulted from the Company's investment in a venture capital limited partnership. Cash and cash equivalents decreased $4,030,178 during the period.

Consolidated Results of Operations

Net premiums increased approximately 7% during the first nine months of 2002 compared to the first nine months of 2001. Revenues for the nine months ended September 30,2002 totaled $5,915,558 in 2002 and $4,028,587 in 2001.The increase is primarily attributable to an increase in net premiums of$69,267 that resulted primarily from an increase in preneed insurance sales, an increase in net investment income of $117,978 due to an increase in fixed maturity investments, net realized investment gains of $951,595, primarily from a $950,250 gain from the sale of common stock of a related party, an increase in service fee revenue of $238,898 primarily due to the termination and settlement of an administration agreement with a related party and an increase in commission revenue of $283,585 from brokerage insurance commissions

Cash Flow And Liquidity

Cash flow provided by operations totaled $978,233 for the nine months ended September 30, 2002 compared to $542,096 provided by operations for the same period in the prior year. The change resulted primarily from an increase in policy premiums and commission income. Cash of $6,924,977 was used in investing activities during the first nine months of 2002. The change resulted primarily from a net increase in available-for-sale fixed maturities and the purchase of a limited partnership interest offset be the sale of an investment in a related party. The $1,916,566 of cash provided by financing activities during the first nine months of 2002 is due to annuity and premium deposits and proceeds from the sale of company stock.

The insurance operations generally provide adequate cash flow from premium collections and investment income to meet their obligations. Insurance policy liabilities are primarily long-term and generally are paid from future cash flows. The Company's bonds and equity security investments are readily marketable. Although there is no present need or intent to dispose of such investments, the Company could liquidate portions of their investments if such a need arose.

Item 3. Controls and Procedures

(a)   Evaluation of Disclosure Controls and Procedures.

The Company maintains controls and procedures designed to ensure that information required to be disclosed in the reports that the Company files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission. Based upon their evaluation of those controls and procedures performed within 90 days of the filing date of this report, the chief executive and chief financial officers of the Company concluded that the Company's disclosure controls and procedures were adequate.

(b)   Changes in Internal Controls.

The Company made no significant changes in its internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation of those controls by the Chief Executive and Chief Financial officers.

Part II. OTHER INFORMATION

Item 2. Changes in Securities

On April 9, 2002 the Company commenced an offering of 500,000 shares of class A common stock no par value for $3.50 per share. The securities are exempted from registration in reliance on Rule 506 of Regulation D of the Securities Act of 1933 and related exemptions at the state level. Additionally, these securities are restricted from transfer for thirty months from the date of purchase. The shares of common stock were offered directly to potential subscribers on a direct participation basis by employees of the Company. At September 30, 2002,the Company had sold 41,129 shares that raised total proceeds of $143,951 and incurred offering cost of $77,171. The offering was terminated on August 15, 2002.

Item 6. Exhibits and Reports on Form 8-K

a)    Exhibits. The following exhibits are filed with this report.

      Exhibit No.                    Description of Exhibit
      -----------            ------------------------------------------

         99.1                CEO Certification pursuant to 18 USC 1350,
                                     dated November 13, 2002

         99.2                CFO Certification pursuant to 18 USC 1350,
                                     dated November 13, 2002

b)    Reports on Form 8-K

      No reports on Form 8-K were filed for the quarter ended September 30,2002

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              First  Alliance  Corporation
                                              ----------------------------
                                                     (registrant)




Date November 13, 2002                           /s/ Michael N. Fink
----------------------                           -----------------------
                                                    Michael N. Fink,
                                                 Chief Executive Officer

Date November 13, 2002                           /s/ Thomas I. Evans
----------------------                           -----------------------
                                                    Thomas I. Evans,
                                                 Chief Financial Officer

                                 CERTIFICATIONS

I, Michael N. Fink, certify, that:

1. I have reviewed this quarterly report on Form 10-QSB of First Alliance Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

      (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

      (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

      (c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors:

      (a) all significant deficiencies in the design or operation of the internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect the internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date November 13, 2002                       /s/ Michael N. Fink
     -----------------                       -----------------------
                                                 Michael N. Fink,
                                             Chief Executive Officer

                                 CERTIFICATIONS

I, Thomas I. Evans, certify, that:

1. I have reviewed this quarterly report on Form 10-QSB of First Alliance Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

      (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

      (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

      (c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors:

      (a) all significant deficiencies in the design or operation of the internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      (b) any fraud,whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect the internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date November 13, 2002                         /s/ Thomas I. Evans
     -----------------                         -----------------------
                                                   Thomas I. Evans,
                                               Chief Financial Officer

                                   APPENDIX E

           OPINION OF FINANCIAL ADVISOR TO FIRST ALLIANCE CORPORATION

                                November 7, 2002


Board of Directors
First Alliance Corporation
2285 Executive Drive
Lexington, Kentucky 40505

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of First Alliance Corporation, Lexington, Kentucky (the "Company") of the proposed merger of the Company with Citizens, Inc., Austin, Texas ("Citizens") (the "Merger"). In the proposed Merger, each Company common share issued and outstanding will be exchanged for the number of Citizens Class A common shares equal in market value to $3.02, based on the average daily closing price of Citizens Class A common shares for the twenty trading days preceding the Closing Date (the "Floating Exchange Ratio"). The proposed consideration to be received represents an aggregate value of approximately $17,189,000 for all 5,691,695 Company common shares outstanding, as further defined in the Plan and Agreement of Merger by and between Citizens and the Company (the "Agreement"). Based on the November 7, 2002 closing stock price of Citizens Class A common stock of $7.50 as quoted on the New York Stock Exchange the Floating Exchange Ratio would equal approximately 0.4027 Citizens shares per Company common share.

Professional Bank Services, Inc. ("PBS") is a financial institution consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of financial institution acquisition transactions, and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Company including:

-  December 31, 2001 audited annual report of the Company.

- All Forms 10-Q, 10-K and 8-K for 2001 and year to date 2002 filed by the Company with the Securities and Exchange Commission.

-  April 8, 2002, Form DEF 14A Proxy Statement of the Company.

- December 31, 2001 Annual Statement of the Company filed with the Insurance Department of the State of Kentucky.

- June 30, 2002 Quarterly Statement of the Company filed with the Insurance Department of the State of Kentucky.

We have reviewed and tabulated statistical data regarding the insurance portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the financial institutions industry generally.

A limited scope due diligence review of Citizens has been performed by PBS, which included an on-site visit by PBS personnel on December 3, 2002, utilizing various management and financial data for Citizens. The review included the following:

- All Forms 10-Q, 10-K and 8-K for 2000, 2001 and year to date 2002 filed by Citizens with the Securities and Exchange Commission.

-  Year-end 2000 and 2001 audited annual reports for Citizens.

-  April 26, 2002, Form DEF 14A Proxy Statement of Citizens.

- Independent audit, firm management letters and management responses thereto for the last 2 years.

-  September 30, 2002 independent actuarial report of Citizens.

-  Listing and status of all pending litigation.

- The most recent State insurance examination of Citizens wholly owned subsidiary Citizens Insurance Company of America ("CICA").

- CICA's most recent recoverability test for deferred policy acquisition cost amortization and capitalization schedule.

We have not compiled, reviewed or audited the financial statements of the Company or Citizens, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or Citizens.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of the Company under the Agreement is fair and equitable from a financial perspective.

                                        Very truly yours,

                                        Professional Bank Services, Inc.

                                      PROXY

                           FIRST ALLIANCE CORPORATION
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned shareholder of First Alliance Corporation ("First Alliance") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on ________, _________, 2003, at ___________________ at
9:00 a.m., Eastern Standard Time, and hereby appoints _____________ and _________________, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said special meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

      THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Merger dated November 7, 2002 under which First Alliance shareholders will exchange their shares for Citizens, Inc. ("Citizens") Class A common stock, and First Alliance will become a subsidiary of Citizens.

            FOR  _____        AGAINST  _____          ABSTAIN  _____

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

      Dated this ______ day of ________________, 2003.


Number of Shares Voted*
                                         ________________________________
                                                Signature
___________________


                                         ________________________________
*If the number of shares voted is not           Signature
indicated, all shares in your name
on First Alliance's stock register
will be voted for the Merger.

                                         Please sign your name exactly as it
                                         appears on your stock certificate(s).
                                         If shares are held jointly, each
                                         holder should sign. Executors,
                                         trustees, and other fiduciaries should
                                         so indicate when signing.

                                         Please sign, date and return this proxy
                                         immediately.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) they acted in good faith; (ii) in their official capacities (as defined by this statute) they reasonably believed that their conduct was in the corporation Sections best interests; (iii) in all other cases, they reasonably believed that their conduct was at least not opposed to the corporation's best interests; and
(iv) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Article 109 also requires a corporation to indemnify its directors and officers if they are wholly successful, on the merits or otherwise, in defending any proceeding to which they are made parties because they are directors or officers.

      The Registrant's Articles of Incorporation limit the liability of directors to the fullest extent provided by Colorado law.

      The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)   EXHIBITS

Exhibit Number    Description of Exhibits
--------------    -----------------------

2.1               Plan and Agreement of Merger - Citizens, Inc. and First
                  Alliance Corporation, dated November 7, 2002 - See Appendix A

3.1               Articles of Incorporation, as amended (a)

3.2               Bylaws (b)

5.1 Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. common stock**

8.1               Opinion and consent of Jones & Keller, P.C. re: tax matters**

10.1              Automatic Yearly Renewable Term (NR) Life Reinsurance
                  Agreement between Citizens Insurance Company of America and
                  The Centennial Life Insurance Company dated March 1, 1982 (c)

10.3              Self-Administered Automatic Reinsurance Agreement - Citizens
                  Insurance Company of America and Riunione Adriatica di
                  Sicurta, S.p.A. (d)

10.9              Bulk Accidental Death Benefit Reinsurance Agreement between
                  Connecticut General Life Insurance Company and Citizens
                  Insurance Company of America, as amended (e)

10.14             Self-Administered Automatic Reinsurance Agreement between
                  Citizens Insurance Company of America and Business Men's
                  Assurance Company *

11                Statement re: Computation of per share earnings (d)

22                Subsidiaries of the Registrant (d)

23.1              Consent of Jones & Keller, P.C. (see exhibit 5.1)

23.2              Consent of Jones & Keller, P.C. (see exhibit 5.1)

23.3              Consent of KPMG LLP **

23.4              Consent of Kerber, Eck & Braeckel**

23.5              Consent of Professional Bank Services, Inc.**

25                Power of Attorney (see signature page) *

----------

* Filed with the filing of this Registration Statement on or about January 18, 2002.

**    Filed herewith.

(a) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference.

(b) Filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-59039, filed with the Commission on May 2, 1995.

(c) Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-4753, filed with the Commission on or about June 19, 1992.

(d) Filed as part of the Registration Statement on Form S-4., SEC File No. 333-16163, filed on or about November 14, 1996.

(e) Filed with on referenced in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

(f) Filed with the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 2000, and incorporated herein by reference.

(B)   FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

      See "Financial Statements."

ITEM 22. UNDERTAKINGS

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of The Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the Registration Statement through the date of responding to the request.

      The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the Registration Statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 19, 2002.

                                       CITIZENS, INC.


                                       By: /s/ Harold E. Riley
                                          -------------------------------------
                                          Harold E. Riley, Chairman of the Board


      KNOW ALL MEN BY THESE PRESENTS, the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Harold E. Riley and Mark A. Oliver, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 19, 2002.

Signatures                                 Title
------------------------                   ------------------------


/s/ Harold E. Riley                        Chairman of the Board
------------------------
Harold E. Riley


/s/ Rick D. Riley                          Vice Chairman, Chief Executive Officer
------------------------                   and Director
Rick D. Riley


/s/ Mark A. Oliver                         President and Director
------------------------
Mark A. Oliver


/s/ Jeffrey J. Wood                        Executive Vice President, Chief
------------------------                   Financial Officer, and
Jeffrey J. Wood                            Secretary and Treasurer


/s/ Richard C. Scott                       Director
------------------------
Dr. Richard C. Scott

/s/ Steven F. Shelton                      Director
------------------------
Steven F. Shelton


/s/ Timothy T. Timmerman                   Director
------------------------
Timothy T. Timmerman


/s/ E. Dean Gage                           Director
------------------------
Dr. E. Dean Gage

                                  EXHIBIT INDEX

Exhibit Number    Description of Exhibits
--------------    -----------------------

5.1 Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. common stock

8.1               Opinion and consent of Jones & Keller, P.C. re: tax matters

23.3              Consent of KPMG LLP

23.4              Consent of Kerber, Eck & Braeckel

23.5              Consent of Professional Bank Services, Inc.